Exhibit 99.7.1

Execution Version

REINSURANCE AGREEMENT

dated as of January 2, 2025

between

AMERICAN UNITED LIFE INSURANCE COMPANY

and

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

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SCHEDULES

Schedule 1.1(a)	Methodologies for Determining Fair Market Value
Schedule 1.1(b)	Investment Guidelines
Schedule 1.1(c)	Seriatim Listing of Reinsured Policies
Schedule 1.1(d)	Separate Accounts
Schedule 2.3	Non-Guaranteed Elements Policy
Schedule 3.5	Federal Income Tax Benefit
Schedule 6.1(c)	Impairment Policy
Schedule 8.4	Terminal Settlement

EXHIBITS

Exhibit A	Trust Agreement
Exhibit B	Form of Settlement Statement
Exhibit C	Form of Reinsurer Asset Report
Exhibit D	Form of Aggregate Required Balance Statement
Exhibit E	Form of Investment Management Agreement
Exhibit F	Form of Annual NGE Certification

REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT (the “Agreement”) is made and entered into on January 2, 2025 and effective as of the Effective Time, by and between American United Life Insurance Company, an Indiana-domiciled life insurance company (the “Ceding Company”), and Voya Retirement Insurance and Annuity Company, a Connecticut-domiciled life insurance company (the “Reinsurer”). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party.”

WHEREAS, OneAmerica Financial Partners, Inc., an Indiana corporation, and Voya Financial, Inc., a Delaware corporation, have entered into that certain Master Transaction Agreement, dated as of September 11, 2024 (the “Master Transaction Agreement”), pursuant to which OneAmerica Financial Partners, Inc. has agreed to sell to Voya Financial, Inc. or its designee certain assets and liabilities comprising the Business (as defined in the Master Transaction Agreement);

WHEREAS, as contemplated by the Master Transaction Agreement, upon the terms and subject to the conditions set forth herein, the Ceding Company wishes to cede to the Reinsurer, and the Reinsurer wishes to accept and reinsure, one hundred percent (100%) of the General Account Liabilities on a combination coinsurance and coinsurance funds withheld basis, one hundred percent (100%) of the Separate Account Liabilities on a modified coinsurance basis;

WHEREAS, simultaneously with their entry into this Agreement, the Ceding Company and the Reinsurer are entering into, among other agreements, (a) the Administrative Services Agreement, pursuant to which the Reinsurer, in its capacity as the Administrator, shall provide, or cause the provision of, administrative services on behalf of the Ceding Company with respect to the Reinsured Policies and (b) the Trust Agreement, pursuant to which the Reinsurer shall maintain assets with a trustee as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement; and

WHEREAS, on the date hereof the Ceding Company and Voya Investment Management Co. LLC (the “Investment Manager”) are entering into that certain Investment Management Agreement, substantially in the form attached hereto as Exhibit E (the “Investment Management Agreement”), pursuant to which the Ceding Company will appoint the Investment Manager to manage the assets maintained in the Funds Withheld Account.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Definitions. The following terms have the respective meanings set forth below throughout this Agreement:

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“Accounting Period” means each calendar quarter during the term of this Agreement on and after the date hereof or any fraction thereof ending on the Recapture Date or the date this Agreement is otherwise terminated.

“Action” means any claim, action, suit, litigation, arbitration or proceeding by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.

“Accrued Interest” shall mean, with respect to any asset, the accumulated unpaid interest on such asset, determined in accordance with applicable SAP.

“Adjusted Ceding Commission” means, as of any date of determination, the Ceding Commission multiplied by an adjustment factor equal to one (1) minus (a) the General Account Reserves associated with Policies that are no longer Reinsured Policies as of such date of determination solely as a result of being repapered or novated to the Reinsurer divided by (b) the General Account Reserves with respect to all Reinsured Policies in each case as of the Effective Time.

“Administrative Services” has the meaning set forth in Section 4.1.

“Administrative Services Agreement” means the Administrative Services Agreement, dated as of the date hereof, by and between the Ceding Company and the Administrator.

“Administrator” means the Reinsurer, in its capacity as administrator under the Administrative Services Agreement.

“Affiliate” means, with respect to any Person, any other Person that, at the applicable time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Aggregate Required Balance” means, with respect to any date of determination, an amount equal to:

(a)	100% multiplied by the General Account Reserves; plus

(b)	the Unamortized IMR Amount; minus

(c)	the Policy Loan Balance; minus

(d)	Deferred Premium; minus

(e)	The Collateral Reduction Amount.

“Aggregate Required Balance Statement” has the meaning set forth in Section 6.4.

“Agreement” has the meaning set forth in the Preamble.

“Allocated Premium Taxes” means, in respect of any Accounting Period, Premium Taxes allocable to the Reinsured Policies which shall be an amount equal to the premium taxes due to

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any Governmental Authority on Premiums received under the Reinsured Policies in such Accounting Period.

“Applicable Jurisdictions” means the Ceding Company Domiciliary State; provided, however, that if (a) there is a repeal or amendment or other modification to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) that would authorize a Governmental Authority in any jurisdiction of the United States as to which the Ceding Company is licensed to transact business to apply the applicable rules for credit for reinsurance in such jurisdiction to the Ceding Company and (b) the Applicable Laws of such jurisdiction obligate the Ceding Company to comply therewith in order to receive statutory financial statement credit in such jurisdiction, then “Applicable Jurisdictions” shall mean, collectively, the Ceding Company Domiciliary State and any such other jurisdiction, other than the State of New York.

“Applicable Law” means any United States or non-United States federal, state, local statute, law, ordinance, regulation, code, Governmental Order or other requirement or rule of law applicable to the Person, place or situation in question, as may be amended from time to time.

“Applicable Rate” means, with respect to any date of determination, (a) the applicable prime rate of interest reported by The Wall Street Journal on such date, or (b) an alternative rate as may be mutually agreed to by the Parties from time to time.

“Business” has the meaning set forth in the Master Transaction Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York and Indianapolis, Indiana are required or authorized by Applicable Law to be closed.

“Cedant Statutory Book Value” means, for any asset held in the Funds Withheld Account, as of any date of determination, (i) the carrying value of such asset on the books of the Ceding Company for statutory statement purposes as of such date, determined in accordance with SAP in the Ceding Company’s state of domicile, consistently applied, plus, except for purposes of Section 6.6, (ii) (without duplication) Accrued Interest thereon determined in accordance with SAP in the Ceding Company’s state of domicile.

“Ceding Commission” means, collectively, the Upfront Ceding Commission and the Contingent Ceding Commission.

“Ceding Company” has the meaning set forth in the Preamble.

“Ceding Company Domiciliary State” means the State of Indiana, or, if the Ceding Company changes its state of domicile to another state within the United States, such other state; provided that if the Ceding Company changes its state of domicile to the State of New York or the State of California or outside the United States, the Ceding Company Domiciliary State shall be deemed the United States jurisdiction (other than the State of New York or the State of California) in which the Ceding Company was last domiciled prior to such redomestication.

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“Ceding Company Extra-Contractual Obligations” means all Extra-Contractual Obligations other than Reinsurer Extra Contractual Obligations.

“Ceding Company Indemnified Parties” has the meaning set forth in Section 9.1.

“Closing” has the meaning set forth in the Master Transaction Agreement.

“Closing Date” has the meaning set forth in the Master Transaction Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Reduction Amount” means, as of any date of determination, the amount of the unamortized portion of $50,000,000, determined based on amortization on a straight-line basis over a ten (10) year period following the Effective Time.

“Collateral Settlement Report” has the meaning set forth in Section 6.4.

“Confidential Information” means all documents and information concerning one Party, any of its Affiliates, any Producer or the Reinsured Policies, including (a) any information relating to any current and former Policyholder, applicants and beneficiaries of the Reinsured Policies, and (b) any information about a Party’s processes, services, finances, and reserving methodology, furnished to the other Party, including, in each case, information provided by or received from such Party’s Affiliates or Representatives in connection with this Agreement or the transactions contemplated hereunder, except that Confidential Information does not include information that: (i) is or becomes generally available to the public other than by way of a disclosure by the receiving Party hereunder or by any Representative or Affiliate of such Party; (ii) was required by Applicable Law or a Governmental Authority to be disclosed after prior notice has been given to the non-disclosing Party; (iii) was or becomes available to the receiving Party or such Party’s Representatives or Affiliates on a non-confidential basis, directly or indirectly, from a source other than the disclosing Party or its Representatives; provided, that such source is not and was not known to the receiving Party or its Representatives or Affiliates to be prohibited from transmitting the information by a contractual, legal, fiduciary, or other obligation of confidentiality by the disclosing Party; or (iv) was independently developed without violating any obligations under this Agreement and without the use of any other Confidential Information or any derivative thereof.

“Contingent Ceding Commission” means the portion of the Contingent Consideration Amount that is attributable to this Agreement, as reasonably determined in good faith by the parties to the Master Transaction Agreement to account for the portion of the Contingent Consideration Amount that is attributable to the Reinsured Policies.

“Contingent Consideration Amount” has the meaning set forth in the Master Transaction Agreement.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

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“Controversy” has the meaning set forth in Section 13.3.

“Deferred Premium” means, as of any date of determination, deferred premiums booked but deferred and not yet due in respect of the Reinsured Policies, as of such date, as would be reflected in line 15.2, column 3 in the “Assets” section of Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2023), calculated in accordance with SAP applicable to the Ceding Company.

“Designated Administrative Account” means a subaccount within the Trust Account to hold assets consisting of cash and cash equivalents to be used by the Ceding Company or Reinsurer to pay General Account Liabilities.

“Discovered Policy” has the meaning set forth in Section 2.7.

“Discovered Policy Transfer Time” means, with respect to any Discovered Policy, 12:00 a.m. on the first day of the Accounting Period immediately following the Accounting Period in which the Discovered Policy was discovered.

“Effective Time” means 12:00 a.m. Eastern time on January 1, 2025.

“Eligible Assets” means investments of the type permitted by the Investment Guidelines.

“Excise Tax” has the meaning set forth in Section 12.1.

“Excluded Liabilities” shall mean, without duplication, (a) all Ceding Company Extra-Contractual Obligations and (b) any liabilities resulting from any change to the terms of any Reinsured Policy made by the Ceding Company after the Effective Time, unless such change is permitted under Section 2.4.

“Executive Review” has the meaning set forth in Section 13.3(a).

“Existing IMR Amount” means an amount equal to the amount of the Ceding Company’s existing IMR that has been allocated by the Ceding Company to the risks ceded under this Agreement as of the Closing Date (but prior to the transfer of assets by the Ceding Company pursuant to Section 3.1), determined in accordance with Indiana SAP.

“Extra-Contractual Obligations” means all Liabilities to any Person not arising under the express terms and conditions of the Reinsured Policies, including, without limitation, all Liabilities for fines, penalties, fees, Taxes, toll charges, forfeitures, excess or penalty interest, compensatory, punitive, special, exemplary, treble, consequential, bad faith, statutory, tort or any other form of extra-contractual damages (including obligations in excess of policy limits), as well as all legal fees and expenses relating thereto, whether such Liabilities are owed or payable to a Policyholder, Governmental Authority or any other Person, which relate to or arise in connection with any alleged or actual act, error or omission, whether intentional, negligent or in bad faith or otherwise, including those relating to (a) the form, marketing, distribution, sale, underwriting, production, issuance, delivery, cancellation or administration of the Reinsured Policies; (b) the investigation, defense, trial, settlement (including the failure to settle) or handling of claims, benefits, or

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payments under the Reinsured Policies; (c) the failure to pay, the delay in payment of, or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Policies; (d) the failure of any Reinsured Policy to provide the Policyholder or other holder or intended beneficiaries the tax treatment under the Code for which the Policy was designed or reasonably expected to qualify upon issuance, assumption, exchange, modification or sale; (e) any fines, penalties, interest or other charges in respect of a penalty with respect to escheat or unclaimed property Liabilities arising under or relating to the Reinsured Policies (but excluding any Liability in the underlying amount required to be escheated or paid over) or (f) any ex gratia payment.

“Fair Market Value” means, with respect to any asset, the value thereof calculated in accordance with the methodology set forth on Schedule 1.1(a) hereto.

“Federal Income Tax Benefit” means, with respect to any given taxable year, an amount equal to the sum of (a) the amount of foreign taxes that are creditable taxes under Section 901 of the Code and that are deemed to have been paid by the Ceding Company with respect to Separate Account Assets for such taxable year, plus (b) the product of (i) twenty-one percent (21%) (or such actual tax rate if the applicable tax rate after the Effective Time is changed, provided that if such applicable tax rate is increased to above 25% or decreased to below 17%, then the tax rate applicable shall be limited at 25% or 17% respectively) and (ii) the dividends received deduction allowable under Section 805(a)(4) of the Code (computed without regards to the limitation in Section 246(b) of the Code and without regard to whether the dividends received deduction gives rise to or increases a net operating loss) in respect of dividends received by the Ceding Company arising out of the Separate Account Assets for such taxable year. For the avoidance of doubt, such sum shall be calculated without regard to any carry forward of credits or losses from a taxable year or period ending on or prior to the Closing Date and without regard to whether the Ceding Company obtains any actual tax benefit from or for the foreign Taxes or from deductions for the dividends received. In each case, the Federal Income Tax Benefit of the Ceding Company calculated hereunder and paid to the Reinsurer on an annual basis shall be grossed up for federal income Tax using the highest statutory rate applicable to corporations then in effect for the year in which the payment is made.

“Funds Withheld Account” has the meaning set forth in Section 6.1(a).

“Funds Withheld Balance” means, as of any date of determination, an amount equal to the aggregate Cedant Statutory Book Value of the Eligible Assets maintained in the Funds Withheld Account.

“General Account Liabilities” means all of the following Liabilities, obligations and expenses payable in accordance with the express terms of the Reinsured Policies whether incurred before, at or after the Effective Time (provided that with respect to any Discovered Policies reinsured hereunder, the “Effective Time” in this definition shall be replaced by “Discovered Policy Transfer Time”), excluding in each case all Separate Account Liabilities and Excluded Liabilities:

(a)	all claims (including incurred but not reported claims), benefits, annuitization payments, policyholder dividends, periodic payments, interest on claims or unearned

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premiums, amounts payable for returns or refunds of premium amounts (including unearned premiums), withdrawals, surrenders and obligations to make loans;

(b)	all Liabilities arising out of any changes to the terms and conditions of the Reinsured Policies that are mandated by Applicable Law, initiated by the holder of any Reinsured Policy pursuant to the terms of the applicable Reinsured Policy or effected by the Administrator or at the direction of the Reinsurer, in each case in accordance with Section 2.4;

(c)	all Allocated Premium Taxes (for the avoidance of doubt, without duplication of any Premium Taxes paid out of the Separate Accounts under Section 2.2(b)) and assessments and similar charges in connection with participation by the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Authority, in each case with respect to guarantee fund assessments attributable to any insolvency proceeding listed on National Organization of Life and Health Guaranty Association’s website as having been initiated following the Effective Time; less the portion, if any, of credits, deductions and offsets in respect of guaranty association assessments and charges borne by the Reinsurer associated with such Allocated Premium Taxes that are otherwise available to the Ceding Company;

(d)	all Producer Payments payable in respect of Premiums paid on and after the Effective Time; and

(e)	all Liabilities (i) for amounts held in the general account of the Ceding Company pending transfer to the Separate Accounts, and (ii) under the express terms of the Reinsured Policies that contemplate payment from a Separate Account, the amount of which exceeds the assets of such Separate Account Assets (without duplication of the amounts set forth in (a) above).

“General Account Reserves” means, as of any date of determination, subject to Section 2.1(c), the aggregate statutory reserve (including unearned premium reserves) amount calculated under Indiana SAP that the Ceding Company is required to hold in respect of the General Account Liabilities for purposes of its Statutory Financial Statements, as would be reflected on Lines 1, 3, 5, 6.2, 9.1 and 13 of column 1 of the “Liabilities” section of the Ceding Company’s Statutory Financial Statement as of December 31, 2023 (or the equivalent exhibit or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2023), as calculated as of such date (without giving effect to this Agreement); provided, that the term “General Account Reserves” shall not include (a) any additional actuarial reserves, if any, as a result of any asset adequacy analysis or cash flow testing, (b) any voluntary or other discretionary reserves or any other reserves not directly attributable to the Reinsured Policies, (c) the Separate Account Reserves or (d) any IMR. In calculating the General Account Reserves, the Parties will give effect to any aggregation benefits among the blocks of Policies included within the Reinsured Policies permitted under Indiana SAP, but shall otherwise calculate such reserves on a stand-alone basis without regard to any other business of the Ceding Company or the Reinsurer.

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“Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, tax, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“IMR” means an interest maintenance reserve.

“IMR Amount” means (a) the Existing IMR Amount plus (b) the Transaction IMR Amount plus (c) the Post-Closing Date IMR Amount.

“Independent Advisor” means (a) a jointly selected partner or senior employee at a nationally recognized accounting firm with appropriate actuarial expertise that is not the auditor or independent accounting firm of any of the Parties and is otherwise independent and impartial; provided, however, that if the applicable Parties in a dispute are unable to select such accounting firm within ten (10) Business Days of being notified that such Person is unwilling or unable to serve, any such Party may request American Arbitration Association’s International Centre for Dispute Resolution to appoint within ten (10) Business Days from the date of such request, or as soon as practicable thereafter, a partner or senior employee at a nationally recognized accounting firm with appropriate actuarial expertise that is not the auditor or independent accounting firm of any of the Parties, who is a certified public accountant and who is independent and impartial, to be the Independent Advisor or (b) a jointly selected partner or senior employee at a nationally recognized independent actuarial firm that is mutually acceptable to the Ceding Company and the Reinsurer, or, if the Parties are unable to agree on such an actuarial firm, an independent actuarial firm selected by mutual agreement of the Parties’ respective independent actuaries.

“Initial Reinsurance Premium” has the meaning set forth in the Master Transaction Agreement.

“Insolvency” means, with respect to any Party, such Party: (a) applies for, consents to or becomes the subject of an order with respect to, supervision by any insurance regulatory authority or the appointment of a Receiver of its properties or assets; (b) is adjudicated as bankrupt or insolvent; (c) files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency, or an arrangement with creditors or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or (d) has been placed in liquidation, conservation, rehabilitation, supervision, receivership or similar proceedings (whether voluntary or involuntary) and with respect to any involuntary proceeding that has not been vacated or dismissed within sixty (60) days.

“Investment Guidelines” means the investment guidelines set forth on Schedule 1.1(b) (as amended from time to time by mutual agreement of the Parties); provided, that during the continuation of a Reserve Credit Event, the Investment Guidelines shall be modified as set forth therein.

“Investment Management Agreement” has the meaning set forth in the Recitals.

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“Investment Manager” has the meaning set forth in the Recitals.

“Liabilities” means any and all debts, liabilities, commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future.

“Main Trust Account” has the meaning set forth in Section 6.2(b)(ii).

“Master Transaction Agreement” has the meaning set forth in the Recitals.

“Mediation” has the meaning set forth in Section 13.3(b).

“Monthly Funding Limit” means (a) for the period commencing on the Closing Date and ending on December 31, 2025, $5,000,000 per month and (b) for each calendar year thereafter, the excess (if any) for the immediately preceding calendar year of (i) the average amount of monthly General Account Liabilities paid directly by the Ceding Company, over (ii) the average amount of monthly Premium payments (other than Premiums allocated to the Separate Accounts) received under the Reinsured Policies; provided that, amounts under (b) shall not exceed $5,000,000.

“Net Settlement” has the meaning set forth in Section 3.4(a).

“New Insurance Policies” has the meaning set forth in the Administrative Services Agreement.

“Non-Guaranteed Elements” means cost of insurance charges, rider charges, loads and expense charges, credited interest rates, administrative expense risk charges, policy loans, and any other policy features, elements or terms that are subject to change or that are within the discretion of the Ceding Company under the Reinsured Policies.

“Party” has the meaning set forth in the Preamble.

“Payee(s)” has the meaning set forth in Section 7.1.

“Person” means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, firm, association or organization or other legal entity, including any Governmental Authority.

“Personal Information” means Personal Information (as defined in the Master Transaction Agreement) that is received by or on behalf of the Reinsurer from and after the Effective Time relating to this Agreement.

“Plan” means any employee plan or program sponsored or maintained by any employee plan sponsor in connection with a Reinsured Policy.

“Policies” means policies and contracts (including group annuity contracts, group funding agreements, supplementary contracts and stop loss policies), together with all related binders, slips and certificates and all supplements, endorsements, riders and agreements in connection therewith.

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“Policy Loan Balance” means, with respect to any date of determination, the amount of contract loans in respect of the Reinsured Policies, as of such date, as would be reflected in line 6, column 3 in the “Assets” section of the Ceding Company’s Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2023), net of any unearned policy loan interest on such loans but including any Accrued Interest, determined in accordance with SAP applicable to the Ceding Company.

“Policyholder” means the owner of a Reinsured Policy, including any Person identified as a policyholder, contractholder, certificateholder, insured (including any additional insured), or assignee under such Reinsured Policy. For the avoidance of doubt, Policyholder includes any Plan sponsors or Plan participants.

“Post-Closing Date IMR Amount” means an amount equal to the amount of IMR that is created following the Closing Date (whether positive or negative) with respect to the assets supporting the Reinsured Policies determined in accordance with SAP applicable to the Reinsurer.

“Premium Taxes” means all premium taxes assessed in respect of the premiums under the Reinsured Policies by any Governmental Authority.

“Premiums” means premiums, considerations, deposits, principal and interest paid on policy loans, policy fees and similar amounts collected or received by or on behalf of the Ceding Company in respect of the Reinsured Policies.

“Producer” means each Person performing the duties of insurance producer, agent, managing general agent, third-party administrator, broker, solicitor, adjuster, marketer, underwriter, wholesaler, reinsurance intermediary, distributor, producer, customer representative or other Person responsible for writing, marketing, producing, selling, soliciting, negotiating or servicing Reinsured Policies for the Ceding Company, excluding employees of the Ceding Company or its Affiliates.

“Producer Agreement” means any contract between the Ceding Company and a Producer.

“Producer Payments” means any expense allowance, commission (including fronted and trail commissions), override commission, service fee, administration fee or other compensation payable by the Ceding Company to or for the benefit of a Producer pursuant to the express terms of a Producer Agreement in connection with any Reinsured Policy.

“Projected Terminal Settlement” has the meaning set forth in Section 6.5(b)(i).

“Qualifying Assets” means, as of any date of determination, Eligible Assets having, in the aggregate, a substantially similar Valuation Ratio and estimated book yield as the other Eligible Assets supporting the Reinsured Liabilities.

“RBC Ratio” means, for the Reinsurer, as of any date of determination, the ratio of the Reinsurer’s “total adjusted capital” over its “company action level risk-based capital”, as such terms are defined and prescribed by requirements promulgated by the National Association of Insurance Commissioners and regulations adopted by the insurance regulatory authorities in the

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Reinsurer’s state of domicile, which are in effect as of such date, calculated as of the end of the immediately preceding calendar quarter, and using reserving methodologies and asset classifications that are in accordance with SAP applicable to the Reinsurer and generally accepted statutory accounting principles and practices required or permitted by the National Association of Insurance Commissioners, consistently applied throughout the specified period and in the immediately prior comparable period.

“Re-Registration Assets” means any assets to be transferred by the Ceding Company to the Trust Account as Initial Reinsurance Premium pursuant to the terms of the Master Transaction Agreement that are not registered in the name of the Reinsurer as of the Closing due to the pending re-registration thereof.

“Recapture Date” has the meaning set forth in Section 8.3(b).

“Recapture Triggering Event” has the meaning set forth in Section 8.3(a).

“Receiver” means a receiver, rehabilitator, conservator, liquidator or statutory successor appointed in the event of an Insolvency.

“Recoverables” has the meaning set forth in Section 3.2.

“Reinsured Liabilities” means, collectively, the General Account Liabilities and the Separate Account Liabilities.

“Reinsured Policies” means (a) all Policies within the scope of the Business (as defined in the Master Transaction Agreement) that are written or issued by the Ceding Company and listed on the seriatim file listing set forth in Schedule 1.1(d) (including any contracts that are listed therein pursuant to which contributions by Plan participants in retirement plans administered by OneAmerica Retirement Services, LLC are invested in a Ceding Company stable value fund with guaranteed interest rates) and any annuitizations pursuant to the terms of the Reinsured Policies that are issued by the Ceding Company, renewals or issuance of such Policies in accordance with the Administrative Services Agreement; (b) Discovered Policies that are reinsured hereunder in accordance with Section 2.7, and (c) the New Insurance Policies; provided that, any Policy that is novated, assumption reinsured or cancelled in accordance with the terms of this Agreement shall no longer be deemed or included as a Reinsured Policy.

“Reinsurer” has the meaning set forth in the Preamble.

“Reinsurer Asset Report” has the meaning set forth in Section 6.4.

“Reinsurer Extra-Contractual Obligations” means all Extra-Contractual Obligations to the extent arising out of any act or omission occurring after the Closing Date by the Reinsurer or any of its Affiliates, or by the Ceding Company or any of its Affiliates, at the direction of the Reinsurer.

“Reinsurer Indemnified Parties” has the meaning set forth in Section 9.2.

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“Representative” of a Person means the directors, officers, employees, advisors, agents, stockholders, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates.

“Required Trust Balance” means, with respect to any date of determination, an amount equal to:

(a)	the Aggregate Required Balance, minus

(b)	the Funds Withheld Balance;

provided, that any Re-Registration Assets shall be deemed to be held in the Trust Account and the Statutory Book Value thereof credited towards the aggregate Statutory Book Value of Eligible Assets held in the Trust Account for purposes of satisfying the requirements herein relating to the Required Trust Balance.

“Reserve Credit” means full statutory financial statement credit for the reinsurance provided by the Reinsurer under this Agreement in the Applicable Jurisdictions.

“Reserve Credit Event” has the meaning set forth in Section 5.2.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“SAP” means, as to any regulated insurance company, the statutory accounting principles and practices prescribed by the Governmental Authority charged with supervision of insurance companies in the jurisdiction in which such company is domiciled as in effect at the relevant time.

“Separate Account Assets” means, as of any given time, the assets on deposit in the Separate Accounts in respect of the Reinsured Policies.

“Separate Account Liabilities” has the meaning set forth in Section 2.2(b).

“Separate Account Reserves” means the total amount of statutory reserves required to be held by the Ceding Company in respect of the Separate Account Liabilities for purposes of its Statutory Financial Statements, calculated consistent with SAP applicable to the Ceding Company consistently applied and in accordance with Applicable Law and the terms of the Reinsured Policies.

“Separate Accounts” means separate accounts of the Ceding Company applicable to the Reinsured Policies as listed on Schedule 1.1(d).

“Settlement Statement” has the meaning set forth in Section 3.4(a).

“Statutory Book Value” means, for any asset or liability, as of any date of determination, (i) the carrying value of such asset or liability on the books of the Reinsurer for statutory statement purposes as of such date, determined in accordance with SAP in the Reinsurer’s state of domicile,

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consistently applied, plus, except for purposes of Section 6.6, (ii) (without duplication) Accrued Interest thereon determined in accordance with SAP in the Ceding Company’s state of domicile.

“Statutory Financial Statements” means, with respect to any Party, the annual and quarterly statutory statements and audited annual statutory financial statements of such Party filed with the Governmental Authority charged with supervision of insurance companies in the jurisdiction of domicile of such Party to the extent such Party is required by Applicable Law to prepare and file such financial statements.

“Tax” or “Taxes” means any and all federal, state, foreign or local income, premium, retaliatory, excise, gross receipts, occupation, value added, alternative minimum, ad valorem, goods and services, capital stock, sales, use, employment, withholding, social security, unemployment, disability, franchise, profits, gains, property, transfer, payroll, stamp, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment or charge of the same or of a similar nature to any of the foregoing (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto; provided, that any guarantee fund assessment or escheatment obligation shall not be treated as a Tax.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Benefit Payment” has the meaning set forth in Section 3.5.

“Terminal Settlement” has the meaning set forth in Section 8.4.

“Terminal Settlement Statement” has the meaning set forth in Section 8.4.

“Terminated Policies” has the meaning set forth in Section 2.8.

“Termination Event” has the meaning set forth in Section 8.3(c).

“Transaction Agreements” means this Agreement, the Master Transaction Agreement, the Administrative Services Agreement, the Transition Services Agreement and the Trust Agreement.

“Transaction IMR Amount” means an amount equal to the amount of IMR that is created on the Closing Date as a direct result of the transfer of assets by the Ceding Company to the Reinsurer pursuant to Section 3.1 for coinsurance portion hereunder, determined in accordance with Indiana SAP.

“Transition Services Agreement” has the meaning set forth in the Master Transaction Agreement.

“Treasury Regulations” means the Treasury Regulations (including final, temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

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“Trust Account” means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.

“Trust Agreement” means that certain Collateral Trust Agreement, dated as of the date hereof, by and among the Reinsurer, as grantor, the Ceding Company, as beneficiary, and the Trustee, substantially in the form of Exhibit A hereof.

“Trustee” has the meaning set forth in Section 6.2(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the Ceding Company’s state of domicile.

“Unamortized Ceding Commission” means, as of any date of determination, the amount of the unamortized portion of the Adjusted Ceding Commission as of the close of business as of such date of determination, determined based upon a straight-line basis over a ten (10) year period following the Effective Time.

“Unamortized IMR Amount” means, with respect to any date of determination, an amount equal to the portion of the IMR Amount which remains unamortized as of such date, determined in accordance with Connecticut SAP.

“Upfront Ceding Commission” means the portion of the Closing Consideration (as defined in the Master Transaction Agreement) that is allocated to the initial ceding commission in accordance with Section 2.4 of the Master Transaction Agreement.

“Valuation Ratio” means, with respect to any Eligible Asset and as of any date of determination, the ratio of such Eligible Asset’s Fair Market Value over its Statutory Book Value or, with respect to assets in the Funds Withheld Account, its Cedant Statutory Book Value, as of such date.

Section 1.2       Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the Preamble, Recitals, Articles, Sections, paragraphs, Exhibits and Schedules are references to the Preamble, Recitals, Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (e) the table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (g) the Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (h) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (i) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (j) any

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agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein; and (k) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section.

ARTICLE II

BASIS OF REINSURANCE AND POLICIES REINSURED

Section 2.1        Reinsurance.

(a)          Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnify the Ceding Company from and against, one hundred percent (100%) of all General Account Liabilities on a combination coinsurance and coinsurance funds withheld basis and one hundred percent (100%) of all Separate Account Liabilities on a modified coinsurance basis. In addition, subject to the terms and conditions of this Agreement, on and after the Effective Time, the Reinsurer hereby assumes and agrees to indemnify and hold the Ceding Company harmless from and against all Reinsurer Extra-Contractual Obligations. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured, terminated or reduced as expressly provided herein. On and after the Effective Time, the Reinsurer shall be obligated to make payments in respect of all Reinsured Liabilities to or on behalf of the Ceding Company, as and when due in accordance with the Administrative Services Agreement.

(b)          The Reinsurer’s liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Reinsured Policies and the Reinsured Liabilities, and subject to the terms and conditions of this Agreement, the Reinsurer’s liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of Premiums paid to, and reinsurance recoveries benefitting, the Ceding Company, and to the same modifications, alterations and cancellations as the respective Reinsured Policies and Reinsured Liabilities to which liability under this Agreement attaches, the true intent of this Agreement being that the Reinsurer shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Ceding Company with respect to the Reinsured Policies and the Reinsured Liabilities, and the Reinsurer shall be bound by all payments and settlements under the Reinsured Policies with respect to the Reinsured Liabilities. The Reinsurer accepts, reinsures and assumes the Reinsured Liabilities subject to any and all defenses, set-offs and counterclaims to which the Ceding Company would be entitled with respect to the Reinsured Liabilities, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims.

(c)          If, following the date hereof, there is a change in Applicable Law that requires the Ceding Company to perform annual cash-flow testing in respect of the Reinsured

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Liabilities, then the Ceding Company and the Reinsurer shall discuss in good faith changes to this Agreement to support the establishment of any such reserves by either Party hereto.

Section 2.2         Separate Accounts.

(a)          Notwithstanding anything contained in this Agreement to the contrary, for each of the Reinsured Policies that relate to the Separate Account Liabilities, the amount invested on a variable basis in accordance with the terms of such Reinsured Policies shall be held by the Ceding Company in the Separate Accounts, and Premiums with respect to such Reinsured Policies shall be deposited in the Separate Accounts to the extent required to be deposited therein by the terms of such Reinsured Policies. From and after the Closing Date, the Ceding Company shall retain and own all assets contained in the Separate Accounts and shall hold the Separate Account Reserves with respect to the Reinsured Policies that are funded, in whole or in part, by one or more of the Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with Indiana SAP; provided, that the Ceding Company shall only withdraw from the Separate Accounts in connection with a payment of a Separate Account Liability.

(b)          All amounts to be paid with respect to surrenders, annuitization payments, death benefits, compensation or any other amounts, Liabilities, obligations and Premium Taxes arising under the express terms of the Reinsured Policies (other than any Excluded Liabilities) that by the terms and conditions of such Reinsured Policies contemplate payment from the Separate Accounts (the “Separate Account Liabilities”) shall be paid out of the Separate Accounts to the extent so contemplated as directed by the Reinsurer following the Closing Date pursuant to the Administrative Services Agreement; provided, that if the Separate Account Assets are not sufficient to fully fund any such payments, then the Reinsurer shall be responsible for such deficiency as General Account Liabilities. As of the Closing Date, the Parties will record on their respective books and records an initial modified coinsurance reserve adjustment to the extent necessary to reflect the cession of the Separate Account Liabilities hereunder on a modified coinsurance basis. For purposes hereof, the Reinsured Liabilities attributable to the Reinsured Policies shall be apportioned between the General Account Liabilities and the Separate Account Liabilities in a manner consistent with the terms and conditions of the applicable Reinsured Policies and Applicable Law.

(c)          Following the Closing, without the consent of the Reinsurer, the Ceding Company shall not change the operation of the Separate Accounts or the terms or conditions of the agreements and documents related to the Separate Accounts with respect to the Reinsured Policies (including any plan of operations or investment management agreement thereto) that would, individually or in the aggregate, reasonably be expected to adversely impact the Reinsurer’s rights and obligations hereunder in any material respect.

Section 2.3         Non-Guaranteed Elements. From and after the Effective Time, subject to the Administrative Services Agreement, the Ceding Company shall retain the ultimate authority to set and establish the Non-Guaranteed Elements with respect to the Reinsured Policies in accordance with the terms of the Reinsured Policies, Applicable Law and applicable Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges. The Reinsurer may, from time to time, make recommendations to the

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Ceding Company with respect to Non-Guaranteed Elements so long as the Reinsurer’s recommendations comply with the written terms of the Reinsured Policies, Applicable Law and applicable Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges. The Ceding Company shall fully consider such recommendation of the Reinsurer and not (i) unreasonably delay implementation of such recommendations or (ii) change any Non-Guaranteed Elements without consultation with the Reinsurer, provided, that the Reinsurer’s recommendations comply with the written terms of the Reinsured Policies, Applicable Law and applicable Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges and the policy set forth on Schedule 2.3 (which policy may be updated by the Reinsurer from time to time) and the Reinsurer has provided a written certification to the Ceding Company, substantially in the form set forth in Exhibit F with respect to such recommendations.

Section 2.4         Policy Changes. Except as directed by the Reinsurer or as performed by the Reinsurer (or its duly appointed assignee or delegate) acting on behalf of the Ceding Company in the Reinsurer’s capacity as Administrator, the Ceding Company agrees that it shall not make any changes in the provisions and conditions of a Reinsured Policy or terminate, cancel or non-renew any Reinsured Policies (a) except with the Reinsurer’s prior written consent or (b) to the extent that any change to the terms or conditions of any Reinsured Policy is required by the terms of any Reinsured Policy, any Governmental Authority or Applicable Law. The Ceding Company shall not effect any change under the preceding clause (c) unless it has notified and consulted with the Reinsurer and afforded the Reinsurer a reasonable opportunity, at the Reinsurer’s cost, to object to any such change under applicable administrative procedures (both formal and informal).

Section 2.5         Reinstatements and Conversions. Reinsured Policies ceded under this Agreement shall, subject to Section 2.7, include any Reinsured Policy that is terminated, lapsed or surrendered, and later reinstated or reissued pursuant to its policy provisions and will be automatically reinsured by the Reinsurer in accordance with the terms of this Agreement. Upon the reinstatement of any such terminated, lapsed or surrendered Reinsured Policy, the Ceding Company shall pay to Reinsurer all amounts (including related interest) received by the Ceding Company in connection with such reinstatement, including all Recoverables relating to such reinstated Reinsured Policy, and (to the extent not already included) the Initial Reinsurance Premium, determined as of the reinstatement effective date, for any such Reinsured Policy that was terminated, lapsed or surrendered prior to the Effective Time. Any conversion, exchange or replacement policy or contract arising from the Reinsured Policies issued in accordance with the Administrative Services Agreement, including any such policy or contract issued by the Ceding Company in connection with an annuitization feature included in any terms of the Reinsured Policy, shall be deemed to constitute a Reinsured Policy for purposes of this Agreement and, in the event of a conversion, exchange or replacement of any Reinsured Policy, the Reinsurer shall reinsure the risk resulting from such conversion on the basis set forth herein with respect to the Reinsured Policies; provided that nothing herein shall prevent the Reinsurer from offering any Policyholder of the Reinsured Policies its own policy forms for any conversion, replacement or annuitized policies to the extent any such conversion, replacement or annuitization does not adversely impact the Contingent Consideration Amount. The Reinsurer shall reimburse the Ceding Company for any expenses incurred in issuing a converted, exchanged or replacement policy or contract.

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Section 2.6         Producer Payments and Investment Options. The Reinsurer hereby assumes any and all liabilities and obligations of the Ceding Company to make, and agrees that it shall be financially responsible for, all Producer Payments due on and after the Effective Time in respect of Premiums collected and received with respect to the Reinsured Policies. The Ceding Company hereby designates the Reinsurer as “paying agent” to make such Producer Payments directly to the applicable Producers from and after the Effective Time in accordance with and subject to the Administrative Services Agreement. The Ceding Company shall not modify, terminate, amend or waive (a) any of its rights or obligations under any Producer Agreement; (b) any of its rights or obligations under any agreement between it or any of its Affiliates, on the one hand, and any third party, on the other hand, to the extent related to any Recoverables; or (c) any of the settlement options or policyholder investment options chosen by the Ceding Company, including any underlying investment funds for which the Ceding Company has the right to control the modification, termination or amendment for any policyholder investment options, offered pursuant to the Reinsured Policies, except, in each case of (a) through (c), with the Reinsurer’s prior written consent; provided, that the Reinsurer may recommend to add or remove any investment options available to the Policyholders with respect to the Reinsured Policies without affecting the other business of the Ceding Company (to the extent permitted) and the Ceding Company shall use commercially reasonable efforts to implement such recommendations.

Section 2.7         Discovered Policies. If, following the Closing Date and prior to the date that is eighteen (18) months following the Closing Date, the Ceding Company or the Reinsurer discovers one or more Policies, contracts or other evidences of insurance of the type within the scope of the Business but are not listed on Schedule 1.1(d) (a “Discovered Policy”), such Party shall promptly notify the other Party in writing of the existence of such Discovered Policies. Each such Discovered Policy shall be reinsured under this Agreement on a coinsurance basis as a Reinsured Policy as of the Discovered Policy Transfer Time, if the representations and warranties set forth in Sections 3.16 and 3.25(b) of the Master Transaction Agreement are true and correct and with respect to (a) the first $10,000,000 of General Account Reserves with respect to all Discovered Policies since the Closing Date, the Ceding Company transfers to the Funds Withheld Account cash and Qualifying Assets with an aggregate Cedant Statutory Book Value equal to the General Account Reserves with respect to such Discovered Policies as of the Discovered Policy Transfer Time and (b) the aggregate General Account Reserves with respect to all Discovered Policies since the Closing Date between $10,000,000 and $50,000,000, the Ceding Company transfers to the Funds Withheld Account cash and Qualifying Assets with an aggregate Cedant Statutory Book Value equal to one hundred five percent (105%) of such General Account Reserves, in each case of (a) and (b), as part of the payment of the Net Settlement in accordance with Section 3.4. If the General Account Reserves with respect to all Discovered Policies since the Closing Date are equal to or exceed $50,000,000, then the Ceding Company and the Reinsurer shall discuss in good faith whether such Discovered Policies associated with such excess would be reinsured under this Agreement.

Section 2.8         Terminated Policies. If, following the Closing Date and prior to the date that is eighteen (18) months following the Closing Date, the Ceding Company or the Reinsurer discovers one or more Policies, contracts or other evidences of insurance listed on Schedule 1.1(d) that were terminated in accordance with their respective terms prior to the Effective Time that are not subject to reinstatement or reissuance under Section 2.5 hereof (the “Terminated Policies”) then the Reinsurer shall pay to the Ceding Company, only to the extent such amounts were part of

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the Initial Reinsurance Premium paid by the Ceding Company, (a) if the aggregate General Account Reserves with respect to all Terminated Policies since the Closing Date do not exceed $10,000,000, an amount equal to the paid Initial Reinsurance Premium with respect to the Terminated Policies as of the Effective Time and (b) if the aggregate General Account Reserves with respect to all Terminated Policies since the Closing Date is greater than $10,000,000 but less than $50,000,000, an amount equal to ninety-five percent (95%) of the paid Initial Reinsurance Premium with respect to the Terminated Policies as of the Effective Time. If the General Account Reserves with respect to all Terminated Policies since the Closing Date are equal to or exceed $50,000,000, then the Ceding Company and the Reinsurer shall discuss in good faith the amount to be settled with respect to such Terminated Policies. Any amounts owed by the Reinsurer pursuant to this Section 2.8 shall be satisfied by the release of Qualifying Assets based on Cedant Statutory Book Value from the Funds Withheld Account to the Ceding Company.

Section 2.9         Internal Replacement. Without the prior written consent of the Reinsurer, the Ceding Company shall not solicit, and shall cause its Affiliates not to solicit, and the Ceding Company shall not and shall cause its Affiliates not to direct, any Person to solicit, directly or indirectly, any policyholder, contractholder, owner, insured, annuitant or beneficiary under any Reinsured Policy in connection with any program of internal replacement, or take any actions with respect to the Reinsured Policies designed or intended to cause any such Person to surrender, lapse or annuitize any Reinsured Policy, including any “buy-out” or “enhanced surrender value” program. The term “program of internal replacement” means any program initiated, maintained, sponsored or supported directly or indirectly by Ceding Company or any of its Affiliates that is offered on a targeted, systematic or programmatic basis to a class of policyholders, contractholders, owners, insureds, annuitants or beneficiaries under any Reinsured Policies for intended transfer, conversion or exchange of a Reinsured Policy for another that is written by the Ceding Company or any of its Affiliates and not reinsured under this Agreement.

Section 2.10      Retrocession. The Reinsurer shall not be permitted to reinsure or retrocede more than twenty-five percent (25%) of the Reinsured Liabilities in the aggregate, without the prior written consent of the Ceding Company; provided, however, that the Ceding Company’s prior written consent shall not be required in connection with:

(a)          any reinsurance or retrocession to any Affiliate of the Reinsurer domiciled in a U.S. jurisdiction, Bermuda or Cayman Islands; provided, that from and after any such retrocession to an Affiliate domiciled in the Cayman Islands, the Reinsurer shall be required to fund the Trust Account with Eligible Assets equal to 102% of the Required Trust Balance;

(b)          any reserve financing or financial reinsurance transaction where the assets supporting the liabilities remain the assets of the Reinsurer;

(c)          any “side car” vehicle that is sponsored in whole or in part by the Reinsurer or its Affiliates, domiciled in a U.S. jurisdiction, Bermuda or the Cayman Islands and in which the Reinsurer or its Affiliates has a non-de minimis economic interest; provided, that (i) from and after any such retrocession to any such vehicle that is domiciled in a U.S. or Bermuda jurisdiction, the Reinsurer shall be required to fund the Trust Account with Eligible Assets equal to 100% of the Required Trust Balance and (ii) from and after any such retrocession to any such vehicle that is

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domiciled in the Cayman Islands, the Reinsurer shall be required to fund the Trust Account with Eligible Assets equal to 102% of the Required Trust Balance, or

(d)          any reinsurance in connection with any individual or series of related transactions constituting a transfer of more than 50% of the assets and liabilities of the Reinsurer as of such date to any other Person; provided, that such Person maintains a rating by S&P as of the time of such transaction that is not less than “A-”; provided, further that if as of any date of determination such Person is rated as “A” or “A-” by S&P, then the Reinsurer shall be required to fund the Trust Account with Eligible Assets equal to 100% of the Required Trust Balance.

Notwithstanding anything to the contrary in this Agreement, (x) no such reinsurance or retrocession shall modify or otherwise limit the Reinsurer’s obligations under this Agreement and (y) with respect to any retrocession pursuant to clause (d) of the immediately preceding sentence if the rating assigned to the applicable retrocessionaire by S&P is below “A-” or if such retrocessionaire is not rated at the time the agreement is entered into, then the Reinsurer shall not reinsure more than 25% of the Reinsured Liabilities to such retrocessionaire without the consent of the Ceding Company.

ARTICLE III

PAYMENTS AND SETTLEMENTS

Section 3.1         Initial Premium and Upfront Ceding Commission. As contemplated under the Master Transaction Agreement, (a) the Reinsurer shall pay, or cause to be paid, to the Ceding Company the Upfront Ceding Commission, pursuant to and in accordance with Section 2.3 of the Master Transaction Agreement, and (b) the Ceding Company shall pay to the Reinsurer the Initial Reinsurance Premium, pursuant to and in accordance with Section 2.3 of the Master Transaction Agreement on the date hereof. Such payments shall be subject to adjustment following the date hereof in accordance with Section 2.8 of the Master Transaction Agreement.

Section 3.2         Additional Consideration. As additional consideration for the reinsurance provided herein, the Ceding Company hereby transfers and assigns to the Reinsurer one hundred percent (100%) of all of the following amounts actually received by or on behalf of the Ceding Company (or its Affiliates, as applicable) or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Reinsured Policies after the Effective Time that are either due and unpaid as of the Effective Time or that arise on any date after the Effective Time (collectively, the “Recoverables”):

(a)          Premiums;

(b)          All charges, fees and other considerations, including (i) marketing fees, record-keeping fees, policy loan fees, mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales load and other considerations, collections, releases of funds and payments received, collected or collectible by the Ceding Company or its Affiliates in respect of the Reinsured Policies, including any other charges, fees, and similar amounts received or receivable by the Ceding Company or its Affiliates from the Separate Accounts with respect to the Reinsured Policies, (ii) all revenue sharing fees, service fees, distribution fees and other amounts received by the Ceding Company or any of its Affiliates from

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or in respect of any mutual fund organization’s mutual funds as funding vehicles to the extent attributable to the Reinsured Policies, including amounts received pursuant to a plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, and (iii) all other amounts received by the Ceding Company or its Affiliates with respect to the Reinsured Policies;

(c)          all amounts that are transferrable from the Separate Accounts to the general account of the Ceding Company in respect of the Reinsured Policies; and

(d)          Without duplication, all other payments, collections, releases of funds to the Ceding Company or its Affiliates and recoveries relating to the Reinsured Liabilities or the Reinsured Policies.

Direct receipt by the Reinsurer, including in its role as Administrator under the Administrative Services Agreement, or any of its Affiliates of any such amounts shall satisfy any obligation of the Ceding Company to transfer any such amount to the Reinsurer hereunder. For as long as the Administrative Services Agreement remains in effect, the Ceding Company and its Affiliates have assigned to the Reinsurer the right to collect or receive the Recoverables whether or not the Ceding Company and its Affiliates have actually received such amounts and the Reinsurer shall have the right in accordance with the terms thereof to collect all Recoverables. To the extent that the Ceding Company recovers any Recoverables from any third party attributable to the Reinsured Policies, the Ceding Company shall promptly transfer such amounts to the Reinsurer; provided that any Premium attributable to any new deposits from new or existing participants under the Reinsured Policies, whether received by the Ceding Company or the Reinsurer, shall be transferred to the Trust Account. The Parties hereby agree that the Ceding Company’s assignment of Recoverables under this Section 3.2 is a present assignment of all of the Ceding Company’s rights, title and interest therein.

Section 3.3         Payment of Reinsured Liabilities. The Reinsurer shall pay and discharge all payments made under or as a result of the Reinsured Liabilities, which are or which become due and payable at or at any time after the Effective Time subject to the payment by the Ceding Company of the Initial Reinsurance Premium and the Recoverables received by the Ceding Company or its Affiliates.

Section 3.4         Net Settlement.

(a)          During the term of this Agreement, a settlement amount due from one Party to another Party under the terms of this Agreement as of the last day of each Accounting Period (the “Net Settlement”) shall be calculated by the Reinsurer in accordance with clause (b) below, and a statement setting forth details of such calculation (the “Settlement Statement”) in the form as set forth in Exhibit B hereto shall be delivered by the Reinsurer to the Ceding Company within thirty (30) calendar days after the end of each Accounting Period, or as otherwise mutually agreed to by the Parties. If the Settlement Statement reflects a Net Settlement due to the Reinsurer, then the Ceding Company shall pay such amount to the Reinsurer by the later of the following: (i) forty (40) calendar days after the end of such Accounting Period, or (ii) fifteen (15) calendar days after the Ceding Company’s receipt of the Settlement Statement for such Accounting Period. If the Settlement Statement reflects a Net Settlement due to the Ceding Company, then the Reinsurer

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shall pay such amount to the Ceding Company no later than forty (40) calendar days after the end of such Accounting Period.

(b)          To the extent that the Reinsurer makes any direct payments to or on behalf of the Ceding Company in respect of the Reinsured Liabilities or other amounts payable to the Ceding Company in respect of an Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such payments shall be taken into account for purposes of determining the Net Settlement. In addition, to the extent the Reinsurer receives any Recoverables or other amounts payable to the Reinsurer in respect of an Accounting Period prior to the relevant Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such amounts received shall be taken into account for purposes of determining the Net Settlement.

(c)          If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the Applicable Rate until settlement is made. For purposes of this Section 3.4(c), a payment will be considered overdue on the Business Day after the date such payment is due hereunder; provided, that such interest will begin to accrue from the original payment due date with respect to such payment. All settlements of account between the Ceding Company and the Reinsurer shall be made in cash or its equivalent.

Section 3.5        Federal Income Tax Benefit Payment. As further consideration for the Reinsurer entering into this Agreement, the Ceding Company shall make periodic payments of Federal Income Tax Benefits (the “Tax Benefit Payment”) to the Reinsurer at the time and in the manner as determined by Schedule 3.5. Notwithstanding anything in this Agreement to the contrary, with respect to any dispute or a disagreement between the Parties relating to payments of Federal Income Tax Benefits, the Parties shall cooperate in good faith to resolve such dispute between them; but if the Parties are unable to resolve such dispute, the Parties shall submit the dispute to the Independent Advisor for resolution, which resolution shall be final, conclusive and binding on the Parties. The costs, fees and expenses relating to any dispute as to the amount of Federal Income Tax Benefits payments owed by either of the Parties shall be shared equally by the Parties.

ARTICLE IV

ADMINISTRATION, REPORTING AND ACCESS

Section 4.1         Administration. For so long as the Administrative Services Agreement remains in effect, the Reinsurer, in its capacity as Administrator, shall administer the Reinsured Policies, the Separate Accounts directly on behalf of the Ceding Company, in each instance in accordance with the terms of the Administrative Services Agreement; provided, that no administration fee shall be payable to the Reinsurer with respect to the services it provides in its capacity as Administrator pursuant to the Administrative Services Agreement (such services, the “Administrative Services”).

Section 4.2         Certain Reports from the Reinsurer.

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(a)          For so long as the Administrative Services Agreement remains in effect, the Reinsurer shall provide to the Ceding Company periodic accounting and other reports with respect to the Reinsured Policies as specified in the Administrative Services Agreement.

(b)          Within sixty (60) calendar days following the end of each calendar year and forty-five (45) calendar days following the end of each calendar quarter that is not a calendar year end, the Reinsurer shall provide to the Ceding Company a certificate setting forth the RBC Ratio of the Reinsurer as of the last day of such calendar quarter, it being understood that with respect to each calendar quarter that does not end on December 31, such RBC Ratio is estimated in good faith by the Reinsurer. Such report shall include reasonable supporting detail with respect to the calculation of the Reinsurer’s RBC Ratio.

(c)          The Reinsurer shall, upon request by the Ceding Company, provide to the Ceding Company its Statutory Financial Statements (along with the audit report thereon, if applicable).

Section 4.3         Notice of Triggering Event. The Reinsurer shall provide notice to the Ceding Company promptly and in reasonable detail upon becoming aware of any Reserve Credit Event or Recapture Triggering Event. In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether a Recapture Triggering Event or a Reserve Credit Event has occurred.

Section 4.4         Books and Records; Access to Information.

(a)          The Reinsurer shall maintain books and records with respect to the Reinsured Policies and provide access thereto to the Ceding Company and its Representatives in accordance with the Administrative Services Agreement.

(b)          For each Accounting Period, the Parties shall cooperate and provide the other with information reasonably necessary to allow the Reinsurer to calculate the Net Settlement and deliver the Settlement Statement as provided for in Section 3.4.

Section 4.5         Designated Administrative Account. The Reinsurer shall withdraw cash and cash equivalents maintained in the Main Trust Account on a monthly basis in an amount up to the Monthly Funding Limit, and transfer such cash and cash equivalents to the Designated Administrative Account; provided that the Designated Administrative Account shall not be required at any given time to contain funds in excess of the Monthly Funding Limit. The funds in the Designated Administrative Account may be used by the Ceding Company at any time to pay General Account Liabilities. Such amounts shall be withdrawn in accordance with the terms of the Trust Agreement. The Ceding Company and the Reinsurer agree to promptly notify the Trustee of each change to the Monthly Funding Limit. Following the Closing Date, in connection with any claim payment, termination payment or transfer to the Separate Account individually or in the aggregate in excess of $5 million the Ceding Company allows the Reinsurer to, and the Reinsurer may, withdraw assets first from the Designated Administrative Account and then from the Main Trust Account before using assets in the Funds Withheld Account to fund such payment or transfer.

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ARTICLE V

LICENSES; RESERVE CREDIT

Section 5.1         Licenses. The Reinsurer shall use reasonable best efforts to take, at its sole cost and expense, all steps necessary to comply with all Applicable Laws and hold and maintain all licenses, permits and authorizations required under Applicable Law to (a) enable the Ceding Company to receive Reserve Credit and (b) to perform its obligations hereunder and under the Administrative Services Agreement.

Section 5.2         Reserve Credit. At all times during the term of this Agreement, the Reinsurer shall, at its sole cost and expense take all steps to (i) post letters of credit, (ii) establish a credit for reinsurance trust, (iii) provide other acceptable security, or (iv) provide a combination of any of the foregoing in clauses (i) through (iii) at the Reinsurer’s election so as to permit the Ceding Company to obtain Reserve Credit. The Reinsurer shall promptly notify the Ceding Company of any event or change in its licensing or accreditation or other condition that would reasonably be expected to result in any loss of, or impairment to, the Reserve Credit of the Ceding Company (a “Reserve Credit Event"). Upon the occurrence of any Reserve Credit Event, the Reinsurer shall use reasonable best efforts to, within thirty (30) days after the occurrence of such event or, if later, prior to the end of the calendar quarter in which such Reserve Credit Event occurs, take all steps necessary so as to permit the Ceding Company to obtain Reserve Credit.

ARTICLE VI

COLLATERAL

Section 6.1         Funds Withheld Account.

(a)          On and as of the Closing Date, the Ceding Company shall (i) establish and maintain a segregated funds withheld coinsurance account (the “Funds Withheld Account”) on the books and records of the Ceding Company. The Ceding Company shall not, and shall cause the custodian with respect to the Funds Withheld Account not to, designate or appoint any Person, other than the Reinsurer or its designee, to manage the assets in the Funds Withheld Account and the Ceding Company shall not amend, modify, or terminate, or waive any of its rights under its custodial arrangement with respect to the Funds Withheld Account. On the Closing Date, the Ceding Company shall allocate assets pursuant to the Master Transaction Agreement to the Funds Withheld Account. The Investment Manager shall have the exclusive power and authority to acquire, reinvest, dispose of or otherwise take action with respect to or affecting the assets held in the Funds Withheld Account in accordance with the terms of the Investment Management Agreement; provided, that such investments (along with assets in the Trust Account) shall consist only of Eligible Assets. The assets maintained in the Funds Withheld Account shall be valued, for the purposes of this Agreement, according to the Cedant Statutory Book Value. In accordance with SAP, the Ceding Company elects to cede all capital gains and losses in respect of the assets maintained in the Funds Withheld Account to the Reinsurer, in each case, on a gross basis. The Reinsurer shall establish a funds withheld receivable in an amount equal to the aggregate Cedant Statutory Book Value of the Eligible Assets allocated to the Funds Withheld Account. The Ceding Company shall establish a funds withheld payable on its statutory books and records in an amount equal to the aggregate Cedant Statutory Book Value of the Eligible Assets allocated to the Funds Withheld Account. Assets held in the Funds Withheld Account may only be withdrawn by the

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Reinsurer in accordance with Section 6.1(b) and Section 4.5. The Reinsurer shall be solely responsible for all fees payable to the Investment Manager under the Investment Management Agreement, and the Ceding Company shall have no liability in respect of any such fee or any third-party costs incurred in connection with the services provided under the Investment Management Agreement, except as expressly set forth therein.

(b)          The Reinsurer shall be allowed to transfer assets from the Funds Withheld Account to the Trust Account or sell any assets in the Funds Withheld Account at any time so long as such transfers or sales do not result in aggregate capital losses borne by the Ceding Company for tax purposes that exceed $10 million in the aggregate over the life this Agreement. The Reinsurer will not transfer assets from the Trust Account to the Funds Withheld Account.

(c)          Determination of statutory impairments of assets maintained in the Funds Withheld Account shall be based on the statutory rules and guidelines and the impairment policy of the Ceding Company applicable to all of the Ceding Company’s assets that is used by the Ceding Company and its auditors for purposes of the Ceding Company’s Statutory Financial Statements. The Ceding Company has provided to the Reinsurer a true and correct copy of its impairment policy in effect as of the Closing Date and set forth on Schedule 6.1(c). The Ceding Company shall reasonably consult with the Reinsurer with respect to any given impairment decision with respect to any Funds Withheld Account asset and provide all reasonably available information with respect thereto no later than the date on which the Settlement Statement with respect to each Accounting Period is required to be delivered. The Ceding Company agrees that in connection with any potential impairment of assets in the Funds Withheld Account, the Reinsurer shall have the right to determine the Fair Market Value of any Funds Withheld Account asset and whether any such asset will be held until recovery or with an intent to sell.

Section 6.2         Trust Account.

(a)          As of the date hereof, the Reinsurer, as grantor, shall establish the Trust Account at the Reinsurer’s sole cost and expense with Bank of New York Mellon (the “Trustee”), naming the Ceding Company as the sole beneficiary thereof, to provide security for the payment of amounts due to the Ceding Company under this Agreement. Concurrently with the execution of this Agreement, the Reinsurer shall, in accordance with Section 3.1, fund the Trust Account with Eligible Assets in accordance with Section 2.4(b)(ii) of Master Transaction Agreement. The assets that may be held in the Trust Account shall consist only of Eligible Assets. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the terms, conditions and requirements set forth in this Agreement and the Trust Agreement.

(b)          As of date hereof, the Reinsurer and the Ceding Company shall cause the Trustee to create the following two trust accounts that will constitute the Trust Account:

(i)            The Designated Administrative Account; and

(ii)           The “Main Trust Account,” which shall hold all Eligible Assets other than assets in the Designated Administrative Account.

(c)           The Reinsurer pledges to the Ceding Company a security interest in and continuing lien on all of the Reinsurer’s right, title and interest in, to and under the following, in

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each case, whether now owned or existing or hereafter acquired or arising, and wherever located, in order to secure the obligations of the Reinsurer to the Ceding Company: (i) the Trust Account; (ii) all Investment Property (as defined in the UCC) and Financial Assets (as defined in the UCC) credited to the Trust Account; (iii) all Security Entitlements (as defined in the UCC) related to the Trust Account; and (iv) all Proceeds (as defined in the UCC) of any or all of the foregoing. Any amounts withdrawn by the Ceding Company from the Trust Account in accordance with this Article VI and in accordance with the terms of the Trust Agreement shall be automatically released from, and withdrawn free and clear of, any security interest created herein. During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account or in the residual interest therein.

Section 6.3         Deposit of Assets. Prior to depositing assets in the Trust Account and subject to the terms of the Trust Agreement, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

Section 6.4         Reinsurer Asset Report; Aggregate Required Balance Statement. Within thirty (30) calendar days after the end of each Accounting Period, the Reinsurer shall deliver to the Ceding Company (a) a report (the “Reinsurer Asset Report”) in the form of, and containing for such Accounting Period, the information reflected in Exhibit C, including (i) a listing of each asset on deposit in the Funds Withheld Account and the Trust Account, and, if any such asset is not an Eligible Asset, a statement or indication to such effect and (ii) the Fair Market Value and Statutory Book Value of each asset; and (b) a statement in the form of Exhibit D (the “Aggregate Required Balance Statement” and, together with the Reinsurer Asset Report, the “Collateral Settlement Report”) calculating the Aggregate Required Balance, the Required Trust Balance as of the end of such Accounting Period, including reasonable supporting detail with respect to such calculation. Within thirty (30) calendar days after the end of each Accounting Period, the Ceding Company shall deliver to the Reinsurer a report setting forth the Funds Withheld Balance as of the end of such Accounting Period.

Section 6.5         Trust Account Settlements. The amount of security provided by the Reinsurer in the Trust Account shall be adjusted following the end of each Accounting Period based on the Required Trust Balance as of the end of such Accounting Period and the Statutory Book Value or Fair Market Value, as applicable, of Eligible Assets then maintained in the Trust Account as provided in this Section 6.5:

(a)	In the absence of a Reserve Credit Event:

(i)	If the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account at the end of any Accounting Period is less than the Required Trust Balance as of such date and only if the Reinsurer’s RBC Ratio is below two hundred seventy-five percent (275%) or if the Reinsurer is otherwise required pursuant to Section 2.10, then the Reinsurer shall, no later than ten (10) Business Days

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following delivery of the Collateral Settlement Report, transfer additional Eligible Assets in the Trust Account so that the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Trust Balance.

(ii)	If the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account at the end of any Accounting Period exceeds the Required Trust Balance as of such date, then, the Reinsurer shall have the right to withdraw the excess; provided, that, any such withdrawal shall not materially reduce the ratio of the Fair Market Value to the Statutory Book Value of the non-cash Eligible Assets held in the Trust Account.

(b)          During the continuation of a Reserve Credit Event, unless another form of security is provided by the Reinsurer pursuant to Section 5.2:

(i)	If the aggregate Fair Market Value of the Eligible Assets held in the Trust Account at the end of any Accounting Period is less than the result of the Terminal Settlement amount payable by the Reinsurer less the Funds Withheld Balance as of such date assuming a recapture effective date as of such date (the “Projected Terminal Settlement”), then the Reinsurer shall, no later than ten (10) Business Days following delivery of the Collateral Settlement Report, transfer additional Eligible Assets to the Trust Account so that the aggregate Fair Market Value of the Eligible Assets held in the Trust Account together with the value of other acceptable security provided by the Reinsurer pursuant to Section 5.2 is not less than the Projected Terminal Settlement.

(ii)	If the aggregate Fair Market Value of the Eligible Assets held in the Trust Account at the end of any Accounting Period exceeds the Projected Terminal Settlement as of such date, then the Reinsurer may, with the consent of the Ceding Company (such consent not to be unreasonably withheld, conditioned or delayed), withdraw such excess; provided, that the aggregate Fair Market Value of the Eligible Assets remaining on deposit in the Trust Account following such withdrawal must be at least equal to the Projected Terminal Settlement.

Section 6.6         Substitution of Assets. Notwithstanding any other provisions of this Agreement, the Reinsurer may substitute all or any part of the cash and assets held in the Trust Account; provided, that the Reinsurer shall, at the time of such substitution, replace the substituted cash and assets with Eligible Assets (a) in the absence of a Reserve Credit Event, with a Statutory Book Value no less than the Statutory Book Value of the cash and assets to be substituted from the Trust Account, provided that following any such substitution the ratio of Fair Market Value to Statutory Book Value of the non-cash Eligible Assets in the Trust Account is not materially less than such ratio prior to such substitution; and (b) during the continuation of a Reserve Credit Event,

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with a Fair Market Value no less than the Fair Market Value of the cash and assets to be substituted from the Trust Account; provided, further, that solely for purposes of this Section 6.6, Statutory Book Value and Fair Market Value of the applicable asset shall be determined without taking into account Accrued Interest (in the case of Statutory Book Value) or due and accrued interest (in the case of Fair Market Value) in respect thereof.

Section 6.7       Withdrawals by the Ceding Company. Notwithstanding any other provisions of this Agreement, the Ceding Company may withdraw Eligible Assets held in the Trust Account in accordance with this Section 6.7.

(a)          Unless a Reserve Credit Event has occurred and is ongoing, if the Reinsurer fails to pay any undisputed amounts due to the Ceding Company hereunder, which default has not been cured by the Reinsurer within ten (10) Business Days following its receipt of written notice thereof from the Ceding Company that such amount is past due, then the Ceding Company (or any successor by operation of law of the Ceding Company) may withdraw cash and assets held in the Trust Account to the extent of such undisputed amount. For the avoidance of doubt, assets maintained in the Designated Administrative Account may be withdrawn by the Ceding Company at any time and from time to time for the payment of General Account Liabilities due and unpaid by the Reinsurer.

(b)          During the continuation of a Reserve Credit Event, the Ceding Company (or any successor by operation of law of the Ceding Company) may withdraw cash and assets held in the Trust Account at any time and, from time to time, assets withdrawn from such Trust Account shall be utilized and applied by the Ceding Company (or any successor by operation of law of the Ceding Company, including any Receiver of the Ceding Company), without diminution because of Insolvency on the part of the Ceding Company or the Reinsurer; provided, however, that, the Ceding Company (or any successor by operation of law of the Ceding Company) may only withdraw such assets for one or more of the following purposes:

(i)	to pay, or reimburse the Ceding Company for payment of Premiums returned (but not yet recovered from the Reinsurer) to Policyholders because of cancellations of Reinsured Policies reinsured hereunder;

(ii)	to pay, or reimburse the Ceding Company for payment of, surrenders, benefits, losses or other amounts payable pursuant to the provisions of the Reinsured Policies reinsured hereunder or any other amounts the Ceding Company claims are legally and properly due hereunder, including any recapture payment; or

(iii)	to withdraw amounts equal the General Account Liabilities hereunder, to the extent that such liabilities have not yet been funded by the Reinsurer, and deposit those amounts in a separate account, in the name of the Ceding Company in any qualified U.S. financial institution apart from its general assets, in trust for the uses and purposes specified in clauses (i) and (ii) as may remain executory after withdrawal and for any period after such termination date.

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(c)          In addition to the provisions of Section 6.7(a) and Section 6.7(b), the Ceding Company and the Reinsurer agree that the assets maintained in the Main Trust Account may be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) without diminution because of any Insolvency on the part of the Ceding Company or the Reinsurer, in accordance with the terms of the Trust Agreement to fund the Designated Administrative Account as permitted in accordance with Section 4.5. When withdrawing assets by the Ceding Company pursuant to Section 6.7(a) and Section 6.7(b) and the Trust Agreement, the Ceding Company will withdraw such assets in the order as provided in the Trust Agreement and shall endeavor to withdraw such assets in the order from the most liquid to the least liquid and in a manner to avoid realizing unrealized losses to the extent feasible. Further, the Ceding Company and the Reinsurer agree that assets maintained in the Designated Administrative Account, Main Trust Account and the Funds Withheld Account may be withdrawn by the Reinsurer to pay certain claims or transfer amount in accordance with Section 4.5 hereof.

Section 6.8         Return of Excess Withdrawals. The Ceding Company shall return to the Trust Account within five (5) calendar days assets withdrawn in excess of actual amounts due under Section 6.7(a) or Section 6.7(b), as applicable, with interest at the Applicable Rate from and including the date of such withdrawal. Prior to the return to the Trust Account, any such excess amount including interest thereon shall at all times be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any Receiver of the Ceding Company) in trust for the benefit of the Reinsurer for the sole purpose of funding the payments and reimbursements described in Section 6.7. Assets held by the Ceding Company pursuant to Section 6.7(b)(iii), along with investment income thereon, shall at all times be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any Receiver of the Ceding Company) in trust for the benefit of the Reinsurer for the sole purpose of funding the payments and reimbursements described in Section 6.7(b)(i) or (ii).

ARTICLE VII

INSOLVENCY

Section 7.1         Insolvency of the Ceding Company. In the event of the Insolvency of the Ceding Company, all reinsurance provided hereunder shall be payable by the Reinsurer to the Ceding Company on the basis of the liability of the Ceding Company under the Reinsured Policies without diminution because of such Insolvency. Payments by the Reinsurer, as set forth in this Section 7.1, shall be made directly to the Ceding Company or to its Receiver, except where, subject to Section 7.2, the Reinsurer, with the consent of the direct insured, has assumed the policy obligations of the Ceding Company as direct obligations of the Reinsurer to the Policyholders, contractholders, owners, insureds, annuitants or beneficiaries (such parties entitled to payment, the “Payees”) under the Reinsured Policies and in substitution for the obligations of the Ceding Company to the Payees. The Receiver of the insolvent Ceding Company shall give written notice to the Reinsurer of the pendency of a claim against the Ceding Company on any Reinsured Policy within a reasonable period of time after such claim is filed in the insolvency proceeding, and during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Company or its Receiver. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the

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expenses of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Section 7.2         Cut Through.

(a)          If the Reinsurer has assumed the policy obligations of the Ceding Company in accordance with Section 7.1, the Reinsurer shall make payments directly to the Payees. The Reinsurer shall be deemed to have all the rights of the Ceding Company and be subrogated to all the rights of the Ceding Company to the extent of such payment. Any such payments by the Reinsurer shall be used to discharge the Ceding Company from its related payment obligations under the subject Reinsured Policies and shall be treated as payments by the Ceding Company for all purposes.

(b)          The Reinsurer shall have no obligation to indemnify the Ceding Company for amounts paid or payable by the Ceding Company in respect of a Reinsured Policy to the extent of any payments made by the Reinsurer to the applicable Payee of such Reinsured Policy in accordance with Section 7.2(a), and the Reinsurer shall be discharged of its payment obligations to the Ceding Company, or to its conservator, rehabilitator, receiver, liquidator or statutory successor, under this Agreement to the extent of such payments.

ARTICLE VIII

DURATION; TERMINATION; RECAPTURE

Section 8.1         Duration and Termination. This Agreement will be effective as of the Effective Time and shall remain in effect, and the reinsurance provided hereunder shall remain in force, until such time as (a) the Ceding Company’s Liabilities arising out of or related to all Reinsured Policies reinsured hereunder expire or are otherwise terminated in accordance with their respective terms and the Ceding Company has received payments that discharge the Reinsurer’s Liabilities incurred hereunder prior to such expiration or other termination, (b) in accordance with Section 8.3, if the Ceding Company has elected to recapture the reinsurance of Reinsured Policies in full or the Reinsurer has elected to terminate this Agreement in accordance with Section 8.3(c), and, in each case, the Terminal Settlement has been paid in full in accordance with Section 8.4 or (c) the Parties mutually consent in writing to terminate this Agreement, which writing shall set forth the effective date of termination.

Section 8.2         Survival. Notwithstanding the other provisions of this Article VIII, the terms and conditions of Article I, Article IX and Article XI, and the provisions of Section 13.2, Section 13.3 and Section 14.3 shall remain in full force and effect after the termination of this Agreement.

Section 8.3         Recapture.

(a)          For purposes of this Agreement, “Recapture Triggering Event” means any of the following occurrences:

(i)	the Reinsurer’s RBC Ratio as of any calendar quarter-end is below one hundred seventy-five percent (175%) and the Reinsurer has not cured such shortfall within thirty (30) calendar days thereafter;

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(ii)	a Reserve Credit Event occurs and is not cured within the timeline set forth in the last sentence of Section 5.2;

(iii)	the Insolvency of the Reinsurer; or

(iv)	a failure by the Reinsurer to pay any undisputed amounts due hereunder or to fund the Funds Withheld Account or the Trust Account of any undisputed amount as required hereunder, and such failure involves a sum in excess of $15,000,000 and such failure has not been cured within thirty (30) calendar days after the Reinsurer receives notice thereof from the Ceding Company.

(b)          During the continuation of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation), within ninety (90) days, to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of the Ceding Company’s intent to effect such recapture. Such recapture shall be effective on the tenth (10th) calendar day following the day on which the Ceding Company has provided the Reinsurer with such notice (the “Recapture Date”). Upon a recapture by the Ceding Company, the Ceding Company will recapture all Reinsured Liabilities; provided, that the Reinsurer will remain liable for any Reinsurer Extra-Contractual Obligations, whether resulting from the Reinsurer’s acts and omissions as Administrator under the Administrative Services Agreement or otherwise that are not at the direction or request of the Ceding Company, before the Recapture Date.

(c)          If the Ceding Company fails to timely pay any undisputed amount due under this Agreement in excess of $15,000,000 and has not been cured within thirty (30) calendar days after written notice thereof from the Reinsurer (a “Termination Event”), the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing the Ceding Company with written notice of its intent to terminate within ninety (90) days of the occurrence of such Termination Event if such Termination Event is continuing as of the date the Reinsurer provides notice of termination. Any such termination of this Agreement shall be effective on the tenth (10th) day following the day on which the Reinsurer has provided the Ceding Company with such notice, which shall be deemed the Recapture Date. Upon a termination by the Reinsurer, the Ceding Company shall recapture all of the outstanding reinsurance ceded under this Agreement.

(d)          Following a recapture or termination pursuant to this Section 8.3, subject to the payment obligations described in Section 8.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Policies other than (i) any payment obligations due hereunder prior to the Recapture Date but still unpaid on such date, to the extent not settled as part of the Terminal Settlement, (ii) any Reinsurer Extra-Contractual Obligations as provided in Section 8.3(b) and (iii) the obligations under the provisions that expressly survive termination as provided in Section 8.2. Following the consummation of the recapture or the termination of this Agreement, no additional Premiums or other amounts payable under such Reinsured Policies shall be payable to the Reinsurer hereunder and, for the avoidance of doubt, the Reinsurer shall not have any further right to receive any Recoverables.

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(e)          Notwithstanding the remedies contemplated by this Section 8.3, the Administrative Services Agreement and the Trust Agreement, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement, the Administrative Services Agreement or the Trust Agreement in lieu of exercising the remedies in this Section 8.3, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.

Section 8.4         Recapture Payments. In connection with a recapture or termination pursuant to Section 8.3, the Reinsurer shall prepare a settlement statement within fifteen (15) calendar days of the Recapture Date (the “Terminal Settlement Statement”) setting forth the terminal settlement calculated in accordance with Schedule 8.4 as of the Recapture Date (the “Terminal Settlement”). The Ceding Company shall provide to the Reinsurer such assistance, information and documents as may be reasonably requested by the Reinsurer in preparing such calculation, including providing the Funds Withheld Balance as of the Recapture Date within ten (10) calendar days of the Recapture Date. If the amount of the Terminal Settlement is positive, the Ceding Company shall pay such amount to the Reinsurer in cash within five (5) Business Days of its receipt of the Terminal Settlement Statement. If the amount of the Terminal Settlement is negative, (a) the assets maintained in the Funds Withheld Account shall be released to the Ceding Company based on their Cedant Statutory Book Value to satisfy the absolute value of such Terminal Settlement, and (b) if the Terminal Settlement is not fully satisfied by the release of assets pursuant to clause (a), then the Reinsurer shall pay to the Ceding Company cash and/or Eligible Assets (including assets held in the Trust Account, which the Reinsurer shall be entitled to withdraw solely for such purpose) with a Statutory Book Value equal to the absolute value of (i) the Terminal Settlement minus (ii) the aggregate Cedant Statutory Book Value of the assets released from the Funds Withheld Account pursuant to clause (a) at the time it delivers the Terminal Settlement Statement to the Ceding Company. In addition, following the Recapture Date, the Funds Withheld Account and the Trust Account shall be terminated and any remaining amounts or amount held in the Funds Withheld Account and the Trust Account shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement. Any dispute by the Ceding Company with respect to the Terminal Settlement or the Terminal Settlement Statement shall be resolved in accordance with Section 13.1.

ARTICLE IX

INDEMNIFICATION

Section 9.1         Reinsurer’s Obligation to Indemnify. From and after the Effective Time, the Reinsurer shall indemnify and defend the Ceding Company and its Affiliates and their respective Representatives, successors and assigns (the “Ceding Company Indemnified Parties”) against, and hold each of them harmless from, all losses, damages, costs and expenses imposed on, sustained or incurred or suffered by, or asserted against, the Ceding Company Indemnified Parties arising out of (a) any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement, or (b) Reinsurer Extra-Contractual Obligations.

Section 9.2         Ceding Company’s Obligation to Indemnify. From and after the Effective Time, the Ceding Company shall indemnify and defend the Reinsurer and its Affiliates and their

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respective Representatives, successors and assigns (the “Reinsurer Indemnified Parties”) against, and hold each of them harmless from, all losses, damages, costs and expenses imposed on, sustained or incurred or suffered by, or asserted against, the Reinsurer Indemnified Parties arising out of (a) any breach or nonfulfillment by the Ceding Company of, or any failure by the Ceding Company to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement, or (b) any Excluded Liabilities.

ARTICLE X

UTMOST GOOD FAITH

Section 10.1      Waiver of Duty of Utmost Good Faith. In recognition that each Party has consummated the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, the Ceding Company and the Reinsurer absolutely and irrevocably waive resort to the duty of “utmost good faith” or any similar principle of disclosure in connection with the negotiation, execution or formation of this Agreement. Each Party agrees that it does not waive the duty of “utmost good faith” or any similar principle relating to the conduct of the parties after the date hereof.

ARTICLE XI

CONFIDENTIALITY

Section 11.1      Treatment of Confidential Information Generally.

(a)          Except as otherwise contemplated by this Agreement or any Transaction Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement and the other Transaction Agreements, the Ceding Company will keep confidential and will not use or disclose, and will take all reasonable steps to ensure its Representatives do not use or disclose, the Reinsurer’s Confidential Information, and the Reinsurer will keep confidential and will not use or disclose, and will take all reasonable steps to ensure its Representatives do not use or disclose, the Ceding Company’s Confidential Information, and the Parties will each keep confidential and will not use or disclose the terms and conditions of this Agreement, including the exhibits and schedules hereto, in each case, except (i) to the disclosing Party’s Representatives, auditors or ratings agencies; provided, that such Representatives, auditors or ratings agencies are made aware of the provisions of this Article XI, (ii) to the extent that the information has been made public by or on behalf of, or with the prior consent of, the non-disclosing Party, (iii) if required in connection with any report required to be filed or submitted with any Governmental Authority, (iv) as may be required to be disclosed in the financial statements of such Party or any of its Affiliates and (v) as may be required in connection with any dispute resolution proceeding between the Parties in respect hereof.

(b)          The Reinsurer will (i) comply with Applicable Laws related to data privacy and security; (ii) retain, use, store, disclose, and otherwise process all Personal Information pursuant to this Agreement only for the purposes of performing its obligations under this Agreement or as otherwise required to comply with Applicable Laws; (iii) establish and maintain administrative, technical, organizational, and physical safeguards to protect against accidental or unlawful destruction, loss, alteration, unauthorized access or unauthorized disclosure of Personal

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Information which are no less rigorous than those maintained by the Reinsurer for its own information of a similar nature; (iv) in the event of any unauthorized access to or unauthorized disclosure of Personal Information, promptly notify Ceding Company and cooperate with Ceding Company’s investigation; and (v) upon reasonable request by the Ceding Company, assist the Ceding Company to comply with its obligations under Applicable Laws related to data privacy and security.

ARTICLE XII

TAXES

Section 12.1      Excise Tax. In the event that any excise Tax under Section 4371 of the Code (“Excise Tax”) is due with respect to any amounts payable by the Ceding Company to the Reinsurer under this Agreement, the Ceding Company shall pay the entire amount of the Excise Tax; provided that, if the Ceding Company believes it is required by Applicable Law to withhold any amount in respect of any Excise Taxes from a payment under this Agreement, it shall provide reasonable prior notice to the Reinsurer of its intent to do so and shall cooperate with the Reinsurer to eliminate or reduce any such Excise Tax. The Reinsurer shall reimburse the Ceding Company for any such Excise Tax paid by the Ceding Company in accordance with Section 3.4. If any amount of Excise Tax is withheld, the Ceding Company shall promptly provide a receipt to the Reinsurer and will use commercially reasonable efforts to assist the Reinsurer in obtaining any refund or credit permitted by Applicable Law.

Section 12.2      Withholding. Each of the Ceding Company and the Reinsurer agrees to provide (or cause to be provided) the other with any information that is necessary to make payments under this Agreement without or at a reduced rate of withholding, or to enable the other Party to satisfy any reporting or withholding requirements under the Code or other Applicable Laws. Without limiting the generality of the foregoing, each of the Ceding Company and the Reinsurer agrees to provide to the other Party on or before the Closing Date an accurate, complete and signed copy of IRS Form W-9, appropriate IRS Form W-8, or any successor forms, as applicable. To the extent permitted or required by Applicable Law, and from time to time thereafter, each of the Ceding Company and the Reinsurer shall deliver renewals or additional copies of such forms (or successor forms) to the other Party on or before the date that such forms expire or become obsolete or upon the written request of the other Party.

Section 12.3      DAC Tax Election. To the extent relevant, the Ceding Company and the Reinsurer hereby elect and agree under Treasury Regulation Section 1.848-2(g)(8) as follows:

(a)          The Ceding Company and the Reinsurer will each attach a schedule to its federal income tax return for the first taxable year ending after the Effective Time that identifies this Agreement as a reinsurance agreement for which a joint election under Treasury Regulation Section 1.848-2(g)(8) has been made, and will otherwise file its respective federal income tax returns in a manner consistent with the provisions of Treasury Regulation Section 1.848-2 as in effect on the date this Agreement is executed.

(b)          For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Section 848 of the Code, will

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capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

(c)          The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Code and applicable Treasury Regulations.

(d)          The first tax year for which this election is effective is 2025.

(e)          The Reinsurer will submit to the Ceding Company by May 15 each year its calculation of the amount of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement that the Reinsurer will report such amount of net consideration in its tax return for the preceding calendar year.

(f)           The Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within thirty (30) days of the Ceding Company’s receipt of the Reinsurer’s calculation. If the Ceding Company does not so notify the Reinsurer, the Ceding Company will report the amount of net consideration as determined by the Reinsurer in the Ceding Company’s tax return for the previous calendar year.

(g)           If the Ceding Company contests the Reinsurer’s calculation of the amount of net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Ceding Company submits its alternative calculation.

(h)           Both the Ceding Company and the Reinsurer are subject to U.S. taxation under Subchapter L of Chapter 1 of the Code.

Section 12.4      Tax Treatment. The Parties acknowledge and agree that the transaction contemplated by this Agreement constitutes an “applicable asset acquisition” as defined in Section 1060 of the Code and the Treasury Regulations thereunder and the Parties shall allocate the consideration paid by the Reinsurer for federal income tax purposes among the assets acquired by the Reinsurer pursuant to this transaction in the manner described in Section 2.10 of the Master Transaction Agreement.

ARTICLE XIII

DISPUTE RESOLUTION

Section 13.1      Disputes Regarding Reinsurer Reports. If the Ceding Company objects to the calculation of any valuation set forth in the Settlement Statement, the Terminal Settlement Statement, the Reinsurer Asset Report or the Aggregate Required Balance Statement, or to whether any asset is an Eligible Asset as set forth in the Reinsurer Asset Report, then the Ceding Company shall, within ten (10) Business Days after receipt of such report, deliver written notice to the Reinsurer of such disagreement, together with reasonable supporting detail concerning the objection and the Parties shall attempt in good faith to resolve such disagreement. Any resolution mutually agreed to in writing by the Parties shall be final and binding upon the Parties, and the applicable report shall be amended as agreed in writing by the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Ceding Company delivers written notice of any such disagreement to the Reinsurer, then the Ceding Company or the Reinsurer may

35

submit the dispute to the Independent Advisor. The Ceding Company and the Reinsurer shall instruct the Independent Advisor to limit its review to matters objected to by the Ceding Company and not resolved by written agreement of the Parties, and the decision of the Independent Advisor with respect to any such dispute shall be final and binding on the Parties and incorporated into the applicable report; provided, however, that the Ceding Company or the Reinsurer may request that the Independent Advisor correct any clerical, typographical or computational errors in its decision within three (3) Business Days of the delivery of such decision to such Party. The Ceding Company and the Reinsurer shall each pay fifty percent (50%) of the Independent Advisor’s fees, costs and expenses associated with the Independent Advisor’s determination. After a final and binding resolution of any dispute is reached, the Parties agree to make any necessary adjustments under Section 6.1 or Section 6.5 so that the aggregate Cedant Statutory Book Value, Statutory Book Value or Fair Market Value, as applicable, of the Eligible Assets held in the Funds Withheld Account and Trust Account is not less than the Aggregate Required Balance.

Section 13.2      Governing Law.

(a)          This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Indiana, without respect to its principles of conflicts of law that might require the application of the laws of another jurisdiction.

(b)          Notwithstanding the foregoing, this Section 13.2 shall not be interpreted to permit the Parties to avoid their obligations to resolve disputes pursuant to Section 13.1 or Section 13.3, as the case may be.

Section 13.3      Disputes. Any dispute (a “Controversy”) between the Parties in respect to this Agreement that is not otherwise resolved pursuant to Section 13.1 shall be resolved exclusively pursuant to the terms of this Section 13.3.

(a)          Any Controversy shall first be referred to an executive level employee of each Party who shall meet and confer with his/her counterpart to attempt to resolve the dispute (“Executive Review”) as follows: The disputing Party shall initiate Executive Review by giving the other Party written notice of the Controversy and shall specifically request Executive Review of said Controversy in such notice. Within twenty (20) calendar days of any Party’s written request for Executive Review, the receiving Party shall submit a written response. Both the notice and response shall include a statement of each Party’s position and a summary of the evidence and arguments supporting its position. Within thirty (30) calendar days of any Party’s request for Executive Review, an executive level employee of each Party shall be designated by the Party to meet and confer with his/her counterpart to attempt to resolve the dispute. Each representative shall have full authority to resolve the dispute.

(b)          In the event that a Controversy has not been resolved within thirty-five (35) calendar days of the request for Executive Review set forth above, the disputing Party shall initiate mediation by providing written notice to the other Party, which shall be conducted in New York, New York, in accordance with the American Arbitration Association Commercial Mediation Rules (“Mediation”). Each Party shall assume its own costs and attorneys’ fees, and the compensation and expenses of the mediator and any administrative fees or costs associated with the mediation proceeding shall be borne equally by the Parties.

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(c)          In the event that a Controversy has not been resolved by Executive Review or Mediation, the Parties submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, Manhattan Division, or to the extent such court declines jurisdiction, first to any federal court, or second to any state court, each located in the Borough of Manhattan in the State of New York, New York, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and not resolved by Executive Review or Mediation, and each Party hereby irrevocably agrees that all claims in respect of such dispute or any Action related thereto may be heard and determined in such courts. Each of the Ceding Company and the Reinsurer hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Ceding Company and the Reinsurer agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(d)          Each of the Ceding Company and the Reinsurer consent to service of process in any Action by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 14.3.

(e)          Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3(E) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1      Errors and Omissions. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any Liability which would have attached had such delay, error or omission not occurred. If the failure of either Party to comply with any provision of this Agreement is unintentional or the result of a misunderstanding or oversight, then the Parties will equitably adjust the situation promptly following the discovery thereof such that the Parties shall be restored as closely as possible to the positions that they would have occupied had such error or oversight not occurred.

Section 14.2      Offset and Recoupment. Any debits or credits incurred on or after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits and may be set off and recouped, and only the net balance shall be allowed or paid hereunder. In the event of any Insolvency by or against the

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Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 14.2 shall apply to the fullest extent permitted by Applicable Law.

Section 14.3       Notices.    All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing (including email transmission) and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14.3):

To the Ceding Company:	American United Life Insurance Company
P.O. Box 368
One America Square
Indianapolis, Indiana 46206
	Attention:	Richard Ellery, General Counsel
Stephen Due, Vice President, Deputy
General Counsel
	E-mail:	Rich.Ellery@oneamerica.com
Stephen.Due@oneamerica.com

With a copy (which shall not constitute notice to):

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
	Attention:	Sean M. Keyvan
	E-mail:	skeyvan@sidley.com

To the Reinsurer:	Voya Retirement Insurance and Annuity Company
230 Park Avenue, 14th Floor
New York, NY 10169
	Attention:	Frank O’Neill, Chief Risk Officer
Lombard Gasbarro, Senior Vice President,
Deputy General Counsel
	E-mail:	frank.o’neill@voya.com
lombard.gasbarro@voya.com

With a copy (which shall not constitute notice to):

Eversheds Sutherland (US) LLP
700 Sixth Street NW, Suite 700
Washington, DC 20001
	Attention:	Ling Ling
Matt Hazlett
	E-mail:	lingling@eversheds-sutherland.com
matthazlett@eversheds-sutherland.com

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Section 14.4      Entire Agreement. This Agreement (including all Exhibits and Schedules hereto), the Transaction Agreements and the other documents delivered pursuant hereto and thereto, constitute the entire agreement among the Parties and their Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the Parties.

Section 14.5      Incontestability. In consideration of the covenants and agreements contained herein, each Party hereby agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party hereby agrees that it shall not contest in any respect the validity or enforceability hereof.

Section 14.6      Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the covenants or obligations contained in this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Ceding Company and the Reinsurer shall be entitled to injunctive or other equitable relief to prevent or cure any breach by the Reinsurer or the Ceding Company, respectively, of its covenants or obligations contained in this Agreement and to specifically enforce such covenants and obligations in any court of competent jurisdiction, such remedy being in addition to any other remedy to which any Party may be entitled at law or in equity. In the event that any such Action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking any remedy provided for in this Section 14.6, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement, and (b) nothing contained in this Section 14.6 shall require any Party to institute any Action for (or limit such Party’s right to institute any Action for) specific performance under this Section 14.6 before exercising any other right under this Agreement.

Section 14.7      No Third-Party Beneficiaries. This is an agreement for indemnity reinsurance solely between the Ceding Company and the Reinsurer. Except with respect to the Ceding Company Indemnified Parties and the Reinsurer Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.8      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by electronic means intended to preserve the original graphic or pictorial appearance of this Agreement, such delivery by electronic means to be deemed as effective as delivery of a manually executed counterpart of this Agreement.

Section 14.9      Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any

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manner materially adverse to any Party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 14.10   Authority. Neither the Ceding Company nor the Reinsurer shall have any power or authority to act for or on behalf of the other except as expressly granted herein or in the Transaction Agreements, and no other or greater power or authority shall be implied by the grant or denial of power or authority specifically mentioned herein. No employee or agent of any Party shall be considered an employee or agent of the other.

Section 14.11   Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be directly or indirectly assigned, delegated, sublicensed or transferred by either Party, in whole or in part, to any other Person (including any bankruptcy trustee), without the prior written consent of the other Party; provided that the Reinsurer may retrocede the Reinsured Liabilities in accordance with Section 2.10. Any attempted assignment in violation of this Section 14.11 shall be void and have no effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by and against the respective successors and permitted assigns of the Parties.

Section 14.12   Waivers and Amendment. This Agreement may be amended, superseded, canceled, renewed or extended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the Parties, or, in the case of a waiver, by the Party waiving compliance with such provision or term. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by the Parties. Any waiver of any provision or term of this Agreement, or any extension in time for performance of such provision or term, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

Section 14.13   Further Assurances. Each Party shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgement, filing and delivery of any and all documents and instruments that the other Party may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

[The rest of this page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ J. Scott Davison
Name: J. Scott Davison
Title: Chairman, President and CEO

[Signature Page to Reinsurance Agreement]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	/s/ Mike Katz
Name: Mike Katz
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Reinsurance Agreement]

SCHEDULE 1.1(a)

Fair Market Value Methodologies

Capitalized terms that are used but not defined herein have the meanings assigned to them in the Master Transaction Agreement or Reinsurance Agreement, as applicable.

The Fair Market Value of any asset (i) as of the Closing Date, shall be determined as of the Business Date immediately prior to the Closing Date and (ii) as of any date of determination after the Closing Date, shall be determined as of such date.

Fair Market Value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Market Value of any asset maintained in the Trust Account shall be determined in accordance with the provisions of Annex A. The Fair Market of any asset maintained in the Funds Withheld Account shall be determined in accordance with the provisions of Annex B. Notwithstanding the foregoing, with respect to any asset that is transferred from the Ceding Company to the Reinsurer, or from the Reinsurer to the Ceding Company, including any such asset that is transferred on the Closing Date or in the event of a recapture, each of the Reinsurer and the Ceding Company shall determine the Fair Market Value of such asset shall be in accordance with Annex A and Annex B, respectively. If the Parties are unable to agree on their respective determinations of Fair Market Value, then the Fair Market Value of any such asset shall be determined by an independent valuation expert that is mutually agreed-upon between the parties.

Annex A

The assessment of the Fair Market Value measurement and ultimate classification of each asset shall be based on the following pricing matrix:

SECURITY TYPE	Primary Source	Secondary Source	Pricing Logic	Valuation Point
EQUITIES
U. S. Listed Equities (NYSE, AMEX)	ICE Data Services		Close	Market Close
U.S. OTC Equities (Nasdaq)	ICE Data Services		Close	Market Close
Foreign Equities	ICE Data Services		Last	Market Close
ADR’s & GDR’s	ICE Data Services		Close	Market Close
FIXED INCOME
Municipal Bonds	ICE Data Services	JPM Pricing Direct	Bid	16:00 ET
US Bonds (Treasuries, MBS, CMBS, ABS, Corporates)	ICE Data Services	JPM Pricing Direct	Bid	16:00 ET
US Bonds (CMO-A)	ICE Data Services	JPM Pricing Direct	Bid	16:00 ET
US Bonds (CMO-B)	JPM Pricing Direct	ICE Data Services	Bid	15:00 ET
Collateralized Obligations (CLO, CDO, CBO)	JPM Pricing Direct		Bid	15:00 ET
Eurobonds/Foreign Bonds	ICE Data Services	JPM Pricing Direct	Bid	Market Close
EMD Corp/SOV Bonds	JPM Pricing Direct	ICE Data Services	Bid	Market Close
Private Credit	Matrix	Broker	Bid	End of Day
Bank Loans	Markit	Manual	Bid
Commercial Paper	ICE Data Services	N/A	Bid	16:00 ET

Short Term Securities	Amortized	N/A		N/A
Commercial Mortgage Loans	Matrix	N/A
Feeder Funds	Internal Model	N/A
OTHER ASSETS
Limited Partnerships	Internal Model	N/A
EXCHANGE RATES
Foreign Exchanges	Thomson Reuters		Mid	London 4 PM Close

(a)	In the event the primary valuation source listed above is unavailable, the secondary valuation source shall be used.

(b)	In the event primary and secondary valuation sources are not available, an alternative valuation source will be applied including broker quote(s) or an asset manager approved fair valuation until such time a pricing source can be re-established.

The primary valuation source for commercial mortgage loans and private credits shall be furnished by the asset manager.

The Fair Market Values of Separate Account Assets are based on quoted market prices where available.

Annex B

●	Level 1 – Fair Market Value is based on unadjusted quoted prices in active markets that are accessible to the Ceding Company for identical Eligible Assets or Liabilities. These generally provide the most reliable evidence and are used to measure Fair Market Value whenever available. Active markets provide current pricing data on a more frequent basis. Examples include certain U.S. Treasury securities and exchange-traded equity securities.

●	Level 2 – Fair Market Value is based on quoted prices for similar Eligible Assets or Liabilities in active markets, inactive markets, or model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. This level includes financial instruments that are valued by independent pricing services using models or other valuation methodologies. These models are primarily industry-standard models that consider various inputs which are observable or derived from observable information in the marketplace. Examples include certain public and private corporate securities.

●	Level 3 – Fair Market Value is based on valuations derived from techniques in which one or more significant inputs or significant value drivers are unobservable for Eligible Assets or Liabilities. Examples include certain public corporate securities and other less liquid securities not publicly traded on an exchange; for example, the Federal Home Loan Bank stock.

In certain instances, the inputs used to measure Fair Market Value fall into different levels of the Fair Market Value hierarchy. In such cases, the level disclosed is based on the lowest level significant to the Fair Market Value measurement. The assessment of the significance of a particular input to the Fair Market Value measurement and ultimate classification of each Eligible Asset and Liability requires judgment.

The Fair Market Values of equity securities and Separate Account Assets are based on quoted market prices where available. The Ceding Company is responsible for the determination of Fair Market Value and therefore performs quantitative and qualitative analysis of prices received from third parties.

The Fair Market Value of derivative contracts are measured based on current settlement values, which are based on quoted market prices and industry standard models that are commercially available. These techniques project cash flows of the derivatives using current and implied future market conditions. The present value of the cash flows is calculated to measure the current Fair Market Value of the derivative.

The derivative Eligible Assets and Liabilities consist of options and swap contracts. The Ceding Company’s derivative products are categorized as Level 2 in the Fair Market Value hierarchy.

The Ceding Company has a pricing group which includes representatives from investments and accounting. The team is responsible for overseeing and monitoring the pricing of the Ceding Company’s investments and performs periodic due diligence reviews of the pricing services. The pricing review includes analysis of investment prices, approval of price source changes, price overrides, methodology changes, and classification of Fair Market Value hierarchy levels.

Authoritative guidance requires disclosure of the estimated Fair Market Value of certain financial instruments and the methods and significant assumptions used to estimate their Fair Market Values. The Fair Market Values for financial instruments are based on various assumptions and estimates as of a specific point in time. They do not represent liquidation values and may vary significantly from amounts that will be realized in actual transactions. Therefore, the Fair Market Values presented in the table should not be construed as the underlying value of the Ceding Company.

The disclosure of Fair Market Value information about certain financial instruments is based primarily on quoted market prices. The Fair Market Values cash, cash equivalents, and short-term investments approximate the carrying amounts reported in the balance sheet. Fair Market Values for bonds, equity securities and derivatives are based on quoted market prices where available. For bonds not actively traded, Fair Market Values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. It is not practicable to estimate the Fair Market Value of contract loans.

The Fair Market Value of the aggregate mortgage loan portfolio was estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings for similar maturities. The Fair Market Value of other invested Eligible Assets is based on quoted market prices where available.

The Fair Market Value of the corporate owned life insurance and the employee and agent trust is based upon the cash surrender value.

Fair Market Values of other insurance reserves are not required to be disclosed. However, the estimated Fair Market Values for all insurance liabilities are taken into consideration in the Ceding Company’s overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.

The Fair Market Value of funding agreements with the Federal Home Loan Bank of Indianapolis was estimated by discounting the future cash flows using current rates.

SCHEDULE 1.1(b)

Investment Guidelines

See attached.

Investment Guidelines for Project Leo

Note that * indicatest that during the continuation of a Reserve Credit

Event, these assets classes or subclasses would be restricted to 0. The following investment guidelines are measured on a statutory book value basis for all assets in the funds wihtheld account and the comfort trust account as provided in the Reinsurance Agreement.

			New Positions Allowed?**
Asset Class	Aggregate limit	Issuer limit	Coinsurance	CoFWH	Other Comments

US Treasury/Agency	100%	No limit	Y	Y
Other US govt securities	30%	4%	Y	Y	Direct or guaranteed securities
Municipal securities	15%		Y	Y	IG only; subj. to quality limits (below)
Cash & equivalent	100%	No limit	Y	Y
Short term instruments	100%		Y	Y	A2/P2 or higher equivalent quality
Corporate bonds	100%		Y	Y	Limitation applies to corporate bonds, including 144a Corporates, subject to limitations below
Private debt - invest. grade	20%	2%	Y	Y
Private debt - high yield & non- rated	5%	2%	Y	N
Hybrids/ US preferred stocks	2%	2%	Y	N
Infrastructure Debt – Developed Countries Only	5%	2%	Y	Y
Structured securities	45%	3%	Y	Y
ABS	25%		Y	Y
Non-Agency CMBS	15%		Y	Y	Subject to Credit Quality Limits below
Non-Agency RMBS	15%		Y	Y	Subject to Credit Quality Limits below
CLO	20%		Y	Y	Limits also subject to credit quality limits in table below, no NAIC 2 or below CLOs permitted
NAIC 2 structured securities	8%		Y	Y	Subject to overall portfolio quality limits
NAIC 3 structured securities	3%		Y	N	Subject to overall portfolio quality limits
Structured securities below NAIC 3	0%		N	N

CMLs	25%	2% for CM1; 1.0% for CM2- CM4	Y	N	Subject to Credit Quality Limits below
Construction	5% of CML Total	0.25%	Y	N
Subordinate debt (b-notes)	0%		N	N
Bridge loans	0%		N	N
Mezzanine	1.25%	0.25%	Y	N
Hedged Non-USD Assets	10.00%		Y	N
** The restrictions set forth in New Position Allowed column will not apply to any assets transferred by the Ceding Company to the Funds Withheld Account or the Trust Account in connection with Section 2.7 of the Reinsurance Agreement and Section 2.8(g) of the Master Transaction Agreement.

Credit Quality Limits:

Rating Basis	Aggregate Limit	Issuer Limit*	Coinsurance	CoFWH
NAIC 1 / CM 1	100%	3%	Y	Y
NAIC 2 / CM 2	50%	2%	Y	Y
CM2 sublimit	20.00%
NAIC 3 / CM 3 and below	8%	1.50%	Y	N
CM3 sublimit	3%
NAIC 4 / CM 4 and below	5%	1%	Y	N
CM4 sublimit	2%
NAIC 5-7 / CM 5-7	0%	0%	Y	N

Foreign Limits: (all foreign investments must be $US)

Country	Aggregate Limit	Coinsurance	CoFWH
Canada	10%	Y	Y
Other Foreign *	15%	Y	N
Per Country Foreign *	10%	Y	N
NAIC 2 rated Sovereign foreign	5%	Y	Y
NAIC < 2 rated Sovereign Foreign *	2%	Y	N

Ohter Asset Classes:

Asset Class	Aggregate Limit	Coinsurance	CoFWH
Common Stock / Futures	0%	N	N
Emerging Market Debt *	3%	Y	N
Hedge Funds	0%	N	N
Alternative Investments (LPs) *	3%	Y	N
Collateralized Fund Obligations	0%	N	N
Non-rated securities	0%	N	N

Policy Statement Violation Procedures:

With respect to any assets transferred by Seller to the Funds Withheld Account and the Trust Account that are not in compliance with these Investment Guidelines as of the date of the transfer or otherwise fall out of compliance with these Investment Guidelines as a result of changes in the value or status of an investment following its acquisition (e.g., a passive breach), then such non-compliance shall not be deemed to violate any limit or credit quality under these Investment Guidelines only for so long as the Reinsurer's RBC Ratio remains at or above 275%. If the Reinsurer's RBC Ratio falls below 275%, then such assets shall not be deemed to violate any limit or credit quality under these Investment Guidelines only for a period of 90 days following the date on which the RBC Ratio falls below 275%.

With respect to any assets transferred by Reinsurer to the Trust Account (i) that are not in compliance with these Investment Guidelines as of the date of the transfer but are deposited in connection with a substitution of assets out of the Trust Account that is both (x) permitted by the terms and conditions of the Reinsurance Agreement (y) is made in connection with a pledge by the Reinsurer of assets to the Federal Home Loan Banks, the Reinsurer shall have the lesser of (A) 10 days from the date of such deposit and (B) the end of the then-current calendar year to cure such non-compliance and if not cured within such 30-day period, such asset shall no longer be deemed to comply with these Investment Guidelines, or (ii) that fall out of compliance with these Investment Guidelines as a result of changes in the value or status of an investment following its acquisition (e.g., a passive breach), then such non-compliance shall not be deemed to violate any limit or credit quality under these Investment Guidelines only for so long as the Reinsurer's RBC Ratio remains at or above 275%. With respect to the foregoing clause (ii), if the Reinsurer's RBC Ratio falls below 275%, then such assets shall not be deemed to violate any limit or credit quality under these Investment Guidelines only for a period of 90 days following the date on which the RBC Ratio falls below 275%. The Reinsurer shall promptly notify the Ceding Company of any deposit meeting the requirements of clause (i) of this Paragraph.

-Limit Non-Agency CMBS + CML <35%.

-Credit quality limits as specified in Credit Quality Limits table above

-Egan Jones ratings cannot be the only rating for an asset.

-Finance/Bank sublimit capped at 25% of the total assets in the Funds Withheld Account and the Trust Account

-Non-rated limitation does not apply to traditionally unrated asset classes including CMLs. Ratings include rating agencies and NAIC ratings.

-Structured issuer limits at SPV level.

-Derivatives permitted only for the purpose of hedging

SCHEDULE 1.1(c)

Seriatim Listing of Reinsured Policies

See attached.

SCHEDULE 1.1(d)

Separate Accounts

1.	American United Life Insurance Company – Group Retirement Account (GRA)

2.	American United Life Insurance Company – AUL American Unit Trust (UIT)

SCHEDULE 2.3

Non-Guaranteed Elements Policy

See attached.

SCHEDULE 2.3

Policy for the Determination and Redetermination of Non-Guaranteed

Elements

Voya Retirement Insurance and Annuity Company (VRIAC)

June, 2024

1. Introduction

A determination policy for non-guaranteed elements (NGEs) is a critical document that guides the process of determining the charges and benefits related to non-guaranteed elements in life insurance and annuity contracts. This policy should be consistent with VRIAC’s financial, marketing, and other objectives, and it should comply with relevant policy provisions and applicable law.

2. NGE Policy Objective

The primary objective of this policy is to provide a structured approach to determine the NGEs in life insurance and annuity contracts. NGEs, such as credited interest rates, cost of insurance charges, and expense charges, for each product, including riders attached to the product, may be determined or redetermined to meet VRIAC’s future profit objectives in effect at the time of determination. NGEs may be periodically redetermined in consideration of, among other factors, changes in anticipated experience factors since pricing or the most recent redetermination and those at the current redetermination.

3. Scope

This policy applies to all life insurance and annuity contracts issued by VRIAC. The framework addresses NGEs currently charged or credited or to be charged or credited; it does not apply to illustrated charges or credits. The NGE framework includes particular criteria for the review of redetermination of NGEs in reinsured business.

4. Considerations

This policy should ensure that the determination of NGEs is fair and equitable to all policyholders. The determination of NGEs should be consistent with VRIAC’s risk management policies and practices. It should include VRIAC’s profitability objectives, capital requirements, guidelines for drafting changes to NGEs, and requirements for and frequency of reviews of NGEs for in-force products. The policy should comply with all relevant legal and regulatory requirements, including those related to determination and disclosure of NGEs.

5. Determination Process

Non-guaranteed elements for each VRIAC product should be determined to meet the profit objectives of VRIAC in effect at the time of initial determination. The NGEs covered by this policy may include credited interest rates in excess of contractual minimum guarantees, index caps, applicable contract fees, cost of insurance, and expense loads. Measurement of these objectives may be based on (a) the pricing methodology and capital requirements of VRIAC, and (b) anticipated future experience assumptions which are consistent with experience that is credible and relevant, if any, as approved by management at the time of determination.

6. Redetermination Policy

An NGE update should begin with a review of the documentation from the prior NGE redetermination. Any change in NGEs must be based on a change in anticipated experience factors. The anticipated experience factors should be consistent with experience that is credible and relevant. The changes are prospective and apply only to future NGEs. The changes should not unfairly discriminate among contracts with similar expectations as to anticipated experience.

The objective of the redetermination shall be to maintain future profit margins at the level initially anticipated or from the prior redetermination and may also consider the impact on capital, surplus, and any changes to the objectives of the product. There should be no attempt to recoup past losses or distribute past gains.

Any recommendation to change NGEs may consider the following:

●	Time elapsed since NGE scales were last reviewed
●	Anticipated experience factors that are used for revising NGE scales under the terms of the policy and applicable law
●	Deviations in emerging experience from what was assumed in the prior determination of NGE scales
●	How any recommended revision could affect reserves, capital, reinsurance, and taxation
●	Appropriateness of the profitability metrics and objectives. For example, an internal rate of return metric may have been used at policy issue, but a different metric may be appropriate when applied to in-force policies
●	Change in the prospective profitability due to the change in anticipated experience factors and any additional factors for which a change may be reflected in the determination of NGEs
●	Complexity of the analysis needed and whether sensitivity analysis is needed
●	Costs, practical implementation difficulties, and materiality of making revisions to the NGE scale
●	Potential impacts on the policyholder (for example, policyholder behavior or policyholder equity) or the insurer of revising or not revising NGE scales to reflect changes in anticipated experience factors.

Any of the NGEs for a product can be adjusted for any deviations from originally anticipated experience factors. For example, excess interest credited could be adjusted for anticipated future deviations from initial anticipated experience factors for unit expense rates, risk charges, costs of guarantees, policy or premium persistency rates, as well as for anticipated deviations from the anticipated experience factors for earned interest rates.

Notwithstanding the above, if the contract language limits the conditions under which NGEs for the contract can be adjusted, the contract language governs.

7. Frequency of Redetermination

NGEs may be redetermined whenever material changes to its anticipated experience factors are approved by management.

An interest crediting rate change due solely to earned rate or option cost movements is not considered to be an NGE change for this purpose.

Other anticipated experience factors may be reviewed when changes in relevant company or industry experience are observed, or when anticipated experience factors are changed for purposes of determining NGEs for new products.

8. Documentation and Disclosure

Adequate documentation should be maintained of the determination process including the methods used, assumptions made, and the results obtained. Upon completion, disclosure of the changes made and the impact of the NGEs on policyholder benefits and charges should be made. Applicable laws should be considered in these disclosures.

Approved By:

/s/ Frank O’Neill	/s/ Kyle Puffer
Frank O’Neill	Kyle Puffer
SVP, Chief Risk Officer	SVP, Chief Actuary

SCHEDULE 3.5

Federal Income Tax Benefit

Reporting and Settlement.

(a)          The Tax Benefit Payment with respect to each taxable year ending after the Closing Date payable by the Ceding Company shall be computed by the Ceding Company annually; provided, that for taxable year in which the Closing Date occurs, the Tax Benefit Payment will be a prorated amount determined by multiplying the Tax Benefit Payment for such taxable year by a fraction, the numerator of which is the number of days between the Closing Date and the end of the taxable year (inclusive of both days) and the denominator of which is the actual number of days in such calendar year.

(b)          No later than nine (9) months after the end of the relevant taxable year, the Ceding Company shall provide to the Reinsurer a report (the “Tax Benefit Report”) showing the amount of the Tax Benefit Payment for the relevant taxable year and the computation of that amount, along with all relevant work papers and supporting information. For the avoidance of doubt, the Ceding Company shall not be required to provide copies of its Tax returns and the Ceding Company’s taxable year is the same as the calendar year.

(c)          The Ceding Company shall remit the Tax Benefit Payment shown on the Tax Benefit Report at the time it provides the Tax Benefit Report to the Reinsurer.

SCHEDULE 6.1(c)

Impairment Policy

See attached.

FASB ASU 2016-13, as amended, replaced the US GAAP impairment model. Therefore, references to GAAP are no longer applicable. This policy is applicable to STAT only effective 1/1/23.

Other-Than-Temporary Impairment Policy

Prepared by:	Cindy Stine
Reviewed by:	Robert Koteff

Revised: September 30, 2013

Reviewed: February 3, 2022

Introduction

The following paper outlines OneAmerica Financial Partners guidelines for identifying investments that are considered to be other-than-temporarily impaired, thus requiring the investment to be written down to fair value. The written down amount will be included in earnings as a realized loss, or in other comprehensive income for non-credit losses as applicable.

Accounting Guidance:

●	ASC 320-10-35, Investments – Debt and Equity Securities
●	ASC 323-10-35, Investments – Equity Method and Joint Ventures
●	ASC 325-40-35, Investments Other – Beneficial Interests in Securitized Financial Assets
●	ASC 310-10-35, Receivables (for loans impairments)
●	ASC 820, Fair Value Measurements
●	Statutory Accounting Principles INT 06-07
●	Individual SSAPs for major investment types (SSAP # 26, 30, 32, 37, 43R...etc)

Definitions:

Fair Value: The amount that would be paid by an external party if the asset was sold1.

Impaired: The condition when the amortized cost amount exceeds its fair value.

Impaired Investment Identification

Quarterly, OneAmerica will evaluate each investment held to identify other-than-temporary impairments. The analysis, completed on a security- by-security basis, is a 2-step process: first identifying securities that are impaired, and then determining whether the impairment is temporary or other-than-temporary2. OneAmerica will take into consideration all available information in determining other-than-temporary impairments, including:

●	The severity of the impairment
●	The length of time the security has been impaired
●	The financial condition and near-term prospects of the issuer, including any specific events which may influence operations
●	If OneAmerica has the intent to sell the security
●	If it is more likely than not that OneAmerica will be required to sell a fixed income security before recovery
●	OneAmerica does not expect to recover a fixed income security’s entire amortized cost basis, regardless of the intent to sell assertion

1 ASC 820-10-35-2, Fair Value Measurements

2 OneAmerica will generally operate under one policy for determining other-than-temporary impairment of invested assets for GAAP and Statutory accounting.

Credit Impairment Watch List

The Investment Division will provide a listing of credit- related investment impairments including: mortgage loans, real estate, equities, and debt securities. The Investment Division bears the responsibility to ensure that all investments that should be assessed for impairment, due to credit deterioration, are included. This watch list is maintained by the Investment Division in the Aladdin system.

Market Price Impairment Watch List

Investment Accounting will create a listing of all securities that have a market value impairment such that fair value is less than or equal to eighty percent of amortized cost. This listing is used as a tool for identifying securities where further analysis is needed, based on the extent and duration of impairment.

Cash Flow Analysis Watch List

Investment Accounting will identify all structured securities, with contractual cash flows, which were rated lower than AA- at inception. Quarterly, the Investment Division will update the estimated cash flows over the life of each security listed. In addition, the Investment Division will document whether there is an adverse change in the cash flows from the cash flows previously projected3.

Impairment Review Meeting

Each of the investments on the watch lists will be discussed at a quarterly impairment review meeting, with representatives from both the Investments Division and Corporate Finance. The meeting discussion will include an assessment of investments on the watch lists. The following criteria will be considered when determining whether a security is other-than-temporarily impaired:

●	The extent and duration of any credit-related decline in market value
●	The financial condition and prospects for the issuer, including any specific events that may influence the operations of the credit
●	The impact of economic and industry trends on the credit
●	Bankruptcy of the issuer
●	Value of any loan collateral or of other assets available to the creditors in liquidation
●	Going concern qualification by the auditor
●	Loan covenant violations
●	For fixed income securities: the intent to sell, whether OneAmerica will be required to sell before recovery, or whether OneAmerica does not expect to recover the entire amortized cost basis
●	Downgrade by rating agency

The meeting attendees will evaluate whether watch list items are deemed other-than-temporarily impaired, and generate a recommendation for write downs. The meeting discussion will be documented and kept on file in the form of a final watch list. This listing will include the factors that were considered in evaluating whether impairments are other-than-temporary, including the intent to sell assertion, and the conclusions reached for each security. While there is no bright- line criterion for deeming an investment other-than-temporarily impaired, OneAmerica will use general thresholds in the decision-making process. These thresholds are subject to management discretion, and will not override the individual investment analysis.

●	All impairments are subject to a materiality threshold of $100,000[4]
●	An investment will be other-than-temporarily impaired if OneAmerica, at the time of the Impairment Review Meeting, has the intent to sell the security

3 Determining whether there has been an adverse change in estimated cash flows is described in ASC 325-40-35

4 The difference between fair value and cost exceeds $100,000 by cusip, or issue.

2

●	An investment will be other-than-temporarily impaired if it is more likely than not that OneAmerica will be required to sell the security before recovering its amortized cost
●	A security may be other-than-temporarily impaired if fair value is less than 80% of book value for a period exceeding 9 months
●	A non-investment grade security generally will be other-than-temporarily impaired if fair value is less than 80% of book value for a period exceeding 24 months
●	A security generally will be other-than-temporarily impaired if fair value is less than 50% of book value at the reporting period (practical expedient)
●	No investment will be deemed other-than-temporarily impaired if fair value is at least 90% of book value, regardless of the duration of impairment, unless OneAmerica has the intent to sell the security or there are events specific to the issuer that would indicate the investment is other-than-temporarily impaired
●	No investment will be deemed other-than-temporarily impaired if the investment has been impaired for less than 9 months and fair value is at least 80% of book value, unless OneAmerica has the intent to sell the security
●	An impaired structured security on the cash flow watch list, such that there has been an adverse change in estimated cash flows from the previously estimated cash flows, shall be other-than-temporarily impaired
●	A mortgage loan where it is probable that OneAmerica will be unable to collect all amounts due according to the contractual terms of the mortgage agreement will have a valuation allowance established. Collateral dependent loans will be valued at the fair market value of the collateral, less any anticipated costs to obtain and sell the collateral.[5]

Approval

Following the Impairment Review Meeting, the recommendations for other-than-temporary impairments will be submitted to the CFO. Upon approval by the CFO, Corporate Finance writes down the investments determined to be other-than-temporarily impaired.

Accounting Treatment

If an investment is deemed other-than-temporarily impaired, the accounting treatment is dependent upon the type of investment (equity, mortgage loan, or debt).

Mortgage Loans and Real Estate: If foreclosure is probable, the investment will be written down to the fair value of the collateral, with a corresponding charge realized loss. If a valuation allowance exists for the specific loan, the existing allowance will be adjusted with a corresponding charge to realized gain/loss for GAAP or unrealized for STAT.

Debt Securities:

●	If OneAmerica intends to sell the security, or if it is more likely than not that OneAmerica will be required to sell the security before recovery, the investment will be written down to the fair value at the balance sheet date of the period being reporting, and a realized loss will be recognized.
●	If OneAmerica neither intends to sell the security, nor is there a likelihood of a sale requirement, analysis to bifurcate the credit and non-credit portion of the impairment must be completed. The analysis will utilize relevant market data for the specific security, including market spreads for bonds and cash flow estimates for structured securities. The security’s cost will be written down for the credit portion of the impairment, and a realized loss will be recognized. The non-

5 The offset to the valuation allowance is unrealized loss on a Statutory basis (SSAP 37) and realize gain/loss on a GAAP basis (ASC 310).

3

credit portion of the impairment will be reflected in other comprehensive income. The credit portion of the impairment may be amortized over the remaining life through earnings, as described below.

Amortization treatment following an other-than-temporary impairment is dependent upon the facts and circumstances surrounding the impairment.

●	If an impairment is processed due to OneAmerica’s intent to sell, amortization will cease until the intent has changed. The security will amortize prospectively from its new cost basis to a recoverable amount, over the remaining life of the security.

●	For an impairment due to credit deterioration, amortization will cease after the investment is written down. If the facts and circumstances change after the impairment, the security will amortize prospectively from its new cost basis to a recoverable amount.

●	For an impairment of a securitized asset with adverse changes in cash flow estimates, the accretable yield will be changed to the market rate [6], and amortization of the discount or reduced premium will continue, prospectively, based on the new cost basis of the investment.

Change in Intent to Sell an Impaired Security

To provide transparency regarding the impact of the subsequent sale of a security in a loss position that OneAmerica previously represented would be held until recovery, the following operating procedures will be followed:

1.	Sales of investments resulting in a loss that were in an unrealized loss position at the previous balance sheet date, and that the Company had previously represented that there was no intent to sell, will be reviewed. Portfolio managers will provide appropriate contemporaneous documentation, specifying the changes in facts and circumstances that justify the sale of the investment.

2.	When applicable, OneAmerica Management will review this documentation with portfolio managers and will determine if the investment should be written down as other-than-temporarily impaired at the previous balance sheet date. Judgment will be used when assessing each sale and a number of factors will be considered, including the timing of the disposition and the reporting period.

3.	At each Impairment Review meeting, all other-than-temporarily impaired securities recorded in a prior reporting period will be reviewed, and a current assertion regarding intent to sell will be documented.

6 The accretable yield after other-than-temporary impairment is the difference between fair value and the revised estimated cash flows (undiscounted).

4

SCHEDULE 8.4

Terminal Settlement

The Terminal Settlement shall equal an amount equal to:

1.	Amounts payable by the Ceding Company to the Reinsurer as of the Recapture Date, less

2.	Amounts payable by the Reinsurer to the Ceding Company as of the Recapture Date, less

3.	An amount equal to the sum of (a) General Account Reserves as of the Recapture Date, and (b) the Unamortized IMR Amount as of the Recapture Date, plus

4.	Policy Loan Balance as of the Recapture Date, plus

5.	Deferred Premium as of the Recapture Date, plus

6.	The Unamortized Ceding Commission.

provided that in connection with (i) a recapture pursuant to Section 8.3(a)(iv), the Reinsurer shall pay to the Ceding Company an amount equal to $25,000,000, or (ii) a termination pursuant to Section 8.3(c), the Ceding Company shall pay to the Reinsurer an amount equal to $25,000,000.

EXHIBIT A

Trust Agreement

See attached.

Execution Version

TRUST AGREEMENT

by and among

AMERICAN UNITED LIFE INSURANCE COMPANY,

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

and

THE BANK OF NEW YORK MELLON

as Trustee

Dated as of January 2, 2025

and

Effective as of January 1, 2025

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Interpretation	9

ARTICLE II

CREATION OF THE TRUST

ARTICLE III

MAINTENANCE OF THE TRUST

ARTICLE IV

RELEASE AND ADJUSTMENT OF TRUST ASSETS

Section 4.01	Withdrawal of Trust Assets	24

ARTICLE V

DUTIES OF THE TRUSTEE

Section 5.01	Acceptance of Assets by the Trustee	29
Section 5.02	Collection of Interest and Dividends	29

 i

ARTICLE VI

TERMINATION

Section 6.01	Termination	38
Section 6.02	Disposition of Assets Upon Termination	38

ARTICLE VII

GENERAL PROVISIONS

 ii

EXHIBITS

Exhibit A	Beneficiary’s Representatives
Exhibit B	Grantor’s Representatives
Exhibit C	Form of Reserve Credit Event Notice
Exhibit D	Form of Notice of Cure of Reserve Credit Event
Exhibit E	Document Release Letter
Exhibit F	Form of Beneficiary Withdrawal Notice
Exhibit G	Form of Grantor Withdrawal Notice
Exhibit H	Form of Grantor Servicing Notice
Exhibit I	Form of Delivery Instruction and Certification

 iii

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of January 2, 2025 and effective as of January 1, 2025 (this “Trust Agreement”), has been made and entered into by and among American United Life Insurance Company, a stock life insurance company domiciled in the State of Indiana (the “Beneficiary”), Voya Retirement Insurance and Annuity Company, a Connecticut domiciled stock life insurance company (the “Grantor”), and The Bank of New York Mellon, a New York banking corporation (the “Trustee”).

W I T N E S S E T H:

WHEREAS, OneAmerica Financial Partners, Inc., an Indiana corporation, and Voya Financial, Inc., a Delaware corporation have entered into that certain Master Transaction Agreement, dated as of September 11, 2024 (the “Master Transaction Agreement”), pursuant to which OneAmerica Financial Partners, Inc. has agreed to sell to Voya Financial, Inc. certain assets and liabilities comprising the Business (as defined in the Master Transaction Agreement);

WHEREAS, the Grantor and the Beneficiary have entered into that certain Reinsurance Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Reinsurance Agreement”), pursuant to which the Beneficiary has agreed to cede to the Grantor, and the Grantor has agreed to accept and reinsure certain liabilities on a coinsurance and coinsurance with funds withheld basis;

WHEREAS, the Reinsurance Agreement contemplates that the Grantor and the Beneficiary shall enter into this Trust Agreement whereby the Grantor establishes a trust to hold assets as security for the satisfaction of the obligations of the Grantor to the Beneficiary under the Reinsurance Agreement;

WHEREAS, pursuant to Section 6.2 of the Reinsurance Agreement, the Grantor desires to establish with the Trustee one or more trust accounts in the name of the Grantor (collectively, the “Trust Accounts”); and

WHEREAS, the Trust Accounts shall consist of a Main Trust Account (the “Main Trust Account”) and a funding trust account to hold assets consisting of cash and cash equivalents (the “Designated Administrative Account”);

NOW THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Definitions. The following terms have the respective meanings set forth below throughout this Trust Agreement:

“Act” has the meaning set forth in Section 7.06.

“Action” means any claim, action, suit, litigation, arbitration or proceeding by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.

“Administrative Requirement” means with respect to any Asset (i) the approval or consent of an administrative or loan agent, issuing bank, swingline lender, or any other Person (other than the Grantor or any of its Affiliates) acting in an administrative capacity similar to any of the foregoing with respect to any such Asset, (ii) the registration and recording of, a sale, transfer, assignment, or other disposition, and / or the payment of a processing fee, (iii) any requirements that the applicable transferee meet reasonable or customary eligibility requirements in order to receive such Asset, or (iv) any rights of first refusal or first offer processes that do not apply to the Beneficiary’s receipt of such Asset.

“Affiliate” means, with respect to any Person, any other Person that, at the applicable time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Aggregate Required Balance” has the meaning set forth in the Reinsurance Agreement.

“Applicable Law” means any United States or non-United States federal, state, local statute, law, ordinance, regulation, code, Governmental Order or other requirement or rule of law applicable to the Person, place or situation in question, as may be amended from time to time.

“Assets” has the meaning set forth in Section 2.02(a).

“Authorized Person” means (a) with respect to the Beneficiary, a Beneficiary Authorized Person and (b) with respect to the Grantor, a Grantor Authorized Person.

“Beneficiary” has the meaning set forth in the Preamble.

“Beneficiary Authorized Person” means any Person, whether or not an officer or employee of the Beneficiary, duly authorized by the Beneficiary to give notices, Instructions or other direction on behalf of the Beneficiary, such persons to be designated in a certificate of authorized persons, attached hereto as Exhibit A which may be updated from time to time by the Beneficiary with notice to the Grantor and the Trustee pursuant to Section 7.01. Exhibit A shall contain a specimen signature of each Beneficiary Authorized Person.

“Beneficiary Withdrawal Notice” has the meaning set forth in Section 4.01(a)(iii).

“BNY Mellon Group” has the meaning set forth in Section 7.15.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Indianapolis, Indiana or New York, New York are required or authorized by Applicable Law to be closed and the appropriate Depositories are open for business.

“Centralized Functions” has the meaning set forth in Section 7.15.

“CIP” has the meaning set forth in Section 7.14.

“Closing Date” has the meaning set forth in the Master Transaction Agreement.

“CML Assets” means Assets that are commercial mortgage loans secured by real property including Whole Loans, Participated Whole Loans, Co-Lending Assets, Participation Assets and Grantor Created Participation Assets.

“CML Transfer Documents” means,

(a)	with respect a Whole Loan other than a Co-Lending Asset (i) the original promissory note or notes (collectively and severally, the “Note”) evidencing such Whole Loan, (ii) an original allonge executed (but not dated) in blank in a form sufficient to properly assign and transfer each Note evidencing such Whole Loan, (iii) one or more original assignment agreements executed in blank (but not dated) in recordable form and otherwise in a form sufficient to transfer and assign of record each of the mortgages, deeds of trust, deeds to secure debt or similar instruments securing such loan and each of the separate assignments of rents and leases and similar agreements securing such loan and (iv) one or more UCC-3 financing statements, in blank, sufficient to transfer of record all financing statements (including fixture filings) filed in connection with such loan and (v) an original executed (but not dated) Assignment and Assumption Agreement Regarding Rights and Obligations or similar agreement in blank, in form and substance sufficient to transfer all of the Grantor’s right, title and interest in and to the Whole Loan, including specifically, without limitation, all of the Grantor’s rights and interests in and to all other instruments or documents evidencing, securing or otherwise relating to such loan including specifically, without limitation, all guaranties, environmental indemnification agreements, security agreements, loan agreements and similar agreements evidencing and securing such Asset.

(b)	With respect to each Co-Lending Asset, the following: (i) the original Note evidencing such Co-Lending Asset, and (ii) an original allonge executed (but not dated) in blank in a form sufficient to properly assign and transfer the Note evidencing such Co-Lending Asset;

(c)	With respect to each Participation Asset other than a Grantor Created Participation Asset, the following: (i) the original Participation Certificate in favor of Grantor evidencing such Participation Asset, and (ii) an original executed (but not dated) Assignment and Assumption of Participation Interest or similar assignment agreement, in blank, in a form sufficient to transfer and assign all of Grantor’s rights and interests in and to the Participation Asset evidenced by such Participation Certificate; and

(d)	With respect to each Grantor Created Participation Asset, the following: (i) the original Note in favor of Grantor in which the Grantor Created Participation Asset is being granted (or a copy of such Note if the original Note is already being held by Trustee under a separate trust agreement), (ii) an original executed Participation Certificate in favor of Grantor showing a participation in the amount of the Grantor Created Participation Asset to be delivered into the Trust Accounts, and (iii) an original executed (but not dated) Assignment and Assumption of Participation Interest or similar assignment agreement, in blank, in a form sufficient to transfer and assign all of Grantor’s rights and interests in and to the Grantor Created Participation Asset evidenced by such Participation Certificate.

“Co-Lending Assets” means those Assets constituting co-lending interests established pursuant to a co-lending and servicing agreement (or similar agreement) by and between Grantor and other lenders who are collectively making one or more commercial mortgage loans to a borrower or borrower group, and for which there is a separate collateral agent (which may be one of the lenders under such agreement)

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

“Corporate Action Instructions” means instructions delivered to Trustee by Electronic Means, other than e-mail.

“Country Risk Events” means the existence of conditions in a particular country, including nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations or currency redenomination; availability of securities or cash or market disruptions, which prevent the transfer of property or the execution of securities transactions or which affect the value of property.

“Custody Transmission” means, in the case of each CML Asset held by the Trustee, a computer-readable transmission containing the following information (and such other data as may be mutually agreed upon in writing by the Grantor and the Trustee), which shall be delivered by the Trustee to the Grantor and the Beneficiary pursuant to this Trust Agreement: the mortgage loan number, mortgagor’s name and mortgagor’s address for each CML Asset. The Trustee shall incorporate all agreed upon data, to the extent provided to the Trustee, into the Custody Transmission.

“Delivery Instruction and Certification” has the meaning set forth in Section 2.04.

“Depository” means the Federal Reserve/Treasury book-entry system for receiving and delivering securities, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency authorized to act as a securities depository, book-entry system or clearing agency pursuant to Applicable Law and identified to the Grantor and the Beneficiary from time to time, and the respective successors and nominees of the foregoing.

“Designated Administrative Account” has the meaning set forth in the Recitals.

“Designee” has the meaning set forth in Section 4.01(a)(iv).

“Document File” has the meaning specified in Section 3.08(a).

“Document Release Letter” has the meaning set forth in Section 2.03(a).

“DTC” has the meaning set forth in Section 3.09(b)

“Electronic Means” has the meaning set forth in Section 2.06(a).

“Eligible Assets” has the meaning set forth in the Reinsurance Agreement.

“Fair Market Value” has the meaning set forth in the Reinsurance Agreement.

“Fund Instrument” has the meaning specified in Section 3.08(a).

“Fund Investment” means any Asset that is an investment in hedge funds, private equity funds, mutual funds, limited partnerships, or other similar investment or collective investment vehicles that requires the completion of subscription documentation to effect the purchase of ownership interests in such investment.

“Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, tax, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Grantor” has the meaning set forth in the Preamble.

“Grantor and Beneficiary Information” has the meaning set forth in Section 7.15.

“Grantor Authorized Person” means any Person, whether or not an officer or employee of the Grantor, duly authorized by Grantor to give notices, Instructions or other direction on behalf of the Grantor (including an Investment Manager), such Persons to be designated in a certificate of authorized persons, attached hereto as Exhibit B which may be updated from time to time by the Grantor with notice to the Beneficiary and the Trustee pursuant to Section 7.01. Exhibit B shall contain a specimen signature of each Grantor Authorized Person.

“Grantor Created Participation Asset” means a participation interest in a Whole Loan which is intended to transfer into the Trust Accounts less than all of the ownership interests held by the Grantor in such Whole Loan.

“Grantor Servicing Notice” has the meaning set forth in Section 4.01(c).

“Grantor Withdrawal Notice” has the meaning set forth in Section 4.01(b)(iv).

“Income” means payments of interest, dividends and other income in respect of the Assets.

“Income Account” has the meaning set forth in Section 3.04.

“Instructions” means instructions, directions or other communications, including, without limitation, Corporate Action Instructions, actually received by the Trustee in hard copy, by Electronic Means or other method or system specified by the Trustee as available for use in connection with the services hereunder.

“Investment Guidelines” has the meaning set forth in the Reinsurance Agreement.

“Investment Manager” has the meaning set forth in Section 3.01(b).

“Investment Order” has the meaning set forth in Section 3.05(b).

“Liquid Corporate Bonds” means Eligible Assets for which prices published by a nationally or internationally recognized pricing service are available (other than Non-Public Assets).

“Liquid Corporate Bonds Sub-priorities” has the meaning set forth in Section 4.01(a)(iii).

“Losses” means any and all claims, losses, liabilities, damages, fines, penalties and out-of- pocket costs and expenses (including reasonable attorneys’ fees and expenses).

“Main Trust Account” has the meaning set forth in the Recitals.

“Master Transaction Agreement” has the meaning set forth in the Recitals.

“New York Courts” has the meaning set forth in Section 7.07(b).

“Non-Public Assets” means any Assets that are CML Assets, Fund Investments, Private Placements or any other Asset that is a non-public security permitted under the Investment Guidelines.

“Note” has the meaning specified in the definition of “CML Transfer Documents.”

“Notice of Cure of Reserve Credit Event” means a written notice to the Trustee (with a copy delivered concurrently to the Grantor) in substantially the form of Exhibit D attached hereto.

“Operational Losses” has the meaning set forth in Section 5.03(d).

“Outsourced Functions” has the meaning set forth in Section 7.15.

“Participated Whole Loan(s)” means whole commercial mortgage loans of which the Grantor is depositing into the Trust Accounts Grantor’s entire interest in and to such loan and which (i) list the Grantor as the lender of record in the Note and other loan documents evidencing and securing the loan, and (ii) are subject to outstanding participation interests granted to other third-party participants.

“Participation Agreement” means each mortgage loan participation agreement (or similar agreement) by and between the Grantor and other lenders participating in one or more commercial mortgage loans.

“Participation Assets” means those Assets constituting participation interests established pursuant to Participation Agreements in commercial mortgage loans which are evidenced by Participation Certificates that are deposited into the Trust Accounts, including specifically, without limitation, Grantor Created Participation Assets.

“Participation Certificate” means a certificate, whether designated as certificate, participation certificate or otherwise, issued by the applicable lender, administration agent or facility agent to the Grantor pursuant to the Participation Agreement which evidences an interest in a Participation Asset.

“Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including a Governmental Authority.

“Private Placements” means any Asset that is a non-public debt security issued by a corporation, excluding any assets relying on Rule 144A exemption and consisting of a note or other debt obligation, each in physical form. For the avoidance of doubt, “Private Placements” shall not include CML Assets.

“Quarterly Restricted Assets Limit Amount” has the meaning set forth in Section 2.02(e).

“Reinsurance Agreement” has the meaning set forth in the Recitals.

“Required Care” has the meaning set forth in Section 5.03(c).

“Reserve Credit Event” has the meaning set forth in the Reinsurance Agreement.

“Reserve Credit Event Notice” means a written notice to the Trustee (with a copy delivered concurrently to the Grantor) in substantially the form of Exhibit C attached hereto.

“Restricted Assets” means any Asset that will require the consent (other than any Administrative Requirements) of any Person (other than the Beneficiary or any Affiliate of the Beneficiary) in order for the Trustee or the Beneficiary to complete the transfer thereof from the Trustee to the Beneficiary or any other Person; provided that any Asset deposited by the Beneficiary into the Trust Accounts that requires the consent of any Person for transfer shall not be deemed a Restricted Asset hereunder.

“Restricted Assets Limit Amount” has the meaning set forth in Section 2.02(e).

“Sanctions” has the meaning set forth in Section 7.16.

“Servicer” means with respect to any CML Asset, any Person responsible for any servicing or sub-servicing of such CML Asset, which Person may be a third party servicer pursuant to a Servicing Agreement, the Grantor or an Affiliate of the Grantor; provided that, the master Servicer shall be an Affiliate of the Grantor.

“Servicing Agreements” means collectively, any servicing agreement entered into by the Grantor and any other party acting as Servicer thereunder with respect to any CML Assets.

“Servicing File” means, as to any CML Asset, any documents relating to the servicing of such CML Asset, as applicable, other than any CML Transfer Documents.

“Statutory Book Value” has the meaning set forth in the Reinsurance Agreement.

“Subcustodian” means a bank or other financial institution (other than a Depository) domiciled in a jurisdiction other than the United States which is utilized by the Trustee in connection with the purchase, sale or custody of Assets or Income hereunder, in each case, held outside the United States and identified to the Grantor and the Beneficiary from time to time.

“Taxes” has the meaning set forth in Section 5.10(c).

“Termination Date” has the meaning set forth in Section 6.01.

“Termination Notice” has the meaning set forth in Section 6.01.

“Transaction Documents” means the Master Transaction Agreement, the Reinsurance Agreement and this Trust Agreement.

“Trust Accounts” has the meaning set forth in the Recitals.

“Trust Activity Notification” has the meaning set forth in Section 5.05.

“Trust Agreement” has the meaning set forth in the Preamble.

“Trustee” has the meaning set forth in the Preamble.

“Trustee Activity Report” has the meaning set forth in Section 5.05.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Underlying Asset” means any property or other asset serving as collateral for any Asset.

“Whole Loans” means Assets that are whole commercial mortgage loans which, for the avoidance of doubt, (a) include Participated Whole Loans and Co-Lending Assets held by Grantor, and (b) exclude any Participation Assets.

Section 1.02          Interpretation.

(a)           As used in this Trust Agreement, references to the following terms have the meanings indicated:

(i)            to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Trust Agreement unless otherwise clearly indicated to the contrary;

(ii)           to any “contract” (including this Trust Agreement) are to the contract as amended, modified, supplemented or replaced from time to time;

(iii)          to any Applicable Law are to such Applicable Law as amended, modified, supplemented or replaced from time to time and all rules and regulations promulgated thereunder, and to any section of any Applicable Law include any successor to such section;

(iv)          to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;

(v)           to any “copy” of any contract or other document or instrument are to a true and complete copy thereof;

(vi)          to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or clause of this Trust Agreement, unless otherwise clearly indicated to the contrary;

(vii)         to the “date of this Trust Agreement,” “the date hereof” and words of similar import refer to January 2, 2025; and

(viii)        to “this Trust Agreement” includes the Exhibits and Schedules to this Trust Agreement.

(b)           Whenever the words “include,” “includes” or “including” are used in this Trust Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” need not be disjunctive. Any singular term in this Trust Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(c)            Whenever the last day for the exercise of any right or the discharge of any duty under this Trust Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”

(d)            The table of contents and headings contained in this Trust Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Trust Agreement.

(e)             References to a “party” hereto means the Grantor, the Beneficiary or the Trustee and references to “parties” hereto means Grantor, the Beneficiary and the Trustee unless the context otherwise requires.

(f)              References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.

(g)            The parties have participated jointly in the negotiation and drafting of this Trust Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Trust Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Trust Agreement.

(h)            No summary of this Trust Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Trust Agreement.

(i)            All capitalized terms used without definition in the Exhibits and Schedules to this Trust Agreement shall have the meanings ascribed to such terms in this Trust Agreement.

ARTICLE II

CREATION OF THE TRUST

Section 2.01       Establishment of The Trust. The Grantor hereby establishes with the Trustee, in the name of the Grantor, the Trust Accounts to be held for the benefit of the Beneficiary pursuant to the provisions of this Trust Agreement, subject to the rights of the Grantor as set forth herein. The Trustee shall maintain and administer the Trust Accounts in its name as trustee for the benefit of the Beneficiary, upon the terms and conditions set forth herein. Subject to the conditions set forth herein, the Trustee hereby accepts its appointment as trustee.

Section 2.02        Funding of the Trust.

(a)            The Trustee is, and its lawfully appointed successors are, authorized and have power to receive such cash, securities and other property (“Assets”) as the Grantor or the Beneficiary on behalf of the Grantor from time to time may transfer, cause to transfer, assign or remit to or vest in said Trustee or place in or under said Trustee’s control, and to hold, invest, reinvest and dispose of the same for the uses and purposes and in the manner and according to the provisions set forth in this Trust Agreement. All such Assets held in trust at all times will be maintained in the Trust Accounts, separate and distinct from all other assets of the Trustee or the Beneficiary. Each party hereto shall treat the Trust Accounts as a grantor trust and the Grantor as the owner of the Assets for all United States federal, state and local tax purposes and, thus, any and all Income held in the Trust Accounts shall be the property of the Grantor, and the Trustee shall treat the Grantor as tax owner of all such Income.

(b)            On the date hereof, the Beneficiary shall deposit Assets to the Main Trust Account by executing assignments or endorsements in blank, or documents necessary to either transfer legal title to the Trustee of all shares, obligations, or any other assets requiring assignment or otherwise render such assets in proper negotiable form. Notwithstanding anything to the contrary in this Trust Agreement, at the time of deposit, the terms and provisions of Sections 2.03, 3.08 and 3.09 shall apply to the Beneficiary and not the Grantor with respect to Assets that the Beneficiary deposits in the Trust Account on behalf of the Grantor. From time to time, after the date hereof, the Grantor may at any time deliver additional Assets to the Trustee for deposit into the Trust Accounts in connection with its obligations under the Reinsurance Agreement; provided that for the avoidance of doubt, assets transferred by the Beneficiary to the Grantor for deposit into the Trust Accounts as directed by the Grantor pursuant to the Transaction Documents shall be deemed to be held in the Trust Accounts while such assets are in transit pending re-registration to the Grantor. Prior to depositing Assets in the Trust Accounts, the Grantor will execute assignments or endorsements in blank, or documents necessary to either transfer legal title to the Trustee of all shares, obligations, or any other assets requiring assignment or otherwise render such assets in proper negotiable form, as applicable, in order that the Beneficiary or the Trustee, upon the direction of the Beneficiary, may whenever necessary negotiate or transfer any such Eligible Assets, or in the case of a CML Asset assign such CML Asset, without the consent from the Grantor or any other Person other than Administrative Requirements, in each case, subject to Section 2.02(e). Without limiting the generality of the foregoing, the Grantor shall deliver and keep current all such agreements, assignments, endorsements, instruments, documents, relevant bond or stock powers, corporate resolutions or other certificates or instruments of transfer as may be required by the applicable issuer and re-register securities in the name of the Trustee or execute assignments or endorsements in blank of all securities or other property requiring such assignment or endorsement in order that the Beneficiary or the Trustee, upon the direction of the Beneficiary, may whenever necessary negotiate any such Assets without the consent or signature from the Grantor or any other Person, other than Administrative Requirements, in each case, subject to Section 2.02(e); provided that, with respect to the Non-Public Assets, the Grantor is not required to deliver any instrument for the purpose of re-registering such assets in the name of the Trustee. For the avoidance of doubt, the Grantor’s obligations under this Section 2.02(b) with respect to

Private Placements shall be satisfied by the Grantor’s delivery of the original bond powers executed in blank for such Private Placements.

(c)            The Grantor covenants and agrees that all Assets invested and substituted hereunder at the direction of the Grantor or the applicable Investment Manager after the Closing Date shall consist only of Eligible Assets. The Beneficiary represents, warrants, covenants and agrees that all Assets deposited in the Trust Accounts by the Beneficiary on behalf of the Grantor, on the date hereof, shall (i) be in such form that Grantor or the Beneficiary whenever necessary may, and the Trustee upon direction by the Grantor or the Beneficiary may, negotiate, transfer or assign any such assets without consent or signature from the Beneficiary or any other Person and (ii) consist only of Eligible Assets; provided that, if any Asset deposited by the Beneficiary on behalf of the Grantor into the Trust Accounts nevertheless requires the consent of any Person for transfer, such Asset shall be allowed in the Trust Accounts and the Beneficiary shall obtain the consents needed to transfer such Assets to the Grantor as soon as reasonably practicable. The Trustee shall have no duty or responsibility to determine whether the Grantor or the Beneficiary has complied with this paragraph and may accept Assets for deposit in the account to which it has been directed without further inquiry.

(d)            Subject to the terms, conditions and limitations set forth in this Trust Agreement, the Trustee may execute and deliver in the name of the Grantor or in the name of the Beneficiary, as the case may be, any assignments, stock or bond powers or other documents or instruments which the Trustee deems necessary or convenient and proper: (i) to sell, assign, transfer, or make other disposition of any security or other property in the Trust Accounts; (ii) to take any action in relation to any such security or property; or (iii) to obtain any payment due, but only as instructed by the Grantor or the Beneficiary in accordance with the terms of this Trust Agreement. Except as otherwise prohibited under this Trust Agreement, the Trustee may execute any and all documents by signing the Grantor’s or the Beneficiary’s name alone or as the Grantor’s or the Beneficiary’s attorney-in-fact pursuant to this authorization to the extent instructed to do so by the Grantor or the Beneficiary (and only to such extent), as applicable, in accordance with the terms of this Trust Agreement.

(e)            The Grantor may, on the date hereof and from time to time hereafter, deposit Restricted Assets in the Trust Account and, notwithstanding any requirement to obtain consents to transfer Eligible Assets from the Trustee to another Person, but subject to the other requirements of this Trust Agreement, such Restricted Assets shall be Eligible Assets hereunder; provided, that (a) prior to depositing any such Restricted Asset in the Trust Account, the Grantor shall have obtained and delivered to the Trustee any necessary consents or signatures or other binding indications of consent to deposit the Restricted Asset into the Trust Account, (b) the aggregate Statutory Book Value of all Restricted Assets in the Trust Account at any time shall in no event exceed five percent (5%) of the Aggregate Required Balance under the Reinsurance Agreement (the “Restricted Assets Limit Amount”), and (c) all Restricted Assets shall cease to be Eligible Assets upon the occurrence and during the continuance of a Reserve Credit Event. For purposes of determining the Restricted Assets Limit Amount, no later than thirty (30) calendar days following the end of each calendar quarter, the Grantor shall deliver to the Beneficiary a calculation of the Restricted Assets Limit Amount based on the Aggregate Required Balance as of the end of such calendar quarter (in each case, the “Quarterly Restricted Assets Limit Amount”). The amount of the Quarterly Restricted Assets Limit Amount shall remain the Restricted Assets Limit Amount until the Quarterly Restricted Assets Limit Amount is recalculated following the end of the following calendar quarter. The Grantor shall have fifteen (15) Business Days following delivery of an updated Quarterly Restricted Assets Limit Amount to cure any non-compliance with the Restricted Asset limitations due to such updated Quarterly Restricted Assets Limit Amount. The Trustee shall have no duty or responsibility to determine whether the Grantor has complied with the covenants contained in this Section 2.02(e). Upon withdrawal of any such Restricted Assets from the Trust Accounts by the Beneficiary, the Grantor shall cooperate with the Beneficiary to transfer title to such Restricted Assets and to take other actions necessary or reasonably desirable to the Beneficiary in connection with the sale or disposition of such Restricted Assets.

Section 2.03          Transfer of Certain Assets to the Trust.

(a)            Upon deposit by the Grantor of any CML Asset into the Trust Accounts, the Grantor shall provide the CML Transfer Documents to the Trustee. The Grantor shall also deliver to the Trustee a letter in the form attached hereto as Exhibit E, executed in blank by an Authorized Person and addressed to the master Servicer of a CML Asset, as applicable, instructing such Servicer to release the Servicing File to the Trustee or to the Beneficiary in accordance with the terms hereof, whenever requested by the Trustee or the Beneficiary, as applicable (the “Document Release Letter”). The delivery of the Document Release Letter by the Grantor to the Trustee shall constitute a representation and certification by the Grantor to the Trustee and the Beneficiary that such Document Release Letter is sufficient to require the Servicers to release the Servicing File to the Trustee without the further consent of the Grantor or any other Person.

(b)            (i) In connection with the deposit of any CML Assets into the Trust Accounts by the Grantor, the Grantor shall simultaneously (x) deliver to the Trustee a complete and accurate set of CML Transfer Documents; provided, that any CML Transfer Documents that have been sent to be recorded or filed shall be copies, and (y) deliver to the Beneficiary a copy of such CML Transfer Documents. A CML Asset shall be deemed an Eligible Asset in the Trust Accounts only after all CML Transfer Documents related to such CML Asset have been received by the Trustee. The Grantor shall be solely responsible for delivering to the Trustee in a timely manner each and every CML Transfer Document required for each CML Asset deposited into the Trust Account, and for completing or correcting any missing, incomplete or inconsistent documents and, except as specifically provided herein, the Trustee shall not be responsible or liable for taking any such action, causing any other Person to do so or notifying the Grantor that any such action has or has not been taken. Upon the Trustee’s receipt of the CML Transfer Documents related to a CML Asset, the Trustee shall provide, via electronic mail, confirmation of receipt to the Grantor and the Beneficiary within one (1) Business Day following the Trustee’s receipt thereof. The Trustee shall provide a Custody Transmission to the Grantor and the Beneficiary with respect to every CML Asset deposited in the Trust Accounts (A) within seven (7) Business Days following the Trustee’s review of the applicable CML Transfer Documents, and (B) upon request of the Beneficiary or the Grantor.

(ii) With respect to any assignment and assumption agreement relating to a CML Asset, the Trustee is hereby authorized and directed, not in its individual capacity but solely in its capacity as Trustee, to execute and deliver such assignment and assumption agreements presented to the Trustee in accordance with this Trust Agreement for execution from time to time. To the extent that, under the assignment and assumption agreements, the Trustee as assignee has undertaken or assumed any obligations or made any representations, warranties or covenants, such obligations, representations, warranties or covenants shall not be those of the Trustee, but shall instead be those of the Grantor if the Grantor deposited such loan into the Trust Accounts or the Beneficiary if the Beneficiary deposited such loan into the Trust Account, and such party shall perform or cause to be performed all such obligations, representations, warranties or covenants with respect to each loan that it deposits into the Trust Account.

(c)             In accepting a deposit of any CML Asset, the Trustee shall be under no duty or obligation to inspect, review or examine any documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face and shall conclusively rely, without independent verification, on information provided by the Grantor regarding the CML Assets. The Trustee shall issue to the Grantor (and to the Beneficiary upon its request) a trust receipt (or similar instrument) with respect to the documents and files that the Trustee receives in connection with a deposit of a particular CML Asset into the Trust Accounts. Account statements will only reflect an inventory of the documents and files that the Trustee holds hereunder without any representation as to the contents thereof. In the event that copies of documents and files to be delivered to the Trustee are contained on electronic media, such account statement shall only reflect that such media are held but shall not contain any information relating to the contents of such media.

(d)             In no event shall the Trustee be responsible for the preparation of any instruments or other documents relating to the assignment or transfer of the CML Asset between the Grantor or the Beneficiary and the Trustee or between the Trustee and any other party or Person, or relating to the Grantor in its capacity as mortgagee of record, or for the expenses of such preparation or any other costs related thereto, including any filing fees therefor. The Trustee shall take no action with respect to any CML Asset, except at the written direction of the Grantor or the Beneficiary, as applicable, or as otherwise provided herein, in each case in accordance with the terms and conditions set forth herein.

(e)             Notwithstanding anything herein to the contrary, Trustee, Beneficiary and Grantor acknowledge that any CML Assets will be serviced by a Servicer (including any lead lender or lead participant) and that any distribution on such assets distributed to Trustee for deposit into the Trust Accounts shall be net of any servicing or management fees payable to such Servicer, lead lender or lead participant.

(f)              Each of the parties hereby acknowledges that the rights and obligations of the Grantor under the CML Assets have not been transferred to or accepted or assumed by the Trustee.

Section 2.04         Delivery of CML Assets. Whenever the Grantor or the Beneficiary delivers Assets to the Trustee that are CML Assets and require physical document custody by the Trustee, such delivery shall be accompanied by a completed and executed certification in the form attached hereto as Exhibit I (“Delivery Instruction and Certification”). The Trustee shall be entitled to conclusively rely on the information provided in such Delivery Instruction and Certification without further inquiry or investigation.

Section 2.05        Grantor Trust for U.S. Federal Income Tax Purposes. The Trust Accounts shall be treated as a grantor trust (pursuant to sections 671 through 677 of the Code) for U.S. federal income tax purposes. The Grantor shall constitute the grantor (within the meaning of sections 671 and 677(a) of the Code) and, thus, any and all income derived from the Assets shall constitute income or gain of the Grantor as the owner of such Assets. The Grantor shall file any federal, state or local tax returns to the extent required by Applicable Law. The Grantor shall not authorize, request or direct the Trustee, and the Trustee shall not otherwise be authorized or empowered, to do anything that would cause the Trust Accounts to fail to qualify as a grantor trust for such tax purposes.

Section 2.06        Reliance on Instructions.

(a)            Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval or other instrument to be delivered or furnished by the Grantor, any Investment Manager or the Beneficiary shall be sufficiently executed if executed by an Authorized Person or by agents and attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor, any Investment Manager or the Beneficiary, and the Trustee is authorized to follow and rely upon all Instructions, including Instructions given by S.W.I.F.T., e- mail and other similar secure electronic transmissions containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (“Electronic Means”) if the Trustee reasonably believes such Instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such Instructions. The Trustee shall not incur any liability in executing Instructions (i) from any Authorized Person that is delivered prior to receipt by it of a more current certificate of Authorized Persons removing such prior Authorized Person or (ii) from any agent or attorney-in-fact of the Grantor, any Investment Manager or the Beneficiary that are delivered prior to receipt by it of notice of the revocation of the authority of such agent or attorney-in-fact to act on behalf of such party.

(b)            Each of the Grantor and the Beneficiary acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee, and that there may be more secure methods of transmitting Instructions than the method selected by the sender. Each of the Grantor and the Beneficiary agrees that the security procedures, if any, to be followed in connection with a transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(c)            Each of the Grantor and the Beneficiary hereby authorizes the Trustee to rely upon and comply with Instructions and Corporate Action Instructions, including Instructions sent by Electronic Means by Persons believed by the Trustee to be authorized to give Instructions on behalf of the Grantor or the Beneficiary, as the case may be. Except as set forth in Section 2.06(d) with respect to funds transfers, the Trustee shall have no duty or obligation to verify or confirm that the Person who sent such Instructions or directions is, in fact, a Person authorized to give Instructions on behalf of the Grantor or the Beneficiary (other than to verify that the signature is the signature of a Person authorized to give Instructions and directions on behalf of such party), and the Trustee shall have no liability for any Losses incurred or sustained by the Grantor or the Beneficiary as a result of such reliance upon or compliance with such Instructions. Each of the Grantor and the Beneficiary agrees to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties.

(d)            With respect to any “funds transfer,” as defined in Article 4-A of the UCC, the following security procedure shall apply: the payment instruction of the Grantor or the Beneficiary, as the case may be, is to include the name of the Person initiating the funds transfer request. If the name is listed as an Authorized Person on the relevant account, the Trustee shall confirm the Instructions by telephone call to any Person listed as an Authorized Person on the account, who may be the same Person who initiated the instruction. When calling back, the Trustee shall request from the staff member of the Grantor or the Beneficiary, as the case may be, his or her name. If the name is listed in the Trustee’s records as an Authorized Person, the Trustee shall confirm the Instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information. Each of the Grantor and the Beneficiary agrees to be bound by any payment order issued in its name, whether or not authorized, that is accepted by the Trustee in accordance with the above procedures. When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g., ABA number or account number), the Trustee, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank. Each of the Grantor and the Beneficiary agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Trustee hereunder. Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Trustee pursuant to this authorization prior to the Trustee’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice. Without prejudice to, or limitation of, any other provision of this Trust Agreement, the Grantor or the Beneficiary, as applicable, shall indemnify and hold harmless the Trustee against any and all Losses incurred or sustained by the Trustee as a result of or in connection with the Trustee’s reliance upon and compliance with Instructions or directions given by such party by Electronic Means in compliance with this Section 2.06; provided, however, that such Losses have not arisen from the negligence, fraud, willful misconduct or lack of good faith of the Trustee, provided further, that any actions taken in accordance with instructions permitted hereunder and provided to the Trustee by the parties hereto will not constitute a breach of the Trustee’s obligations under this Trust Agreement.

ARTICLE III

MAINTENANCE OF THE TRUST

Section 3.01      Investment of Trust Assets.

(a)            Subject to the terms and conditions of this Trust Agreement and the Reinsurance Agreement, the Grantor or the applicable Investment Manager shall have the exclusive authority and sole power to direct the Trustee, in writing, in the sole discretion of the Grantor or the Investment Manager, with respect to all aspects of the management, investment and reinvestment of the Assets contained in the Trust Accounts, including the power and authority to direct the Trustee to purchase, sell or trade such Assets (subject to any transfer restrictions applicable to such Assets).

(b)            In connection with the foregoing Section 3.01(a), the Grantor may retain (and shall pay the service fees of) one or more investment managers (which may be an Affiliate of the Grantor or the Beneficiary) (the “Investment Manager”) to manage and make investment decisions with regard to any of the Assets held in the Trust Accounts and to exercise the authority of the Grantor set forth in Section 3.01(a) hereof. Each Investment Manager shall deliver to the Trustee a certificate in which it shall identify each Person who will provide any notices, Instructions or other direction required or permitted to be given by such Investment Manager on behalf of the Grantor hereunder and which contains a specimen signature of such Person.

Section 3.02      Substitution of Trust Assets. The Grantor may substitute all or any part of the cash and assets held in the Trust Accounts; provided, that that the Grantor shall, at the time of such substitution, replace the substituted cash and Assets with Eligible Assets (i) in the absence of a Reserve Credit Event, with a Statutory Book Value no less than the Statutory Book Value of the cash and Assets to be substituted from the Trust Accounts, provided that following any such substitution the ratio of Fair Market Value to Statutory Book Value of the non-cash Eligible Assets in the Trust Accounts is not materially less than such ratio prior to such substitution, and (b) during the continuation of a Reserve Credit Event, with a Fair Market Value no less than the Fair Market Value of the cash and Assets to be substituted from the Trust Accounts.

Section 3.03      Right of Inspection and Audit.

(a)            Without limiting any other rights of Beneficiary and Grantor herein, including under Section 5.07, at any reasonable time during normal business hours and without significant disruption of its normal activities, upon reasonable prior written notice to the Trustee, or either of the other parties to this Trust Agreement, as applicable, the Beneficiary or the Grantor, as applicable, at its sole cost and expense, shall have the right to inspect, photocopy and audit the books and records pertaining to the Assets in the Trust Accounts and the administration of the Trust Accounts, including for the avoidance of doubt, the Servicing Files, in the possession or control of the Trustee or the Grantor, as applicable, and the Trustee or the Grantor, as applicable, shall make available to the Beneficiary or the Grantor, as applicable, its personnel knowledgeable with respect thereto to facilitate such inspection and audit.

(b)            Without limiting any other rights of the Beneficiary herein, including under Section 3.03(a), no more frequently than on a quarterly basis, at any reasonable time during normal business hours and without significant disruption of its normal activities, and upon reasonable prior written notice to the Grantor, the Beneficiary, at its sole cost and expense, shall have the right to inspect, photocopy and audit the books and records of the Grantor pertaining to the Assets in the Trust Accounts, including as pertains to the determination of the Fair Market Value of the Assets in the Trust Accounts, and the Grantor shall make available to the Beneficiary its personnel knowledgeable with respect thereto to facilitate such inspection and audit.

Section 3.04        Income; Other Proceeds. All payments of Income in respect of the Assets in the Trust Accounts shall be posted and credited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 5.09(b), in the separate income column of the custody ledger (the “Income Account”). Any amounts deposited in the Income Account are not part of the Assets in the Trust Accounts and, as such, are not subject to the terms and conditions of this Trust Agreement with respect to the Assets in the Trust Accounts. The Trustee may debit from the Income Account any Income that is automatically credited on the payment date to the Income Account which is not subsequently received by the Trustee. The Grantor may withdraw amounts from the Income Account upon written notice to the Trustee or pursuant to standing instructions.

Section 3.05       Investment Orders and Settlement.

(a)             From time to time, at the written order and direction of the Grantor or the Investment Manager, the Trustee shall invest at the direction of the Grantor or the Investment Manager, as applicable, cash in the Trust Accounts, in Eligible Assets.

(b)            Any Instruction or order concerning such investments, reinvestments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker selected by the Grantor. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker (other than as a result of the Trustee’s negligence, fraud, willful misconduct or lack of good faith with respect to its selection of such agent or broker). For the purpose of settling securities transactions, the Grantor shall provide the Trustee with sufficient immediately available funds by such time and date as is required to settle such transactions in the country of settlement. The Grantor shall reimburse the Trustee such fees and charges as such agent or broker customarily charges. Any foreign exchange transaction effected by the Trustee at the written request of the Grantor or the Investment Manager in connection with this Trust Agreement may be entered with the Trustee or an Affiliate of the Trustee or through Subcustodians (or as may be otherwise agreed upon by the Grantor). Such contracts may be entered into with the Trustee, an Affiliate of the Trustee or any Subcustodian acting as a principal or otherwise through customary banking channels and they may retain any profits from such transactions. The Grantor may issue standing written Instructions with respect to foreign exchange transactions, but the Trustee may establish rules or limitations concerning any foreign exchange facility made available to the Grantor. Neither the Trustee nor any Affiliate nor Subcustodian shall be liable for any fluctuations or changes in foreign exchange rates, or shall be required to substitute one currency for any other currency. In all cases in which the Trustee, Subcustodian or their respective subsidiaries or Affiliates enter into foreign exchange transaction relating to the Trust Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. The Trustee or, as the case may be, the relevant Affiliate through which currency is converted, shall act as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other Person and earns revenue, including, without limitation, transaction spreads and sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Trust Agreement and the rate that the Trustee or any Affiliate receives when buying or selling foreign currency for its own account. The Trustee makes no representation that the exchange rate used or obtained in any currency conversion under this Trust Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined.

(c)            When the Trustee is directed to deliver securities against payment (i.e. “DVP”), delivery shall be made in accordance with generally accepted market practice, settlement of and payment for Assets received for, and delivered from, the Trust Accounts may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including the delivery of Assets to a purchaser, broker, dealer or their respective agents either against a receipt for future payment or without any payment (so-called “free delivery”), and the Grantor and the Beneficiary assume the risks of any such settlement. Any Loss incurred from any investment pursuant to the terms of this Section 3.05 shall be borne exclusively by the Trust Accounts.

(d)            The Grantor and the Beneficiary each understands that when the Trustee is instructed to deliver Assets against payment or in exchange for cash (for example in connection with the settlement of a securities transaction or a redemption, exchange, tender offer or similar corporate action), such payment or exchange of cash may not occur simultaneously with the delivery of such Assets and that the Trustee may deliver such Assets prior to actually receiving final payment. Consequently, as a matter of bookkeeping convenience, the Trustee may credit the Trust Accounts, as applicable, with the anticipated receipt of payment prior to actual receipt of final payment and may be reversed by the Trustee to the extent that final payment is not received; provided, however, the Trustee shall have no liability for the non-receipt of payment. Trustee reporting will include information relating to any such reversal, provided however that failure to report shall not impair Trustee’s rights and remedies hereunder. In addition, the Trustee shall in no event be required to advance funds to the Grantor to facilitate the settlement of any transaction or otherwise.

Section 3.06      Voting Rights; Corporate Actions.

(a)            Whenever Assets confer optional rights on the Grantor or provide for discretionary action or alternative courses of action by the Grantor (including warrants, options, conversions, subscriptions, takeovers, other forms of capital reorganizations, redemptions, tenders, options to tender or non-mandatory puts or calls), the Grantor or its Investment Manager shall be responsible for making any decisions relating thereto and for instructing the Trustee to act. In order for the Trustee to act, it must receive Corporate Action Instructions from the Grantor or its Investment

Manager not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Assets (or such earlier date or time as the Trustee may notify the Grantor). If the Trustee does not receive such written Instructions prior to its specified deadlines, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Assets.

(b)            The Trustee shall endeavor to notify the Grantor or its Investment Manager of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that the Trustee has received, with respect to securities issued in the United States, from the issuer, or, with respect to securities issued in the United States, and in any other country, from one of the nationally or internationally recognized bond or corporate action services to which the Trustee subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. If the Trustee shall not actually receive such notice, the Trustee shall have no liability for failing to so notify the Grantor or its Investment Manager.

(c)            With respect to all Assets, however registered, the voting rights are to be exercised by the Grantor, its Investment Manager or, if applicable, the Servicer. The Trustee’s only duty shall be to mail to the Grantor or its Investment Manager any documents (including proxy statements, all annual and interim stockholder and other financial reports and signed proxies) within a reasonable period of time following the Trustee’s actual receipt thereof.

(d)            Any notice or correspondence received by the Trustee from the borrowers or obligors under the Assets or any other Person in respect of the Assets shall be promptly forwarded to the Grantor pursuant to the notice provisions contained in this Trust Agreement, and, unless Grantor provides written Instructions to the Trustee in accordance with the terms of this Trust Agreement, the Trustee shall take no other action with respect to any such notice or correspondence (other than such action required under this Trust Agreement), and the Trustee shall not be liable for failure to take any action relating thereto.

Section 3.07    Servicing and Administration of CML Assets. The Grantor, acting alone or through Servicers, shall have the sole and exclusive right, power and authority to service, administer, manage, liquidate, deal with, issue or withhold any consents or waivers, amend, modify, or extend, direct the Trustee to sell, transfer or assign, or make any other decisions in respect of the CML Assets in any manner that it shall choose, subject only to any limitations set forth in this Trust Agreement, the applicable Servicing Agreement or in any other related agreement affecting the CML Assets. The Trustee (not in its individual capacity but solely as Trustee hereunder), upon receipt of a written request from the Grantor, shall execute and deliver any powers of attorney and other documents provided to it which the Grantor determines, in the exercise of its reasonable judgment, are necessary in order to enable the Grantor or any Servicer to carry out its duties with respect to CML Assets, or to enable the Grantor to take appropriate action in respect of the ownership, assignment, transfer and liquidation of CML Assets, as applicable, subject to the limitations in this Trust Agreement. The Trustee acknowledges that the Grantor may (in its sole discretion), from time to time, execute and deliver a limited power of attorney in order to enable the Servicers to carry out their duties in connection with CML Assets.

The rights, powers and authority of the Grantor and the Beneficiary under this Article III shall, in all instances, be subject to the terms, conditions and limitations of the applicable Servicing Agreements.

Section 3.08      Fund Investments

(a)            In connection with the deposit of any Fund Investment into the Trust Account, such Fund Investment shall consist of a copy of subscription, participation certificate or other documentation provided by the relevant issuer to represent an ownership interest in such Fund Investments (each, a “Fund Instrument”). It is understood and agreed that where no share or similar certificate has been issued, an originally signed subscription agreement or certified copy of same may serve as a Fund Instrument representing an ownership interest. The Grantor or its Investment Manager shall deliver any such Fund Investment to the Trustee as part of a document file (a “Document File”); provided, however, that, subject to Section 2.02(e), the Beneficiary and the Trustee acknowledge and agree that its right to sell, transfer or assign a Fund Investment to a third party may require the consent of the general partner or other third party (other than the Grantor or any Affiliate of the Grantor). Unless otherwise agreed by the Trustee in writing, in no event shall the Trustee be required to subscribe for, complete, execute and submit any subscription or redemption documentation relating to such Fund Investments.

(b)            With respect to any Fund Investment deposited to the Trust Accounts which contains a future funding commitment, the Grantor and the Beneficiary hereby acknowledge and agree that the Trustee shall have no obligation to satisfy any such future funding commitments in respect of such Fund Investment. All such future funding commitments with respect to such Fund Investment that remains in the Trust Accounts on the applicable future funding date shall be paid solely by the Grantor either, at the option of the Grantor, (i) directly, outside of the Trust Accounts or (ii) by instructing the Trustee to initiate a wire transfer of funds from the Trust Accounts (either available cash held in the Trust Account, including proceeds from the sale of assets in the Trust Account, or funds which the Grantor has deposited to the Trust Accounts in order to make such payment); provided, however, that in either case the Grantor shall provide notice to the Trustee and Beneficiary of any change in the value of the applicable funded asset. For the avoidance of doubt, it is acknowledged and agreed that any such funds transfer instruction to the Trustee pursuant to this paragraph (b) shall be deemed to be an Investment Order with respect to such Assets.

(c)            The Grantor acknowledges that the decision to invest in Fund Investments rests solely with the Grantor and/or its Investment Manager and under no circumstances shall the Trustee have or be required to have any authority to supervise, monitor or control the Grantor’s or Investment Manager’s investments in Fund Investments, or any other securities or assets of the Grantor, nor shall the Trustee provide any investment advisory services to the Grantor or have any liability related to the foregoing.

(d)            Each of the Trustee and the Beneficiary hereby acknowledge and agree that the Grantor shall be deemed to be the holder of each Fund Investment for the purposes of exercising, asserting and enforcing any rights (including any consent rights) and performing and satisfying any obligations (including funding any capital commitments, indemnification payments or other funding obligations following the issuance of such Fund Investment) under any partnership agreement or other similar agreement with respect to any Fund Investment until such time as such Fund Investment has been withdrawn by the Beneficiary in accordance with the terms of this Trust Agreement. The Trustee shall have no duty or responsibility to notify the Grantor of any rights or discretionary corporate action or other solicitation relating to any Fund Investment, nor shall the Trustee have any responsibility or liability in connection with the exercise of such rights or discretionary actions; provided that the Trustee shall promptly forward to the Grantor or its designee and the Beneficiary any notices it receives from any third party with respect to any Fund Investment. Unless withdrawn by the Beneficiary, any powers to be exercised by the Grantor as the deemed holder of a Fund Investment (including approvals and consents required to be obtained from such holder) shall be exercised by the Grantor in any manner it so chooses, without any consent or approval rights on the part of the Trustee or any Beneficiary hereunder.

(e)            With respect to all Fund Investments, the Trustee shall not be liable or responsible for any loss to the Trust Accounts, or for any action by the Grantor or by an issuer of such Fund Investments, their administrators, or any other party that suspends, prevents or otherwise limits the purchase, sale, redemption or other liquidation of such Fund Investments (including, without limitation, any action taken by any issuer to suspend or curtail repurchases or redemptions or to make distributions in kind, including distributions of illiquid investments).

(f)            It is understood and agreed that the Trustee will accept any file purporting to be a Document File for custody hereunder “as is” and without any examination. The Trustee shall have no duty or responsibility to review any Document File, to determine the contents thereof or to review or inspect any documents contained in such Document File and shall rely, without independent verification, on information provided by the Grantor regarding all Fund Investments. Account statements will only reflect an inventory of the Document Files that the Trustee holds in custody hereunder without any representation as to the contents thereof.

Section 3.09      Private Placement

(a)            Subject to Section 2.02(e), in connection with the deposit by the Grantor of any Private Placement into the Trust Account, the Grantor shall deliver to the Trustee’s vault at DTC the original bond powers executed in blank for each such Private Placement and all other documents necessary to transfer legal and beneficial title to such Private Placement in connection with the withdrawal of any such Private Placement pursuant to a Beneficiary Withdrawal Notice. The Trustee shall, at the written direction of the Grantor or its Investment Manager, settle trades for Private Placements with cash held in the Trust Accounts pending receipt of the original evidence of indebtedness or ownership of such Private Placements or other Assets in accordance with the directions from the Grantor or its designated Investment Manager (which original evidence of indebtedness or ownership may not be delivered for a period following the Trustee’s withdrawal of such cash). The Trustee shall not have any duty or responsibility to determine that adequate funds have been received in the Trust Accounts in connection with any such trades or settlement. The Trustee shall be fully protected in complying with the written directions of the Grantor or its Investment Manager under this Section 3.09(a). Subject to Section 2.02(e), the

Beneficiary and the Trustee acknowledge and agree that the right to sell, transfer or assign a Private Placement may be qualified under the agreement evidencing or affecting Private Placements.

(b)            Private Placements shall not be re-registered in the name of the Trustee or its nominee and shall be held in the Trustee’s vault maintained at the Depository Trust Company (“DTC”) within the United States. The Trustee shall not be responsible for the collection of any payment made on Private Placements. Such collection shall be the sole responsibility of the Grantor in accordance with the requirements of Section 3.09(c).

(c)	With respect to all Private Placements held hereunder, the Grantor shall:

(i)         Or shall cause the issuer of any Private Placement to deposit with the Trustee (by means of a wire transfer) all payments in respect of such Private Placement and the Grantor shall advise the Trustee of the amount to be received and if such amount relates to a particular loan document, the payment type and the identity of such loan document;

(ii)        Direct the Trustee to present for payment on the date and at the address specified therein the Private Placements specified therein whether at maturity or for redemption, and to hold hereunder such amounts paid on or with respect to such particular Private Placements as the Trustee may receive in accordance with Section 3.04;

(iii)       Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons; and

(iv)       Cause the issuer to deposit with the Trustee to be held hereunder such additional Private Placements or rights as may be issued with respect to any Private Placements credited to the Trust Accounts hereunder.

(d)            In the case of Private Placements, the Grantor grants to the Trustee all powers necessary and reasonable for the performance of its duties hereunder except as otherwise expressly provided herein. Subject to the terms, conditions and limitations set forth in this Trust Agreement, the Trustee may execute and deliver in the name of the Grantor or the Beneficiary, as the case may be, any assignments or other documents or instruments which the Trustee deems necessary or convenient and proper (acting at the direction of the Grantor or Beneficiary, as applicable) (i) to sell, assign, transfer or make other disposition of any such Private Placements; or (ii) to obtain any payment due, but in each case of (i) and (ii), only as instructed by the Grantor in accordance with the terms of this Trust Agreement. Each of the Trustee (if it is so directed) and the Beneficiary are hereby authorized and empowered hereunder to prepare and file, on behalf of itself or any of them, any UCC-3 assignment, provided, however, the Trustee shall have no obligation to prepare or file such UCC-3 but shall, subject to the terms herein, execute it if directed to do so hereunder. The Trustee shall be fully protected in complying with the written directions of the Grantor or its Investment Manager under this Section 3.09, and the Trustee shall have no responsibility to take action to compel the delivery of any original evidence of indebtedness or ownership of any Private Placement to be provided hereunder.

(e)            The Grantor (or its Investment Manager acting for the Grantor) shall execute and deliver and keep current, all agreements, instruments and documents (including such bond or stock powers, corporate resolutions or other certificates or instruments of transfer as may be required by the applicable issuer) in connection with Private Placements and take all such further actions as the Trustee or the Beneficiary may reasonably request in order to deposit and maintain all such Private Placements, and any income or distributions thereon, in the Trust Accounts for the benefit of the Beneficiary in accordance with the terms hereof. For the avoidance of doubt, the Grantor’s obligations under this Section 3.09(e) with respect to Private Placements shall be satisfied by the Grantor’s delivery of the original bond powers executed in blank for such Private Placements.

ARTICLE IV

RELEASE AND ADJUSTMENT OF TRUST ASSETS

Section 4.01	Withdrawal of Trust Assets.

(a)	Beneficiary Withdrawals.

(i)        The Beneficiary shall have the right to withdraw Assets from the Main Trust Account pursuant and subject to the terms and conditions of (and solely for the purposes set forth in) Section 6.7 of the Reinsurance Agreement, in accordance with Section 4.01(a)(iii).

(ii)       Additionally, in accordance with Section 4.5 and Section 6.7(c) of the Reinsurance Agreement, (a) Assets held in the Main Trust Account may be withdrawn by the Beneficiary or the Grantor for deposit into the Designated Administrative Account, and (b) Assets held in the Designated Administrative Account may be withdrawn by the Beneficiary at any time solely for purposes of paying General Account Liabilities (as defined in the Reinsurance Agreement) due and unpaid by the Grantor in accordance with Section 4.01(a)(iii).

(iii)      The Beneficiary shall have the right to withdraw Assets from the Trust Accounts pursuant to Section 4.01(a)(i) or Section 4.01(a)(ii), as applicable, by delivering to the Trustee (with a concurrent copy delivered by the Beneficiary to the Grantor) a written notice signed on behalf of the Beneficiary by an Authorized Person of the Beneficiary (in the form attached hereto as Exhibit F, a “Beneficiary Withdrawal Notice”), specifying the Assets or cash amount to be withdrawn. Upon the delivery of a Beneficiary Withdrawal Notice pursuant to this Section 4.01(a), the Beneficiary shall endeavor to withdraw from the Trust Accounts Assets in the order from the most liquid to the least liquid and in a manner to avoid realizing unrealized losses to the extent feasible and agrees to the following order of priority (for the avoidance of doubt, no Asset may be withdrawn until all Assets in the preceding priority or priorities have been withdrawn):

FIRST, cash (excluding any cash held in the Income Account), US agency and US Treasury securities (US agency and US Treasury securities to be withdrawn in the order of the shortest maturities to the longest maturities relative to the applicable withdrawal date);

SECOND, to the extent all Assets described under priority FIRST have been exhausted, the remaining balance of any withdrawal amount shall be funded in accordance with the “Liquid Corporate Bonds Sub-priorities” set forth below. For the avoidance of doubt, no Liquid Corporate Bond may be withdrawn until all Liquid Corporate Bonds in the preceding Liquid Corporate Bond Sub-priority have been withdrawn.

Liquid Corporate Bond Sub-priorities:

(1)	Liquid Corporate Bonds having a maturity within three (3) months;

(2)	Liquid Corporate Bonds having a maturity within one (1) year;

(3)	Liquid Corporate Bonds having a maturity within two (2) years;

(4)	Liquid Corporate Bonds having a maturity within three (3) years;

(5)	Liquid Corporate Bonds having a maturity within four (4) years; and

(6)	Liquid Corporate Bonds having a maturity within five (5) years;

THIRD, any other Eligible Assets (other than Non-Public Assets and Restricted Assets);

FOURTH, Non-Public Assets that are not Restricted Assets; and

FIFTH, any Restricted Assets.

provided, that, to the extent that only a portion of the Liquid Corporate Bonds included within any Liquid Corporate Bonds Sub-priority is withdrawn by the Beneficiary, the Beneficiary hereby acknowledges and agrees to withdraw the specific assets selected by the Grantor and if the Grantor does not so select, the individual Liquid Corporate Bond within the Liquid Corporate Bond Sub-priority to be withdrawn (or liquidated and withdrawn) such that the aggregate Fair Market Value to Statutory Book Value ratio of the non-cash assets remaining the Trust Accounts following such withdrawal is as close as reasonably possible to the aggregate Fair Market Value to Statutory Book Value ratio of the non-cash assets remaining the Trust Accounts immediately prior to such withdrawal. Notwithstanding the foregoing, the Grantor may, from time to time (including in connection with any withdrawal), direct the Trustee in writing to distribute Assets held in the Trust Account in accordance with a different order of priority, with a copy to the Trustee and the Beneficiary. The Trustee shall have no duty or responsibility to determine whether the Beneficiary has complied with the provisions related to the priority of withdrawal set forth in this Section 4.01(a)(iii) and such covenant shall not be construed to limit the Trustee’s right to act on any such Beneficiary Withdrawal Notice without further inquiry. Any Beneficiary Withdrawal Notice shall contain or be deemed to contain a certification that the withdrawal of Assets complies with the priority of withdrawal set forth above; provided, however, the failure by the Beneficiary to include such a certification shall not in any way diminish the Trustee’s right to rely conclusively, without further inquiry, on such notice.

(iv)          The Beneficiary Withdrawal Notice may designate a third party (a “Designee”) to whom Assets specified therein shall be transferred or delivered (as applicable). Any such withdrawals shall be for an amount necessary for the purposes set forth in Section 6.7 of the Reinsurance Agreement and may be utilized and applied by the Beneficiary (or any successor by operation of law of the Beneficiary, including any liquidator, rehabilitator, receiver or conservator of the Beneficiary), without diminution because of insolvency on the part of the Beneficiary or the Grantor only for such purpose. Upon receipt of a Beneficiary Withdrawal Notice, the Trustee shall take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets to the Beneficiary or its Designee as specified in such Beneficiary Withdrawal Notice and, to the extent applicable, deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to the Beneficiary or its Designee as specified in such Beneficiary Withdrawal Notice by the third (3rd) Business Day following the date of such Beneficiary Withdrawal Notice. Each withdrawal from the Trust Accounts by the Beneficiary shall constitute a representation and certification of the Beneficiary to the Trustee and the Grantor that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Trust Agreement, and the Trustee is entitled to conclusively rely upon such certification. The Trustee shall not be subject to any liability for any payment made by it to the Beneficiary pursuant to such written demand by the Beneficiary in the Beneficiary Withdrawal Notice.

(v)           The Beneficiary shall return to the Trust Accounts, within five (5) Business Days, any Assets withdrawn in excess of all amounts due under Section 4.01(a)(i) or Section 4.01(a)(ii).

(b)	Grantor Withdrawals.

(i)            In the absence of a Reserve Credit Event Notice (as defined below) that has not been revoked, if the conditions set forth in Section 6.5(a)(ii) of the Reinsurance Agreement are met, then the Grantor shall have the right to withdraw Assets from the Trust Accounts in accordance with Section 4.01(b)(iv).

(ii)           In the event that the Beneficiary delivers to the Trustee (with a concurrent copy delivered by the Beneficiary to the Grantor) a Reserve Credit Event Notice that has not been revoked by the Beneficiary by delivering to the Trustee (with a concurrent copy delivered by the Beneficiary to the Grantor) a Notice of Cure of Reserve Credit Event, the Grantor shall have the right to withdraw Assets from the Trust Accounts pursuant to a Grantor Withdrawal Notice (as defined below) only with the consent of the Beneficiary (such consent not to be unreasonably withheld, conditioned, or delayed), evidenced by the Beneficiary countersigning the Grantor Withdrawal Notice, and in accordance with the conditions set forth in Section 6.5(b)(ii) of the Reinsurance Agreement and Section 4.01(b)(iv). Beneficiary covenants to the Grantor that the Beneficiary (i) shall not deliver a Reserve Credit Event Notice hereunder unless a Reserve Credit Event has occurred under the Reinsurance Agreement and (ii) shall deliver a Notice of Cure of Reserve Credit Event promptly following the termination of the Reserve Credit Event giving rise to any Reserve Credit Event Notice. The Trustee shall have no duty or responsibility to determine if the Beneficiary has delivered any Reserve Credit Event Notice or Notice of Cure of Reserve Credit Event in accordance with the provisions of the Reinsurance Agreement and shall be permitted to conclusively rely on any such notice delivered by the Beneficiary.

(iii)          In accordance with the terms of the Reinsurance Agreement, (a) Assets held in the Main Trust Account may be withdrawn by the Grantor for deposit into the Designated Administrative Account, and (b) in connection with any claim payment or termination payment under the Reinsurance Agreement or a transfer to the Separate Account (as defined in the Reinsurance Agreement) individually or in the aggregate in excess of $5 million, the Grantor may withdraw Assets first from the Designated Administrative Account and then from the Main Trust Account, in accordance with Section 4.01(b)(iv). Any such withdrawals shall be used only for the purpose set forth in Section 4.5 of the Reinsurance Agreement.

(iv)          The Grantor shall have the right to withdraw Assets from the Trust Accounts pursuant to Section 4.01(b)(i), Section 4.01(b)(ii) or 4.01(b)(iii), as applicable, by delivering to the Trustee either (i) (with a copy delivered concurrently to the Beneficiary by the Grantor) a written notice signed on behalf of the Grantor by an Authorized Person of the Grantor, or (ii) via an on-line communication system or electronic platform offered by the Trustee or an Affiliate of the Trustee, in which case the Grantor shall promptly notify the Beneficiary following such demand (provided that the Trustee shall have no duty monitor or enforce such notification requirement) (in the form attached hereto as Exhibit G, a “Grantor Withdrawal Notice”), specifying the Assets or cash amount to be withdrawn. A Grantor Withdrawal Notice delivered pursuant to this Section 4.01(b)(iv) may designate a Designee to whom Assets specified therein shall be transferred or delivered (as applicable); provided, that with respect to any such withdrawal made pursuant to Section 4.01(b)(ii), the Grantor shall be required to obtain the prior written consent of the Beneficiary (such consent not to be unreasonably withheld, conditioned, or delayed). Upon receipt of a Grantor Withdrawal Notice, the Trustee shall take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets to the Grantor or its Designee as specified in such Grantor Withdrawal Notice and, to the extent applicable, deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to the Grantor or its Designee, as specified in such Grantor Withdrawal Notice by the third (3rd) Business Day following the date of such Grantor Withdrawal Notice. Each withdrawal from the Trust Accounts by the Grantor shall constitute a representation and certification of the Grantor to the Trustee that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Trust Agreement, and the Trustee is entitled to conclusively rely upon such certification. Other than such Grantor Withdrawal Notice, no other statement or document need be presented by the Grantor to withdraw Assets except that the Grantor shall acknowledge to the Trustee receipt of such withdrawn Assets. The Trustee shall not be subject to any liability for any payment made by it to the Grantor pursuant to such written demand by the Grantor in the Grantor Withdrawal Notice.

(c)            CML Assets Servicing. For purposes of servicing any CML Assets, the Grantor shall also have the right to withdraw CML Assets from the Trust Accounts upon written notice from a Grantor Authorized Person to the Trustee and the Beneficiary, substantially in the form attached hereto as Exhibit H (a “Grantor Servicing Notice”), specifying CML Assets to be withdrawn, to the extent required under clauses (A) through (C) below, or otherwise with the mutual written agreement of the Beneficiary and the Grantor. The transfer of any such CML Assets is required solely in connection with: (A) the pay-off of such CML Assets, (B) the sale or assignment of such CML Assets by the Grantor or (C) restructuring, foreclosure, deed-in-lieu or other liquidation of any properties serving as collateral for such CML Assets or an Underlying Asset. Each Grantor Servicing Notice shall also specify an instruction to the Trustee as to how any such specified CML Assets shall be delivered. The Grantor may from time to time designate a third party in a Grantor Servicing Notice to whom the Assets specified therein shall be delivered. Each Grantor Servicing Notice shall include a certification, on which the Trustee may conclusively rely, that the net proceeds from clauses (A) or (B) of this Section 4.01(c) shall be paid to the Trustee for deposit into the Trust Accounts or, in the case of (C), that any net cash proceeds from such foreclosure sale or liquidation shall be paid to the Trustee for deposit into the Trust Accounts, as applicable. Nothing in this Section 4.01(c) shall in any manner limit or interfere with the Beneficiary’s rights under Section 4.01(a).

(d)            The Trustee shall be fully protected in relying conclusively upon any Beneficiary Withdrawal Notice, Grantor Withdrawal Notice or Grantor Servicing Notice for any such withdrawal that on its face conforms to the requirements of this Trust Agreement.

(e)            Subject to Article III of this Trust Agreement, in the absence of a Beneficiary Withdrawal Notice, Grantor Withdrawal Notice or Grantor Servicing Notice, the Trustee shall allow no substitutions or withdrawals of any Asset from the Trust Accounts. For the avoidance of doubt, the Trustee may, without the consent of the Beneficiary or the Grantor, upon call or maturity of any Asset in the Trust Accounts or in connection with the execution of any Investment Order with respect to any Asset in the Trust Accounts, withdraw such Asset upon the condition that the proceeds thereof or any new Asset acquired with the proceeds thereof will be paid, deposited or credited, as applicable to the same account of the Trust Accounts from which such Assets were withdrawn in accordance with the usual and customary settlement practices in the relevant market.

ARTICLE V

DUTIES OF THE TRUSTEE

Section 5.01       Acceptance of Assets by the Trustee. The Trustee is authorized and shall have the power to receive such securities and other property as the Beneficiary or the Grantor from time to time may transfer or remit to the Trust Accounts and to hold and dispose of the same for the uses and purposes and in the manner and according to the provisions herein set forth. All such Assets at all times shall be held in trust, separate and distinct from all other assets on the books and records of the Trustee, and all Assets in physical form will be continuously held in a safe place at the Trustee’s offices or those of a Depository within the United States.

Section 5.02     Collection of Interest and Dividends. Subject to the terms of Section 3.05(d), the Trustee is hereby authorized, without prior notice to the Beneficiary, to collect all Income on the Assets held in the Trust Accounts, and the Trustee shall credit and post all Income collected to the Income Account in accordance with Section 3.04. The Trustee shall not be responsible for the failure to receive payment of, or the late payment of, Income or other payments due to the Trust Accounts, and shall have no duty to take any action to collect any amount payable on Assets in default or if payment is refused after due demand and presentment.

Section 5.03       Rights and Obligations of the Trustee.

(a)            The Trustee agrees to hold, release, transfer and disburse the various Assets in accordance with the provisions expressed herein.

(b)            Subject to the terms hereof, the Grantor and the Beneficiary each hereby authorizes the Trustee to hold any Assets or Income received by it from time to time for the Trust Accounts and Income Account, as applicable. The Trustee shall be entitled to utilize Depositories and Subcustodians to the extent reasonably necessary in connection with its performance hereunder and may hold Assets (i) in the United States at offices of the Trustee and local Depositories and (ii) outside the United States at Subcustodians and transnational Depositories. Assets deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. Assets held through Subcustodians shall be held subject to the terms and conditions of the Trustee’s agreements with such Subcustodians. Subcustodians may be authorized to hold Assets in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Assets deposited with Subcustodians and Income will be held an account in the name of the Trustee as custodian or trustee for its customers. The Trustee shall identify on its books and records the Assets, including Income held in the Trust Accounts, whether held directly or indirectly through Depositories or Subcustodians and shall credit all such Assets to the Trust Accounts.

Unless Applicable Law otherwise requires, the Trustee shall hold Assets indirectly through a Subcustodian only if (i) the Assets are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration, and (ii) beneficial ownership of the Assets is freely transferable by the Trustee without the payment of money or value other than for safe custody or administration. The Trustee will endeavor, to the extent practicable, to hold securities in the country or other jurisdiction in which the principal trading market for such securities is located, where such Assets are to be presented for cancellation or payment or registration, or where such Assets are acquired. The Trustee may deposit cash with, and effect transactions through, Subcustodians and Depositories. In each country in which cash is held, it may be held in non-interest bearing commingled bank accounts in the name of the Trustee and the Trustee will record, on its books and records, the Trust Accounts’ entitlement to such cash. Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository or Subcustodian.

(c)            The Trustee shall exercise reasonable care in the selection or retention of Subcustodians in light of prevailing rules, practices, procedures and circumstances in the relevant market and the Trustee’s policies with respect to Subcustodians (the “Required Care”).

(d)            With respect to any Losses incurred by the Grantor as a result of the acts or the failure to act by any Subcustodian (“Operational Losses”), which specifically excludes Losses arising out of or relating to Country Risk Events), Trustee shall be liable for: (i) Operational Losses with respect to Assets held by Trustee directly or with or through an Affiliate of the Trustee; and (ii) Operational Losses with respect to Assets outside of the United States held by Trustee with or through a Subcustodian (other than an Affiliate of the Trustee) to the extent that such Operational Losses were directly caused by failure on the part of the Trustee to exercise Required Care; provided that in no event shall the Trustee have any liability for Operational Losses arising out of or relating to a Country Risk Event. With respect to all other Operational Losses not covered by clauses (i) and (ii) above, Trustee shall take appropriate action to recover Operational Losses from such Subcustodian, and Trustee’s sole liability shall be limited to amounts recovered from such Subcustodian (exclusive of costs and expenses incurred by Trustee).

(e)            If a corporation in which the Trust Accounts holds common stock declares a dividend payable in stock, and such payment results in a fractional share, the Grantor or the Investment Manager shall sell, or shall instruct the Trustee to sell, or settle such fraction. If at any time the Trust Accounts should acquire shares of a registered investment company, the Grantor or the Investment Manager, as applicable, shall instruct the broker or the investment company at the time of purchase that dividends are to be paid into the Trust Accounts.

(f)             The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(g)            No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Trust Agreement or any Applicable Law. The Trustee may obtain the advice of outside counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with any written advice provided by such outside counsel.

(h)            The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Trust Agreement to the extent caused, directly or indirectly, by natural disasters, fire, acts of God, strikes or other labor disputes, work stoppages, acts of war or terrorism, general civil unrest, actual or threatened epidemics, disease, act of any government, Governmental Authority or police or military authority, declared or threatened state of emergency, legal constraint, the general interruption, loss or malfunction of utilities or transportation, communications or computer systems, or any other similar events beyond its reasonable control. The Trustee will use commercially reasonable efforts to minimize the effect of any such events.

(i)             The Trustee shall not be responsible, except as set forth in this Trust Agreement, for (i) the existence, genuineness or value of any of the Assets or the validity, perfection, priority or enforceability of the liens on any of the Assets, (ii) the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets, (iii) any obligations under any agreements or other documents evidencing or related to any of the Assets (other than this Trust Agreement), (iv) the compliance of the Assets with any Applicable Law or (v) the preparing, recording, filing or registration (or for the rerecording, refiling or reregistration) of any instrument or notice, including any financing or continuation statement or any tax or securities form, at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective any lien upon or with respect to any of the Assets.

(j)             Except as may be otherwise specifically provided herein, the Trustee waives any security interest, lien or right to make counterclaims, deductions or setoffs that it may now have or hereafter acquire in or with respect to the Assets held in or credited to the Trust Account.

(k)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that (subject to the express terms hereof regarding Subcustodians) the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder.

(l)              Nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Grantor, Beneficiary or Investment Manager (unless and except to the extent otherwise expressly set forth herein).

(m)           The Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Trust Agreement at the request or direction of the Grantor, Beneficiary or Investment Manager, unless Grantor, Beneficiary or Investment Manager, as applicable, shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction.

(n)            The Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Investment Manager, the Grantor, Beneficiary, DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Investment Manager with the terms hereof or of any investment management agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Investment Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets.

(o)            Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, the Trustee shall be under a duty or obligation in connection with the assignment, transfer, acquisition or grant by the Grantor or Beneficiary to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Grantor or Beneficiary in connection with its assignment, transfer, acquisition, grant or otherwise, or in that regard to examine any underlying instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(p)            Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Trust Agreement shall not be construed as a duty.

(q)            In making or disposing of any investment permitted by this Agreement, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Trustee or any of its Affiliates shall qualify as eligible investments hereunder.

(r)             The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain investments, (ii) using Affiliates to effect transactions in certain investments and (iii) effecting transactions in certain investments.

(s)             The Trustee shall have no duty in connection with this Trust Agreement or any Asset (i) to see to any recording, filing, or any financing statement or continuation statement evidencing a security interest or transfer, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance as a result of the holding of any Asset.

(t)             The Trustee is authorized to utilize any generally recognized pricing information service (including brokers and dealers of securities) and may also rely on prices provided by the Grantor or Investment Manager in connection herewith, and the parties hereto agree that the Trustee shall not be liable for any loss, damage or expense (including attorney’s fees) incurred as a result of errors or omissions of any such pricing information service, broker or dealer, or in any prices provided to it hereunder.

Section 5.04      Responsibilities of Trustee. The Trustee, in the administration of the Trust Accounts, is to be bound solely by the express provisions of this Trust Agreement, and such further written and signed Instructions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided herein. The responsibilities of the Trustee shall be limited to the holding, operation and collection of the Assets held in the Trust Accounts and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the safekeeping of the Trust Accounts and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, fraud, willful misconduct or lack of good faith; provided, however, that any actions taken in accordance with written instructions permitted hereunder and provided to the Trustee by the parties hereto will not constitute a breach of the Trustee’s obligations under this Trust Agreement.

Section 5.05      Trustee Reports. The Trustee agrees to provide an activity report (the “Trustee Activity Report”) to the Beneficiary and the Grantor within ten (10) calendar days following the end of each calendar month, and promptly upon creation of the Trust Accounts to the extent applicable, showing, in reasonable detail, (i) all deposits and withdrawals (including those resulting from substitutions and exchanges pursuant to Section 3.02 hereof) effected during such calendar month, (ii) a listing of each Asset (other than cash or cash equivalents) held in the Trust Accounts as of the last day of such calendar month; and (iii) the amount of cash and cash equivalents held in the Trust Accounts as of the last day of such calendar month; provided, however, that the Trustee Activity Report shall with respect to the CML Assets merely reflect an inventory of the physical documents or electronic media that the Trustee holds hereunder without any information relating to the contents thereof. In addition, the Trustee agrees to provide written notification to the Grantor and the Beneficiary within five (5) calendar days after any deposits to or withdrawals from the Trust Accounts, including those resulting from substitutions and exchanges pursuant to Section 3.02 hereof (to the extent not otherwise provided in a Trustee Activity Report delivered within such five (5) calendar day period) (a “Trust Activity Notification”). At the Grantor’s or the Beneficiary’s request, the Trustee shall provide daily reporting to the Beneficiary, the Grantor or its designated Investment Manager by granting access to the Trustee’s automated data system affording on-line access to Trust Accounts information and which is capable of providing daily reporting of the Assets in the Trust Account. The Trust Activity Notification shall be deemed given by the Trustee to the Grantor (or its Investment Manager) and the Beneficiary to the extent that the Grantor and the Beneficiary, as the case may be, had previously requested and had been given access to the Trustee’s automated data system affording on-line access to Trust Accounts information and such information is posted by the Trustee on such system within the relevant period.

Section 5.06       Resignation or Removal of the Trustee.

(a)            The Trustee may at any time resign from, and terminate its capacity hereunder by delivery of written notice of resignation, effective not less than ninety (90) calendar days after receipt by both the Beneficiary and the Grantor. The Trustee may be removed by the Grantor following the written consent of the Beneficiary by delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) calendar days after receipt by the Trustee and the Beneficiary of the notice. Notwithstanding the foregoing, no such resignation by the Trustee or removal by the Grantor shall be effective until a successor to the Trustee shall have been duly appointed by the Grantor and approved by the Beneficiary, such approval not to be unreasonably withheld, conditioned or delayed, and all the securities and other Assets in the Trust Accounts have been duly transferred to such successor. The Grantor, upon receipt of such notice, shall undertake to obtain the agreement of a qualified, successor depository, agreeable to the Beneficiary, to act as a successor Trustee in accordance with all agreements of the Trustee herein. Each successor trustee shall be a member of the Federal Reserve System and a qualified United States financial institution as defined in Ind. Code Ann. § 27-6-10-6 or any successor provision. Upon the Trustee’s delivery of the Assets to the qualified successor depository along with documents showing all activities from the last Trustee Activity Report, the Trustee shall be discharged of further responsibilities hereunder. If no successor trustee shall have been appointed within ninety (90) calendar days after notice of resignation or removal, the Trustee shall be entitled to petition a court of competent jurisdiction for the appointment of a successor trustee. All costs and expenses incurred by the Trustee in connection with the commencement of any court proceeding described in the immediately preceding sentence shall be the obligation of the Grantor.

(b)            Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver the same to the Grantor and the Beneficiary, and to the then acting Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Trust Accounts with like effect as if originally named herein; provided, however, the predecessor Trustee shall nevertheless, when requested in writing by the Grantor, execute an instrument or instruments provided to it in appropriate form conveying and transferring to the successor Trustee upon the Trust Accounts herein all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the successor Trustee by instruments provided to it in appropriate form all property and money held by such predecessor hereunder. The predecessor Trustee shall be entitled to reimbursement in accordance with Section 5.09(a) for all expenses it incurs in connection with the settlement of its accounts and the transfer and delivery of the Trust Accounts assets to its successor. The predecessor Trustee shall continue to be indemnified by reason of such entity being or having been a Trustee in accordance with Section 5.08.

Section 5.07      Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Accounts or the Assets held therein by either of the other parties to this Trust Agreement. Unless prohibited by Applicable Law, the Trustee will endeavor to provide to the Beneficiary and the Grantor a notice of any such request such party receives from its Governmental Authority. The Trustee is authorized to supply any information regarding the Trust Accounts and related Assets that is required by any law, regulation or rule now or hereafter in effect. Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

Section 5.08       Indemnification of the Trustee.

(a)            Other than as set forth in Section 5.08(c), the Grantor hereby agrees to indemnify the Trustee for, and hold it harmless against, any Losses sustained or incurred by or asserted against the Trustee, its agents or employees by reason of or as a result of any action or inaction, or arising out of the Trustee’s performance hereunder, including reasonable attorneys’ and accountants’ fees and expenses (including those incurred by the Trustee in a successful defense of claim by the Grantor in connection herewith or in the successful enforcement of this Trust Agreement); provided, however, that the Grantor shall not indemnify the Trustee or its agents or employees for those Losses arising out of the Trustee’s or its agents’ or employees’ or any of their Affiliates’ negligence, fraud, willful misconduct or lack of good faith or Losses indemnifiable by the Beneficiary hereunder.

(b)            The Grantor hereby acknowledges that the foregoing indemnities and the Grantor payment and reimbursement obligations under Section 5.09 and lien on the Income Account shall survive the resignation or discharge of the Trustee or the termination of this Trust Agreement and hereby grants the Trustee a lien, right of set off and security interest in the funds in the Income Account for advances of funds or securities in furtherance of settling securities and other financial market transactions under the Trust Accounts and for the payment of any claim for compensation, reimbursement or indemnity hereunder. This indemnity shall be a continuing obligation of the Grantor, its successors and assigns, notwithstanding the termination of this Trust Agreement and/or resignation or removal of the Trustee.

(c)            The Beneficiary hereby agrees to indemnify the Trustee, it’s agents or employees for, and hold them harmless against, any Losses sustained or incurred by or asserted against the Trustee, it’s agents or employees by reason of or as a result of (a) any action taken or omitted by the Trustee, it’s agents or employees pursuant to the Beneficiary’s Instructions or notices required or permitted to be given to the Trustee by the Beneficiary hereunder or (b) any Asset deposited into the Trust Accounts by the Beneficiary on behalf of the Grantor, without modification by the Grantor of such Asset, in the case of (b), solely as a result of the occurrence or continuance of a breach by the Beneficiary of its obligations under any Transaction Document. Notwithstanding the foregoing, the Beneficiary shall not indemnify the Trustee for those Losses caused by the Trustee’s or any of its Affiliates’ negligence, willful misconduct or lack of good faith. This indemnity shall be a continuing obligation of the Beneficiary and its successors and assigns, notwithstanding the termination of this Trust Agreement.

(d)            It is expressly understood and agreed that the Trustee’s rights to indemnification hereunder shall be enforceable against the Grantor or Beneficiary, as applicable, directly, without any obligation to first proceed against any third party for whom the Trustee may act, and irrespective of any rights or recourse that the Grantor or Beneficiary, as applicable, may have against any such third party.

Section 5.09       Trustee Fee; Standard of Care.

(a)            The Grantor shall pay the Trustee, as compensation for its services under this Trust Agreement, a fee computed at rates set forth in a separate written agreement, which may be amended by the parties thereto in writing from time to time, between the Grantor and the Trustee. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s reasonable expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable attorney’s fees and expenses) but excluding any such expenses and disbursements directly related to any claim against the Trustee by any Person other than the Grantor arising out of the Trustee’s negligence, fraud, willful misconduct or lack of good faith.

(b)            It is acknowledged and agreed that the Assets shall not be, nor constitute security for, the payment of any fees or expenses for which the Grantor is responsible hereunder. Except as specifically provided in Section 3.04 regarding the Income Account, no Assets shall be withdrawn from the Trust Accounts or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

(c)            In performing its duties under this Trust Agreement, the Trustee shall exercise the same care and diligence that a professional trustee engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in these affairs. Notwithstanding any other provision hereof, neither the Trustee nor any of its directors, officers, agents or employees shall be liable to the Beneficiary or the Grantor for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own negligence, fraud, willful misconduct or lack of good faith.

Section 5.10       Limitations Upon Liability of Trustee.

(a)            The duties and obligations of the Trustee shall only be such as are specifically set forth in this Trust Agreement and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. Except as otherwise provided herein, the Trustee shall not be liable pursuant to this Trust Agreement except for its own negligence, fraud, willful misconduct or lack of good faith. Without limiting the generality of the foregoing, the Trustee shall not be considered to have any duties under any other agreement, including any between the Grantor and the Beneficiary, and no such agreement, including the Reinsurance Agreement, is incorporated by reference into this Trust Agreement with respect to the rights, duties or obligations of the Trustee hereunder. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or to monitor whether or not the Assets deposited, substituted, or held within the Trust Accounts at any time are or continue to be Eligible Assets or have been invested in accordance with the Investment Guidelines, or to determine independently the prices or the value of any Assets. The Trustee shall be under no liability for any release of Assets made by it at the direction of the Beneficiary or the Grantor in accordance with Article IV. Notwithstanding anything in this Trust Agreement to the contrary, in no event shall the Trustee be liable under or in connection with this Trust Agreement for special, punitive, indirect or consequential damages, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(b)            The Trustee shall have no liability whatsoever for the action or inaction of any Depository or any issuer of securities. In no event shall the Trustee be liable for Country Risk Events. The Trustee shall not be required to risk or expend its own funds in performing its obligations under this Trust Agreement except for those expenses that are subject to reimbursement under Section 5.09.

(c)            The Trustee shall have no responsibility or liability for, and the Grantor is solely responsible and liable for the payment of, and obtaining any reclaims, refunds or credits, where applicable, for all taxes, assessments, duties, and other governmental charges (including any interest or penalties with respect thereto) with respect to the Assets or the Trust Accounts (hereinafter “Taxes”) and the Grantor shall indemnify the Trustee and each Subcustodian for the amount of any Taxes that the Trustee, any such Subcustodian or any other withholding agent is required under Applicable Law (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Grantor (including any payment of Taxes required by reason of an earlier failure to withhold). In the event the Trustee or any Subcustodian is required under Applicable Law to pay any Taxes, the Trustee shall notify the Grantor of the amount of cash (in the appropriate currency) required to pay such Taxes, and the Grantor shall deposit such amount in the appropriate cash account promptly after receipt of such notice, for use by the Trustee or Subcustodian in paying such Taxes; provided, however, that if the Grantor shall fail to deposit a sufficient amount of cash as aforesaid, the Trustee is hereby authorized to debit the relevant Trust Accounts in the amount thereof and to pay such amount to the appropriate taxing authority. Upon request of any interested party, the Trustee shall provide all information or documentation for the Trust Accounts that is necessary to avoid withholding under Sections 1471-1474 of the Code and under Chapter 3 of Subtitle A of the Code, including U.S. Internal Revenue Service Form W-9 or its successor form.

(d)            The Trustee is authorized to disclose information concerning the Trust Accounts and Assets to its Affiliates and to Subcustodians and other providers of services as may be necessary in connection with the administration of the Assets or performance of this Trust Agreement (including attorneys and accountants for the Trustee). If the Trustee becomes aware of confidential information which it believes prevents it from effecting a particular transaction under this Trust Agreement, then the Trustee may refrain from effecting that transaction.

(e)            The Trustee shall be under no obligation to determine whether or not any Instructions given by the Grantor or the Beneficiary are contrary to any Applicable Law. It is understood and agreed that the Trustee’s duties are solely those set forth herein and that the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing, the Trustee shall not have any duty to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of any Assets as to which a default in the payment of principal or interest has occurred or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Assets.

(f)            The Trustee shall not foreclose on, or direct or consent to the foreclosure of, any Underlying Asset or take title to such Underlying Asset by deed-in-lieu of foreclosure or other means except, in connection with the Grantor, Servicer or the Beneficiary taking such action, the Trustee shall execute such documents provided to it and take such other action as may be required, in accordance with Instructions from the Grantor provided pursuant to the terms hereof.

(g)            The Trustee shall have no responsibility to certify or warrant that any Non-Public Assets are negotiable, transferable or assignable and shall have no liability (i) to the extent that the CML Transfer Documents and other instruments or documents provided to the Trustee are not sufficient to effect the transfer, sale or assignment, as applicable, of any Non-Public Asset upon the execution and delivery thereof by the Trustee as provided herein or (ii) to the extent that there is a failure in the withdrawal of a Non-Public Asset specified in a Beneficiary Withdrawal Notice as a result of the Grantor’s sale or transfer of such Non-Public Asset.

(h)            The Grantor and the Beneficiary acknowledge and agree that (i) the Trustee shall have no liability under this Trust Agreement for any action or omission of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets taken pursuant to such agreements, including with respect to any Non-Public Asset at any time during which such Non-Public Asset is under the care, custody, possession or control of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets or any of their respective other depositories, subcustodians, other agents or nominees (and none of such other entities or persons shall be considered to be the depositories, subcustodians, agents or nominees of the Trustee), (ii) the performance by the Trustee of any of its obligations under this Trust Agreement may be delayed, limited or otherwise affected by the actions or omissions of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets or as a result of such Non-Public Asset being subject to any Servicing Agreement, and (iii) the Trustee shall have no liability under this Trust Agreement as a result of the Trustee’s failure to perform any of its obligations under this Trust Agreement as a result of the actions or omissions of any of the parties to any Servicing Agreement or any other agreement related to the Non-Public Assets that cause such failure or as a result of obligations under any Servicing Agreement or any other agreement related to the Non-Public Assets. In no event will the Trustee be required to perform or assume any duties of any party under any Servicing Agreement.

ARTICLE VI

TERMINATION

Section 6.01       Termination. The Trust Accounts and this Trust Agreement, except for the indemnities provided herein, may be terminated by the Grantor and the Beneficiary upon joint written notice to the Trustee of their intention to terminate the Trust Accounts (the “Termination Notice”). The Termination Notice shall specify the date on which the Trust Accounts shall terminate (the “Termination Date”). The Termination Date shall be at least thirty (30) but not more than forty-five (45) days subsequent to the date the Termination Notice is given.

Section 6.02       Disposition of Assets Upon Termination. Upon a termination, the Trustee shall, after satisfaction of any outstanding Beneficiary Withdrawal Notices, release to the Grantor any remaining Assets held and deposited under this Trust Agreement, the Trust Accounts and the Income Account and not previously withdrawn by the Beneficiary or the Grantor. Following such transfer, all liability of the Trustee with respect to such Assets shall cease.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01       Notices. All notices and other communications under this Trust Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Beneficiary, to:

American United Life Insurance Company

P.O. Box 368

One America Square

Indianapolis, Indiana 46206

Attention:	Richard Ellery, General Counsel

Stephen Due, Vice President, Deputy General Counsel

E-mail:	Rich.Ellery@oneamerica.com

Stephen.Due@oneamerica.com

with a copy (which shall not constitute notice to the Beneficiary for the purposes of this Section 7.01) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:	Sean M. Keyvan
E-mail:	skeyvan@sidley.com

If to the Grantor, to:

Voya Retirement Insurance and Annuity Company

230 Park Avenue, 14th Floor

New York, NY 10169

Attention:	Chief Risk Officer

Deputy General Counsel

E-mail:	frank.o’neill@voya.com

lombard.gasbarro@voya.com

with a copy (which shall not constitute notice to the Grantor for the purposes of this Section 7.01) to:

Eversheds Sutherland (US) LLP

700 Sixth Street NW, Suite 700

Washington, DC 20001

Attention:	Ling Ling

Matt Hazlett

E-mail:	lingling@eversheds-sutherland.com matthazlett@eversheds-sutherland.com

If to the Trustee, to:

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

MSC 101-0700

Attention:	Insurance Trust Group

Any party hereto may, by notice given in accordance with this Section 7.01 to the other party, designate another address or Person for receipt of notices hereunder.

Section 7.02     Entire Agreement. This Trust Agreement, the Exhibits and Schedules referred to herein, and the Transaction Documents and any other documents delivered pursuant hereto or thereto, contain the entire understanding of the parties hereto and their respective Affiliates with respect to the subject matter hereof and thereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 7.03      Waivers and Amendment. Any provision of this Trust Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any breach of this Trust Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

Section 7.04      Successors and Assigns. Neither this Trust Agreement nor any of the rights, interests or obligations under it may be assigned by either of the parties, in whole or in part, to any other Person, whether voluntarily or involuntarily, without the prior written consent of the other parties, and any attempted or purported assignment in violation of this Section 7.04 will be null and void. Subject to the preceding sentence, this Trust Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 7.05      No Third Party Beneficiaries. Nothing expressed or implied in this Trust Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 7.06      Shareholder Communications Act; Required Disclosure. With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Trustee to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Trustee. Under the Act, Grantor is either the “beneficial owner” or a “respondent bank.”

[√] Grantor is the “beneficial owner,” as defined in the Act, of the securities to be held by Trustee hereunder.

[ ] Grantor is not the beneficial owner of the securities to be held by Trustee, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Trustee hereunder.

IF NO BOX IS CHECKED, TRUSTEE SHALL ASSUME THAT GRANTOR IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the securities only:

[ ] Grantor objects

[√] Grantor does not object to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Grantor.

IF NO BOX IS CHECKED, TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE GRANTOR.

With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located. The Grantor agrees to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, or annual reports that it receives to any other beneficial owners.

Section 7.07       Governing Law and Jurisdiction.

(a)            This Trust Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Trust Agreement or the negotiation, execution or performance of this Trust Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of New York, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(b)            Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the federal courts of the United States located in the Southern District of the State of New York or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan (“New York Courts”) in any Action arising out of or relating to this Trust Agreement, including the negotiation, execution or performance of this Trust Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Trust Agreement or the negotiation, execution or performance of this Trust Agreement in the New York Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final and non-appealable judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each of the parties consents and agrees that service of process, summons, notice or document for any Action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 7.01 or in any other manner permitted by Applicable Law.

SECTION 7.08      WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS TRUST AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS TRUST AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS TRUST AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTY NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS TRUST AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 7.08. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS TRUST AGREEMENT WITH ANY COURT AS

WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.09      Representations of the Trustee. The Trustee represents and warrants to the other parties, which shall be continuing, that it has full authority to enter into this Trust Agreement upon the terms and conditions hereof and that the individual executing this Trust Agreement on its behalf has the requisite authority to bind the Trustee to this Trust Agreement, and that this Trust Agreement constitutes a binding obligation of the Trustee enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on it prohibits the execution or performance of this Trust Agreement by the Trustee.

Section 7.10      Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by e-mail of a .pdf attachment, generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

Section 7.11      Severability. The provisions of this Trust Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Trust Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, the remainder of this Trust Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Upon any such determination, the parties shall negotiate in good faith to modify this Trust Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. If any provision of this Trust Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 7.12      Specific Performance. The Grantor and the Beneficiary agree that, as between themselves, irreparable damage would occur in the event that any of the covenants or obligations contained in this Trust Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Beneficiary and the Grantor shall be entitled to injunctive or other equitable relief to prevent or cure any breach by the Grantor or the Beneficiary, respectively, of its covenants or obligations contained in this Trust Agreement and to specifically enforce such covenants and obligations in any court referenced in Section 7.07 having jurisdiction, such remedy being in addition to any other remedy to which the Beneficiary or the Grantor may be entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Trust Agreement, neither the Beneficiary nor the Grantor will allege, and each of the Beneficiary and the Grantor hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Beneficiary and the Grantor further agree that (a) by seeking any remedy provided for in this Section 7.12, the Beneficiary and the Grantor, respectively, shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Trust Agreement, and (b) nothing contained in this Section 7.12 shall require the Beneficiary or the Grantor to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 7.12 before exercising any other right under this Trust Agreement.

Section 7.13      Incontestability. In consideration of the covenants and agreements contained herein, each party hereby agrees that this Trust Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party hereby agrees that it shall not contest in any respect the validity or enforceability hereof.

Section 7.14      USA PATRIOT Act. The Grantor and the Beneficiary hereby acknowledge that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and the Beneficiary. Accordingly, prior to opening an account hereunder, the Trustee shall ask the Grantor and the Beneficiary to provide certain information including the Grantor’s and the Beneficiary’s name, physical address, tax identification number and other information that shall help the Trustee to identify and verify the Grantor’s and the Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Grantor and the Beneficiary agree that the Trustee cannot open an account hereunder unless and until the Trustee verifies the Grantor’s and the Beneficiary’s identity in accordance with the Trustee’s CIP.

Section 7.15      Information Sharing. The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its Affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may (i) centralize in one or more Affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Grantor and Beneficiary (which, for purposes of this provision, includes the name and business contact information for the Grantor and Beneficiary’s employees and representatives) and the accounts established pursuant to this Trust Agreement (“Grantor and Beneficiary Information”) and (ii) use third-party service providers to store, maintain and process Grantor and Beneficiary Information (“Outsourced Functions”). Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Grantor and Beneficiary consent to the disclosure of, and authorize the Trustee to disclose, Grantor and Beneficiary Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers, including, without limitation, Subcustodians (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Grantor and Beneficiary Information. Nothing contained herein shall be deemed to prevent the BNY Mellon Group from including certain information related to securities holdings and securities transactions in certain internally compiled blind or aggregated data which is intended to be used solely for internal purposes; provided that such information is used without any attribution to Grantor or Beneficiary, either directly or indirectly by implication. Grantor and Beneficiary represent that Grantor and Beneficiary are authorized to consent to the foregoing and that the disclosure of Grantor and Beneficiary Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation. Grantor and Beneficiary also consent to the disclosure of Grantor and Beneficiary Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.

Section 7.16       Sanctions

(a)            Each of the Grantor and Beneficiary represents that neither it nor any of its Affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b)            Each of the Grantor and Beneficiary covenants that neither it nor any of its Affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Trust Agreement, (i) to fund or facilitate any activities of or business with any Person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

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EXHIBIT B

Form of Settlement Statement

See attached.

VOYA Reinsurance Settlement Statement MTD Group Fixed No Plan Participating Retirement Payout Annuity Payout Annuity TotalA. Amounts Due Reinsurer Deferred Annuity With GMxB Without GMxB Number Annuities Track Non-Life Life First Year Premium - Renewal Premium - Disability Premium - Total Premium - - - - - - - - - Separate Account M&E Fee Income (SA) - Revenue Sharing (SA) - Plan Sponsor Fees (GA) - Other revenue or Recoverables - Total Fee Income and other Recoverables - - - - - - - - - Transfers To Separate Accounts - Transfers From Separate Accounts - Net Separate Account Transfers - - - - - - - - - - - - - - - - - - B. Amounts Due Ceding Company Account Value Surrendered - Surrender Charge - Account Value Released on Death - Account Value Released on Annuitization Other Amounts Owed Due to Ceding Company - Total Account Value Released - - - - - - - - - Annuity Benefit Payments - Disability Payments - Interest Paid - Dividends Paid - Premium Tax - Guaranty Fund Assessments First Year Commissions - Renewal Commissions - Total Commissions - - - - - - - - - - - - - - - - - - C. Net Settlement Amount Net Amount Payable to/(by) Reinsurer - - - - - - - - - *Net Amount Paid (to)/by Reinsurer during Quarter - - - - - - - Net Total Payable to/(by) Reinsurer - - - - - - - - - *In accordance with Section 3.4(b) of the Reinsurance Agreement, to the extent that the Reinsurer makes any direct payments to or on behalf of the Ceding Company in respect of the Reinsured Liabilities or other amounts payable to the Ceding Company in respect of an Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such payments shall be taken into account for purposes of determining the Net Settlement. In addition, to the extent the Reinsurer receives any Recoverables or other amounts payable to the Reinsurer in respect of an Accounting Period prior to the relevant Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such amounts received shall be taken into account for purposes of determining the Net Settlement. Nothing in this statement shall supersede the terms of the Reinsurance Agreement. The parties may from time to time update the form herein to conform with the terms of the Reinsurance Agreement. Group Variable Deferred Annuity

VOYA Reinsurance Settlement Statement QTD A. Amounts Due Reinsurer Jan Feb Mar Q1 Apr May Jun Q2 Jul Aug Sep Q3 Oct Nov Dec Q4 Total YTD First Year Premium - - - - - Renewal Premium - - - - - Disability Premium - - - - - Total Premium - - - - - - - - - - - - - - - - - Separate Account M&E Fee Income (SA) - - - - - Revenue Sharing (SA) - - - - - Plan Sponsor Fees (GA) - - - - - Other revenue or Recoverables - - - - - Total Fee Income and other Recoverables - - - - - - - - - - - - - - - - - Transfers To Separate Accounts - - - - - Transfers From Separate Accounts - - - - - Net Separate Account Transfers - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - B. Amounts Due Ceding Company Account Value Surrendered - - - - - Surrender Charge - - - - - Account Value Released on Death - - - - - Account Value Released on Annuitization Other Amounts Owed Due to Ceding Company - - - - - Total Account Value Released - - - - - - - - - - - - - - - - - Annuity Benefit Payments - - - - - Disability Payments - - - - - Interest Paid - - - - - Dividends Paid - - - - - Premium Tax - - - - - Guaranty Fund Assessments - - - - - First Year Commissions - - - - - Renewal Commissions - - - - - Total Commissions - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - C. Net Settlement Amount Net Amount Payable to/(by) Reinsurer - - - - - - - - - - - - - - - - - *Net Amount Paid (to)/by Reinsurer during Quarter - - - - - - - - - - - - - - - - - Net Total Payable to/(by) Reinsurer - - - - - - - - - - - - - - - - - *In accordance with Section 3.4(b) of the Reinsurance Agreement, to the extent that the Reinsurer makes any direct payments to or on behalf of the Ceding Company in respect of the Reinsured Liabilities or other amounts payable to the Ceding Company in respect of an Accounting Period prior to the Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such payments shall be taken into account for purposes of determining the Net Settlement. In addition, to the extent the Reinsurer receives any Recoverables or other amounts payable to the Reinsurer in respect of an Accounting Period prior to the relevant Net Settlement process, whether in its capacity as the Administrator or otherwise, the amount of any such amounts received shall be taken into account for purposes of determining the Net Settlement. Nothing in this statement shall supersede the terms of the Reinsurance Agreement. The parties may from time to time update the form herein to conform with the terms of the Reinsurance Agreement.

EXHIBIT C

Form of Reinsurer Asset Report

Reinsurer Asset Report

Trust Account
 Account Name:

Account #:

Issuer Short Name	CUSIP	Ticker/ Coupon/ Maturity	Orig. Face	Current Face	Asset is an Eligible Asset? (Y/N with brief description)	Fair Market Value	Statutory Book Value (based on Reinsurer SAP)	Asset class designation (Barclays 4 pillar)	Credit ratings – NAIC + rating agencies	Book yield -	Market yield	Effective duration	Accrued Interest	Trade Receivable	Trade Payable

Funds Withheld Account
Account Name:

Account #:

Issuer Short Name	CUSIP	Ticker/ Coupon/ Maturity	Orig. Face	Current Face	Asset is an Eligible Asset? (Y/N)	Fair Market Value	Statutory Book Value (based on Ceding Company SAP)	Accrued Interest	Trade Receivable	Trade Payable

In addition to the above, for any CML’s in the Trust Account, Reinsurer to report on:

-	CM rating

-	Original LTV

-	Current LTV

-	Property type

-	Occupancy

-	Property NOI

-	Address, city, state

-	MSA

EXHIBIT D

Form of Aggregate Required Balance Statement

See attached.

EXHIBIT E

Form of Investment Management Agreement

See attached.

Execution Version

INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT (“Agreement”) is effective the 2nd of January, 2024 (“Effective Date”) by and between VOYA INVESTMENT MANAGEMENT LLC, a Delaware limited liability company (“Voya IM”), and American United Life Insurance Company, an Indiana domiciled life insurance company (the “Client”). Capitalized terms used but not otherwise defined herein will have the same meanings as set forth in a certain Reinsurance Agreement effective as of the 2nd of January, 2024 between the Client and Voya Retirement Insurance and Annuity Company (the “Reinsurer”), a life insurance company domiciled in Connecticut (the “Reinsurance Agreement”) or that certain Administrative Services Agreement with the Reinsurer, dated as of the 2nd of January, 2024 (the “Administrative Services Agreement”), as applicable.

RECITALS

WHEREAS, the Client has entered into the Reinsurance Agreement with the Reinsurer;

WHEREAS, in accordance with the Reinsurance Agreement, the Client has established the Funds Withheld Account (as defined in the Reinsurance Agreement) with The Bank of New York Mellon as custodian (the “Custodian”) to hold assets on behalf of the Reinsurer in the Funds Withheld Account (the “Account”); and

WHEREAS, in accordance with the Reinsurance Agreement and as directed by the Reinsurer the Client wishes to appoint Voya IM to manage the investment and reinvestment of the assets held in the Account (the “Managed Assets”) subject to guidelines attached to the Reinsurance Agreement and hereunder.

NOW, THEREFORE, the parties agree as follows:

1.	Investment Advisory Services.

(a)	As directed by the Reinsurer, the Client hereby appoints Voya IM as the “investment manager” for the Managed Assets, and Voya IM accepts such appointment. The Client agrees that it will not direct or instruct Voya IM hereunder unless expressly directed by the Reinsurer.

(b)	As directed by the Reinsurer, the Client hereby grants to Voya IM complete power and authority, on the Client’s behalf, from the Effective Date or, if later, from the first day amounts are allocated to, and/or Managed Assets are deposited in, the Account, to invest, reinvest and supervise the Managed Assets held in the Account (“Investment Advisory Services”) in accordance with the terms of this Agreement and the Investment Guidelines set forth in Schedule 1 attached hereto (“Investment Guidelines”); provided, however, that such power and authority shall not permit Voya IM to withdraw the Client’s funds or securities at the Custodian. The Client represents and warrants that this Agreement and the Investment Guidelines include any restrictions, guidelines or requirements imposed on the Account by any applicable law, rule or regulation, in effect as of the date of this Agreement, or any governing or organizational documents of the Client. The Investment Guidelines shall be applied at the time a transaction is entered into, regardless of later market movements or corporate actions not within Voya IM’s control, and shall not be deemed breached as a result of changes in the value or status of an investment following its acquisition, or such corporate actions. In the event that any investment in the Managed Assets exceeds or otherwise fails to comply with the Investment Guidelines, Voya IM shall take such corrective action as it deems advisable. The Client will promptly furnish Voya IM with written copies of all changes in such Investment Guidelines that occur and agreed to by the Reinsurer while this Agreement remains effective. The Client understands that Voya IM shall not be responsible for providing Investment Advisory Services in accordance with any such changes to the Investment Guidelines until Voya IM has received a written copy of, and has had an opportunity to review and accept, such change. The contents of every periodic report sent to the Client by Voya IM shall be deemed to have been acknowledged as approved and consented to by the Client unless written notice to the contrary is received by Voya IM from the Client within ninety (90) days following the first issue of such periodic report.

In valuing, analyzing and reporting on the Managed Assets and for other relevant purposes, Voya IM uses and relies on various market data and other service providers (each, a “Vendor”, and together, “Vendors”) for information and/or data, including, without limitation, pricing, valuation, ratings, CUSIPs, security type, characteristics, analytics and registration status/exemptions (e.g., Rule 144A, Reg S), and other relevant factors (“Vendor Data”). Voya IM selects Vendors that are commonly used in the industry or that it otherwise believes after due diligence to be reputable and reliable. Nevertheless, the Client acknowledges that these Vendors, may, from time to time, provide Vendor Data to Voya IM that is inaccurate, stale or otherwise not reflective of one or more of the Managed Assets. Vendors typically provide the Vendor Data “as is” and neither Voya IM nor any Vendor makes any warranties about the accuracy, completeness, timeliness, or fitness for a particular purpose of the Vendor Data or any data derived therefrom.

The Client, other than as set forth in the Administrative Services Agreement, shall not be obligated to, and Voya IM shall not, except as may be directed by the Reinsurer pursuant to the Reinsurance Agreement, render advice or take any action with respect to securities presently or formerly held in the Managed Assets that become the subject of any actual or threatened legal or regulatory proceedings, including but not limited to securities class actions or bankruptcy filings.

(c)	Voya IM, as the Client’s agent with respect to the investment, reinvestment and supervision of the Managed Assets may, when it deems it appropriate and without prior consultation with the Client, in accordance with the Investment Guidelines: (i) invest in any of the funds or strategies set forth in the Investment Guidelines; (ii) commit for, buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities or commodity interests including, but not limited to, preferred stocks, corporate, government, mortgage and asset backed debt, money market instruments; and (iii) issue instructions to the Custodian with regard to the Managed Assets.

To the extent permitted by the Investment Guidelines, Voya IM is authorized to invest the Account and Managed Assets in one or more common, collective or commingled trust funds maintained by Voya Investment Trust Co. or one of its affiliates (a “commingled trust”), subject to all the provisions of the applicable declaration of trust and fund description. To the extent all or any portion of the Account or Managed Assets is invested in a commingled trust hereunder, the applicable declaration of trust and fund description(s) are adopted for and as part of the Account. The Client agrees to be bound by the provisions of the declaration of trust (including descriptions of investment funds), as the same may be amended from time to time. In addition, to the extent set forth in the Investment Guidelines, Voya IM is authorized to invest the Account and Managed Assets in one or more registered or unregistered funds. In the event of any conflict between a declaration of trust (including any description of an investment fund established thereunder) or a fund’s governing documents (including the applicable prospectus or placement memorandum) and any instrument or agreement governing the Account, the provisions of the declaration of trust or fund governing document shall control.

(d)	Except to the extent such actions are otherwise prohibited by laws or would result in Voya IM being deemed to have custody, with respect to any investments, including but not limited to repurchase and reverse repurchase transactions, which are permitted to be made by Voya IM in accordance with the Investment Guidelines, the Client hereby authorizes and directs Voya IM to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, executing brokerage agreements and other documents to establish, operate and conduct all brokerage or other trading accounts in the name of Voya IM or the Client, and executing such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including, without limitation, note purchase agreements, confidentiality agreements, security agreements, intercreditor agreements, limited partner agreements, repurchase agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The Client acknowledges and understands that it will be bound by any such trading accounts established and agreements and other documentation executed by Voya IM, on behalf of the Client for the Account, for such investment purposes.

(e)	Without limiting the generality of the foregoing, Voya IM is hereby authorized, in accordance with the Investment Guidelines, to manage and invest portions of the Managed Assets in any asset permitted by the Investment Guidelines including all relevant, necessary and ancillary activities relating thereto. The Client will cooperate and facilitate Voya IM’s investment management hereunder, including allowing Voya IM providing cash management services with respect to the Account.

(f)	In performing its duties and obligations under this Agreement, except to the extent such actions are prohibited by laws, Voya IM may delegate any of its discretionary investment, advisory, administrative, operational and other rights, powers and functions hereunder to its affiliates, provided that Voya IM shall remain responsible for the fulfillment of its duties and responsibilities hereunder. Voya IM may also contract with other entities to provide administrative and/or operational services and/or support for the Account.

(g)	The Client shall furnish, or cause the Custodian to furnish, to Voya IM, in a timely manner, any information or documentation that Voya IM may reasonably request with respect to its provision of investment management services under this Agreement. In determining the requirements of laws applicable to the Client, Voya IM may rely upon an interpretation of law by legal counsel to the Client. Client represents and warrants that all the requirements and restrictions under applicable law (in effect as of the date of this Agreement) are hereby incorporated into the Investment Guidelines and the Client shall notify Voya IM of any changes in the applicable laws that relate to the Account, the Managed Assets, or the investment management services to be provided by Voya IM (or its designee) under this Agreement.

(h)	The Client acknowledges that excess liquidity included among the Managed Assets may be invested in a short-term investment facility or investment vehicle selected by Voya IM, which may include an investment vehicle managed or administered by Voya IM.

2.	Securities Management Services.

The Client hereby engages Voya IM to provide administrative and securities management services (“Securities Management Services”) described in Schedule 2 attached hereto, incidental to its Investment Advisory Services.

3.	Reports.

Voya IM shall report to the Client, or to any person designated by the Client, information described in Schedule 3 attached hereto with respect to the Managed Assets. Information provided by Voya IM or its service providers may include information that is or is derived from Vendor Data. Unless Client or its designated recipient is otherwise permitted under a separate agreement with the Vendor, Client (i) shall comply with such additional terms and conditions with regard to the information as Voya IM may provide from time to time, (ii) shall ensure that Client’s designated recipients comply with this provision and (iii) agrees that such information shall be subject to the confidentiality obligations under Section 6. Nothing in this Agreement or otherwise shall require Voya IM to provide any information in violation of Voya IM’s Vendor agreements or to renegotiate the terms of its Vendor agreements. Voya IM shall use commercially reasonable efforts to (i) have necessary vendor agreements in place to provide the agreed-upon reporting and (ii) provide the Client notice of any direct license needed with a Vendor in order for the Client to receive such information. The Client acknowledges that (x) if the Client declines to obtain any such license or otherwise declines to receive information provided by or derived from a Vendor, such declination may result in Voya IM being unable to provide certain information requested by the Client hereunder, and (y) the inability of Voya IM to provide such information shall not be deemed a breach of Voya IM’s obligations hereunder.

4.	Transaction Procedures.

The Managed Assets are held by the Custodian pursuant to a custody agreement. Voya IM shall not act as trustee or custodian for the Managed Assets and shall not under any circumstances have custody or physical control of the Managed Assets. Voya IM may, however, issue instructions to, and communicate with, the Custodian as may be necessary and appropriate in connection with the services provided to the Client under this Agreement. At the option of Voya IM, instructions from Voya IM to the Custodian may be made orally or by computer, electronic instruction systems or telecommunications terminals. The Client acknowledges that the Custodian must notify Voya IM immediately in the event any transaction fails. The Client shall cause the Custodian to grant access to records of the Managed Assets including holdings and transactions. The Client shall instruct all brokers, dealers and counterparties executing orders on behalf of the Managed Assets to forward to Voya IM copies of all confirmations.

The Client shall use commercially reasonable efforts to cause the Custodian to comply with Voya IM’s instructions, including the adoption of any operating procedures necessary to implement Voya IM’s instructions, issued in connection with the services provided to the Client with respect to the Account under this Agreement. To the extent the Client or the Custodian is obligated to provide Voya IM with information in connection with Voya IM’s provision of services hereunder, the Client shall use its reasonable best efforts to ensure such information is provided in an accurate and timely manner. Voya IM shall be entitled to rely on any record provided or instruction, order, or request made by the Custodian pursuant to this Agreement. Voya IM shall not be liable for any losses caused by any act or omission of the Client or the Custodian in connection with the Client’s or the Custodian’s discharge of its duties, or by any act or omission of any employee or agent of the Client or the Custodian. At the request of Voya IM, the Client will execute and deliver such powers of attorney and other documents as may be required or are reasonably necessary or appropriate in furtherance of the authority granted Voya IM pursuant to this Agreement.

In the event of trade errors caused by Voya IM, then any losses to the Managed Assets caused by such trade errors shall be reimbursed by Voya IM to the Account and any gains that result from such trade errors will be retained in the Account. Voya IM shall use commercially reasonable efforts to notify the Client of any trade error within 48 hours of Voya IM becoming aware of such trade error, which trade error shall be cured as promptly as possible, but in any event no later than five (5) Business Days following Voya IM’s awareness of such trade error.

5.	Records.

To the extent required by applicable laws and regulations, Voya IM shall keep or cause to be kept an accurate record of each transaction in respect of the Managed Assets and of all receipts, disbursements and other transactions hereunder affecting the Managed Assets or the Account. All such records shall be made available at reasonable times and under reasonable conditions for inspection and audit by the Client or the Reinsurer, any person authorized by the Client or the Reinsurer, or any representative of any appropriate regulatory body.

6.	Confidential Relationship.

All information and reports furnished by the parties to this Agreement, including their respective agents and employees, and all transactions effected by Voya IM on behalf of the Account shall be treated as confidential and shall not be disclosed to third parties except to the extent (i) reasonably required to properly acquire, administer and service investments on behalf of the Client, (ii) the parties hereto otherwise mutually agree, (iii) to the Reinsurer, or (iv) required by law or regulatory process. The Client acknowledges and agrees that the terms of all information regarding all Private Placement Investments transactions effected by Voya IM on behalf of the Account shall be treated as highly confidential and may constitute material non-public information with respect to an issuer. The Client acknowledges that trading on, or unauthorized use or disclosure of, such information may violate federal or other securities laws.

Notwithstanding the foregoing, the parties acknowledge and agree that, unless in receipt of the prior written consent of the Client, Voya IM shall not include the Client’s name, investment products/strategies provided by Voya IM to the Client, or the size of the Client’s assets under management in any representative client listing, marketing, and/or similar materials. Additionally, unless in receipt of the prior written consent of the Client, Voya IM shall not use the performance results obtained in connection with the investment and reinvestment of the Managed Assets in marketing materials distributed to clients or potential clients; provided that Voya IM shall be permitted to aggregate the performance results of the Managed Assets with any of its other managed assets performance results and use such information publicly as appropriate.

7.	Service to Other Clients.

It is understood that Voya IM performs or may perform investment advisory services for clients other than the Client. The Client agrees that Voya IM may provide investment advice to any of its other clients that may differ from advice given to the Account, or take action with respect to any of its other clients that may differ from the nature of action taken with respect to the Managed Assets, so long as Voya IM, to the extent practical, allocates investment opportunities to its clients over a period of time on a fair and equitable basis. It is understood that Voya IM shall have no obligation to purchase or sell, or to recommend for purchase or sale on behalf of the Account, any security or commodity which Voya IM, its principals, affiliates, employees or agents may purchase or sell for its or their own accounts or for the account of any other client, if, in the opinion of Voya IM, such transaction or investment appears unsuitable, impractical or undesirable for the Account.

The Client understands that the ability of Voya IM or its affiliates to effect and/or recommend certain transactions may be restricted by applicable regulatory requirements in the United States and/or other countries or jurisdictions. In particular, activities of Voya IM’s affiliates involving investment banking and other financial services may impose limitations on the advice or recommendations Voya IM or its affiliates may give. Further, in situations where an affiliate of Voya IM is involved in an underwriting or distribution of a company’s securities, Voya IM or its affiliates may be precluded from purchasing or recommending the purchase of certain securities of the company for the Client.

8.	Brokerage.

(a)	General. Voya IM will use its discretion in selecting the broker-dealer or counterparty to be used to execute each order for the Account and effect the transactions. Voya IM and any broker-dealer or counterparty, in their discretion, may bunch or aggregate orders for the Account with orders of other accounts (including accounts in which Voya IM, the broker-dealer or counterparty, their respective affiliates, and/or their personnel have an interest) and to allocate the aggregate amounts of investment among such accounts. Voya IM may, in compliance either the safe harbor afforded in Section 28(e) of the Exchange Act of 1934 or its duty of care obligations pursuant to its fiduciary duty under Section 206 of the Advisers Act, cause the Account to pay a broker-dealer or counterparty that provides brokerage or research services (either directly or through third-party relationships) an amount of commission in excess of that which another broker-dealer or counterparty would have charged, if Voya IM determines in good faith that such commission is reasonable in relation to the value of brokerage or research services provided. Such services may include, but are not limited to, research reports on companies, industries, securities, economics and politics (including so-called “expert networks”); economic and financial data; portfolio and performance analyses; specialized publications and news sources; earnings forecasts; meetings with corporate executives (sometimes referred to as “corporate access”); computer data bases; quotation services; trading-related services and software (including portions of order management systems); research-oriented software; and

other services. These brokerage and research services may assist Voya IM in rendering services to other accounts and not all such services will necessarily be used in connection with the Account. Likewise, a fund in which the Account invests may also receive brokerage or research services as a result of brokerage commissions.

(b)	Cross Transactions. Where permissible under applicable laws and regulations, Voya IM may engage in a cross transaction (whereby a security or other investment is purchased by one client account from another client account), provided that Voya IM believes such transaction is in the best interests of both accounts and such transaction is consistent with the Investment Guidelines.

9.	Proxies.

Unless otherwise agreed in writing, Voya IM shall be responsible for exercising any voting rights, consents, authorizations, elections or tender decisions, for securities held in the Account, provided that Voya IM timely receives proxies or similar materials relating to such securities. Voya IM may use an external service provider in fulfilling its obligations under this section. Except as may otherwise be provided with respect to Mortgage Investments and Private Placement Investments, Voya IM will not advise or act for the Client in legal proceedings, including class action litigations and bankruptcies, involving securities purchased in the Account.

In certain situations, Voya IM may have a potential conflict of interest in voting certain securities including shares in funds managed by Voya IM or an affiliate. In general, Voya IM will seek to address these potential conflict of interest situations in accordance with its Proxy Voting Policy. A description of Voya IM’s Proxy Voting Policy is set forth in its Form ADV Part 2.

10.	Cash Flow Notification.

The Client will not make any additional deposits into or taking withdrawals from the Account except as permitted under the Reinsurance Agreement.

11.	Consideration.

The parties acknowledge and agree that Voya IM’s compensation will be payable by the Reinsurer in accordance with the fee schedule as described in Schedule 5 and the Client shall have no liability in respect of any such fee or any third-party costs incurred in connection with the services provided hereunder, except as expressly set forth herein.

12.	Liability and Indemnification.

(a)   The Client shall indemnify, defend and hold harmless, Voya IM, its Representatives, Affiliates, successors and assigns (each, a “Voya IM Indemnitee” and collectively with each other Voya IM Indemnitee, the “Voya IM Indemnitees”) from and against all losses asserted against, imposed on or incurred by a Voya IM Indemnitee arising from, relating to or in connection with (i) any violation of Applicable Law by the Client or its Representatives or Affiliates or (ii) any breach by the Client of any obligation, duty or covenant contained in this Agreement.

(b)   Voya IM shall indemnify, defend and hold harmless, the Client, its Representatives, Affiliates, successors and assigns (each, a “Client Indemnitee”, and collectively with each other Client Indemnitee, the “Client Indemnitees”) from and against all Losses asserted against, imposed on or incurred by a Client Indemnitee arising from, relating to or in connection with: (i) any violation of Applicable Law by Voya IM, its Representatives or its Subcontractors; or (ii) any breach by Voya IM of any obligation, duty or covenant contained in this Agreement; provided, however, that Voya IM shall have no obligation to indemnify any Client Indemnitee for any Loss hereunder to the extent such Loss arises from (A) the written direction or request of a Client Indemnitee or (B) the gross negligence or intentional wrongful act or misconduct of the Client or any of its Affiliates or

Representatives to properly perform the services or take the actions required by it or them under the Transition Services Agreement.

(c)   Except as contemplated under the foregoing Section 12(b), Voya IM shall have no liability to any person for the acts or omissions of any third party, and in no event shall Voya IM be liable for any losses related to the Account’s investment performance. The Client shall have no liability to Voya IM for any losses related to the Account’s investment performance.

13.	Valuation.

The assets of the Account shall be valued by the Client in accordance with the Reinsurance Agreement. For the avoidance of doubt, Voya IM shall not be the valuation agent for the Account.

14.	Representations and Warranties by the Client.

(a)        The Client represents and warrants that: (i) it has the full power and authority to appoint Voya IM to perform the duties under this Agreement and such appointment does not violate any agreement or the applicable instruments and legislation governing the Client; (ii) the terms hereof do not violate any obligations of the Client, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of the Client and when executed and delivered, this Agreement will be binding upon the Client in accordance with its terms; (iv) the Client has delivered to Voya IM true and complete copies of all documents related to the administration of the Account and the Client will promptly deliver to Voya IM copies of all amendments or supplements to any such documents; (v) the Client has delivered or will deliver, or cause to be delivered, in a timely manner to Voya IM the documents described in Schedule 4 attached hereto; (vi) the Client has received a copy of Voya IM’s Form ADV (Part 2), Privacy Policy and Proxy Voting Policy and, if applicable, a copy of the declaration of trust (including descriptions of relevant investment funds thereunder) for any common, collective or commingled trust fund in which the Investment Guidelines permit the Account to be invested; (vii) neither it nor the assets comprising the Account are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA); and (viii) the following Anti-Money Laundering Representations are true and accurate:

Neither the Client, nor any official of the Client (director, executive officer or similar official), or any affiliate of the Client is included on either of the following lists:

■	The U.S. Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals (as such list is amended from time to time) (currently found at: http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx.

■	The list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted countries, which also lists individuals, groups, and entities, such as terrorists and narcotics traffickers designated under programs that are not country-specific and collectively referred to as “Specially Designated Nationals” or “SDNs.” The list is currently located at: https://www.treasury.gov/ofac/downloads/sdnlist.pdf.

(b)        The Client also represents and warrants that: (i) it is an “accredited investor” for purposes of the Securities Act of 1933 (the “Security Act”), a “qualified institutional buyer” for purposes of the Security Act, and a “qualified purchaser” for purposes of the Investment Company Act of 1940; (ii) in its activities with Voya IM, it will not employ the services of a bank (a) with no physical presence in any country; (b) operating under a license that prohibits it from conducting a banking business with the citizens of the licensing country or in the currency of that country, or (c) operating under a license issued by a High-risk or Non-cooperative jurisdiction, as determined by the Financial Action Task Force (FATF); (iii) to the best of the Client’s knowledge and belief, the funds the Client intends to transmit to the Account are not derived from any criminal enterprise or activity; and (iv) the Client agrees to provide Voya IM with such information as it determines to be necessary and appropriate to verify compliance with anti-money laundering, anti-terrorism or similar regulations of any applicable jurisdiction or to respond to requests for information concerning the Client’s identity from any governmental authority, self- regulatory organization or financial institution in connection with its anti-money laundering, anti-terrorism or similar compliance procedures, and to update such information as necessary.

(c)               The Client further represents and warrants that it shall promptly notify Voya IM of any of the above representations and warranties becomes inaccurate for any reason or if the tax qualification of the Client is jeopardized.

15.	Representations and Warranties by Voya IM.

(a)               Voya IM represents and warrants that: (i) it is registered with the United States Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”);

(ii) as a result of its acceptance of the appointment hereunder as investment manager, it is a fiduciary with respect to the Account’s portfolio, but is not a fiduciary with respect to the Client’s decision to enter into this Agreement or to retain Voya IM; (iii) this Agreement has been duly authorized by appropriate action by Voya IM; and (iv) when executed and delivered, this Agreement will be binding upon Voya IM in accordance with its terms.

Voya IM shall operate in compliance in all material respects with all United States federal securities laws and other federal laws applicable to investment managers, including the Advisers Act. Voya IM shall comply with the Investment Guidelines in providing Investment Advisory Services and shall have no independent duty or responsibility to assure that investments permitted by the Client’s Investment Guidelines qualify as permitted investments under laws applicable to the Client.

Neither Voya IM, nor any of Voya IM’s directors, officers or employees that are “U.S. Persons” subject to rules, regulations administered by the Office of Foreign Assets Control (“OFAC”), is: (i) among the jurisdictions, governments, entities and individuals subject to sanctions administered by OFAC, including those currently described on the OFAC website; or (ii) among the individuals and entities appearing on the OFAC List of “Specially Designated Nationals and Blocked Persons”.

16.	Termination.

This Agreement shall continue in effect until the Account is terminated with the consent of the Reinsurer.

17.	Assignment.

No assignment, as that term is defined in the Advisers Act, shall be made by either party hereto without the consent of the other party; provided that, Voya IM may assign or transfer this Agreement to its affiliate without the consent of Client.

18.	Notices.

Except as otherwise provided, all notices and other communications hereunder shall be in writing and shall be sufficient if delivered by hand or if sent by telefax or mail, postage prepaid, addressed:

(i)	if to Voya IM:

Voya Investment Management Co. LLC
5780 Powers Ferry Rd. NW

Atlanta, GA 30327

Email: VoyaIPM@voya.com

Attention: Insurance Portfolio Management

With copy to:

Voya Investment Management Co. LLC

5780 Powers Ferry Rd. NW

Atlanta, GA 30327

Fax No. (770) 690-4880

Email: VoyaIMLegalNotices@voya.com

Attention: Voya IM Legal Department

(ii)	if to the Client:

American United Life Insurance Company

P.O. Box 368

One America Square

Indianapolis, Indiana 46206

Email: Rich.Ellery@oneamerica.com

Stephen.Due@oneamerica.com

Attention: Richard Ellery, General Counsel

Stephen Due, Vice President, Deputy General Counsel

The parties may, by notice, designate any future or different address to which subsequent notices shall be sent. Any notice shall be deemed given when received.

With respect to Voya IM’s Form ADV, the Client hereby consents to receive Form ADV via email delivered to the appropriate investments contact person at the Client.

19.	Waivers; Amendments.

No term or provision of this Agreement may be amended, supplemented, waived or modified except by an instrument in writing signed (i) in the case of waivers, by the party or other person against whom enforcement of the waiver is sought, or (ii) in the case of amendments, supplements or modifications, by all parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

20.	Miscellaneous.

This Agreement, together with the Reinsurance Agreement, embodies the entire agreement and understanding between Voya IM and the Client and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be governed by, construed with and enforced in accordance with and governed by the laws of New York to the extent not preempted by federal law without regard to choice of law or conflicts of law principles, and, to the extent of any federal preemption, the laws of the United States of America. Any legal action, suit or proceeding with respect to this Agreement shall be brought in the courts of the State of New York located in the County of New York or in the courts of the United States of America located in the County of New York, New York, and, by execution of this Agreement, the Client consents to and accepts the exclusive jurisdiction of the aforesaid courts (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise implies wherever found in this Agreement, and whether or not followed by the words “but not limited to”, the term “including” shall mean a partial list and shall not be interpreted to signify an all-inclusive list of the items that follow such term. The provisions of this Agreement are intended to be severable. If for any reason any provision in this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original; such counterparts shall together constitute the entire Agreement. Signatures on this Agreement that are transmitted by email, telecopy or other electronic means shall be deemed to be the same as a manually executed counterpart for purposes of this Agreement.

[Signature Page Follows]

EXHIBIT F

Form of Annual NGE Certification

See attached.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

FORM OF NON-GUARANTEED ELEMENTS CERTIFICATE

December 31, 20__

This certificate is delivered pursuant to Section 2.3 of that certain Reinsurance Agreement (the “Agreement”), dated as of January 2, 2025, by and between American United Life Insurance Company, an Indiana-domiciled life insurance company (the “Ceding Company”), and Voya Retirement Insurance and Annuity Company, a Connecticut-domiciled life insurance company (the “Reinsurer”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement.

Pursuant to Section 2.3 of the Agreement, the Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to Non-Guaranteed Elements applicable to Reinsured Policies (“NGE Recommendations”).

The undersigned, being the acting Vice President and Managing Actuary and a duly elected, qualified and acting officer of the Reinsurer, hereby certifies that the NGE Recommendations made by the Reinsurer to the Ceding Company delivered alongside this Certificate (a) comply with the written terms of the Reinsured Policies, (b) comply with Applicable Law, (c) comply with applicable Actuarial Standards of Practice promulgated by the Actuarial Standards Board governing redetermination of non-guaranteed charges, (d) comply with the policy set forth on Schedule 2.3 of the Agreement (as such policy is updated by the Reinsurer from time to time and provided to the Ceding Company following any such update), and (e) have anticipated experience factors that have been determined based on current experience or expected experience.

The undersigned hereby certifies that they are a member of the American Academy of Actuaries, in good standing.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on behalf of the Reinsurer as of the date first set forth above.

By:
Name: Tim Magnotta
Title: Vice President and Managing Actuary

[Signature Page to Non-Guaranteed Elements Certificate]